                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only
                                               (as permitted by Rule
                                               14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.


     (1) Title of each class of securities to which transaction applies:



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     (2) Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:



--------------------------------------------------------------------------------
     (5) Total fee paid:



--------------------------------------------------------------------------------


     [X] Fee paid previously with preliminary materials.


--------------------------------------------------------------------------------

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

          $16,971
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

          Schedule 13E-3
--------------------------------------------------------------------------------
     (3) Filing Party:

          Norwood Promotional Products, Inc.
--------------------------------------------------------------------------------
     (4) Date Filed:


          April 29, 1998

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

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                              106 E. SIXTH STREET
                                   SUITE 300
                              AUSTIN, TEXAS 78701


                                            , 1998


Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders (including any adjournments or postponements thereof, the "Meeting") of Norwood
Promotional Products, Inc. (the "Company") to be held on          ,
     , 1998 at 10:00 a.m., local time, in the [San Jacinto Room] at The Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas.



     At the Meeting, you will be asked to consider and vote upon proposals to
(1) adopt an amendment to the articles of incorporation of the Company (the "Charter Amendment") that would change the shares of the common stock of the Company (the "Common Stock") from shares without par value into shares with a par value of $.01 per share and authorize the Board of Directors of the Company (the "Board") to establish and issue one or more series of serial preferred stock, and (2) approve the merger (the "Merger") of a wholly-owned subsidiary ("Newco") of FPK, LLC ("LLC") with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation"), pursuant to an Agreement and Plan of Merger dated as of March 15, 1998, as amended (the "Merger Agreement"), by and between the Company and LLC, and the other terms of the Merger Agreement. The adoption of the Charter Amendment is a condition to the consummation of the Merger under the Merger Agreement. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Appendix A. If the Charter Amendment is adopted by the shareholders, it will be filed and will become effective whether or not the Merger Agreement is approved or the Merger is consummated.


     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Common Stock outstanding immediately prior to the Effective Time (other than shares held by the Company or any of its subsidiaries as treasury stock, shares held by the Buyout Group (as defined below) and shares held by dissenting shareholders who have validly exercised and perfected their rights under Texas law) will be converted into the right to receive $20.70 in cash (the "Merger Consideration").


     Frank P. Krasovec is the Chairman, President and Chief Executive Officer of the Company and is a member of the Buyout Group. Mr. Krasovec beneficially owns all the interests in LLC. All of the capital stock of Newco, when formed, will be beneficially owned by LLC. John H. Josephson, a director of the Company, is also a member of the Buyout Group. As of June 23, 1998 (the "Record Date"), Mr. Krasovec and the other shareholders of the Company who will continue to own shares of common stock in the Surviving Corporation (the "Buyout Group") beneficially owned 660,917 and 466,543 shares of Common Stock, respectively (representing approximately 13.0% and 8.9%, respectively, of the outstanding Common Stock).



     Pursuant to the Texas Business Corporation Act, the affirmative vote of holders of at least two-thirds of the shares of Common Stock outstanding as of the Record Date is required to adopt the Charter Amendment and approve the Merger Agreement. It is anticipated that the members of the Buyout Group and their spouses will vote the 982,655 shares of Common Stock held of record by them, representing approximately 19.3% of the outstanding Common Stock, in favor of the adoption of the Charter Amendment and the approval of the Merger Agreement. In addition, it is anticipated that the members of the Board who are not members of the Buyout Group will vote the 25,010 shares of Common Stock held of record by them in favor of the Charter Amendment and the Merger Agreement.



     At the Effective Time, in order to fund a portion of the costs of the Merger, the Surviving Corporation will issue (i) shares of its common stock to purchasers (which purchasers may include members of the Buyout Group) (the "Additional Common Shareholders") for an aggregate of approximately $4 million, and (ii) units of its preferred stock and common stock to purchasers for an aggregate of $20.3 million (collectively, with the Additional Common Shareholders, the "New Shareholders"). Newco will be formed by LLC in order to enable members of the Buyout Group and the New Shareholders to acquire, through the Merger, all of the outstanding Common Stock not already owned by the members of the Buyout Group. At the Effective Time, the members of the Buyout Group will continue to beneficially own an aggregate of 1,127,460 shares of Common Stock that they held immediately prior to the Effective Time. If the Merger is consummated, (i) the members of the Buyout Group, along with the New Shareholders, will hold all of the outstanding capital stock of the Surviving Corporation, and (ii) except as described in the Proxy Statement, the holders of options, warrants and convertible debt instruments entitling them to purchase or acquire shares of Common Stock, including members of the Buyout Group, who do not exercise or convert such options, warrants or convertible debt instruments prior to the Effective Time will continue to hold such securities entitling them to purchase or acquire common stock of the Surviving Corporation. The Company expects all directors who are not members of the Buyout Group to exercise their warrants to purchase shares of Common Stock prior to the Effective Time.


     Due to the inherent conflicts of interest related to the Merger, the Board appointed a Special Committee of the Board (the "Special Committee") comprised of two of the directors of the Company, Robert L. Seibert and John H. Wilson III, who are neither officers of the Company nor members of the Buyout Group, to review, evaluate and negotiate the terms of the proposed Merger and to make a recommendation to the Board concerning the fairness of the proposed Merger. The Special Committee retained J.C. Bradford & Co., L.L.C. ("J.C. Bradford") to act as its financial advisor. J.C. Bradford has delivered its written opinion to the Special Committee to the effect that, as of the date hereof, the Merger Consideration of $20.70 in cash per share of Common Stock to be received in the Merger by the Company's shareholders other than members of the Buyout Group (the "Public Shareholders") is fair to the Public Shareholders from a financial point of view. A copy of J.C. Bradford's written opinion is attached as Appendix B to the accompanying Proxy Statement.

     For the reasons set forth in the attached Proxy Statement, upon the recommendation of the Special Committee, the Board (with two interested directors abstaining) has unanimously determined that the proposed Merger is in the best interests of the Company and the Public Shareholders, approved the terms of Merger Agreement and recommended that the Merger Agreement be approved and adopted by the shareholders of the Company. Consummation of the Merger is dependent upon adoption of the Charter Amendment. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE CHARTER AMENDMENT AND APPROVAL OF THE MERGER AGREEMENT.

     Attached is a Notice of Special Meeting of Shareholders and a Proxy Statement containing a description of the Charter Amendment and a discussion of the background of, reasons for and terms of the Merger. You are urged to read this material carefully. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CHARTER AMENDMENT AND THE MERGER AGREEMENT. If you attend the Meeting, your proxy may be revoked if you elect to vote in person. Your prompt cooperation will be greatly appreciated.

                                            Very truly yours,

                                                /s/ JAMES P. GUNNING, JR.
                                            ------------------------------------
                                                   James P. Gunning, Jr.,
                                                         Secretary

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                              106 E. SIXTH STREET
                                   SUITE 300
                              AUSTIN, TEXAS 78701

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON                , 1998



     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Norwood Promotional Products, Inc. (the "Company") will be held on
                  , 1998 at 10:00 a.m., local time, in the [San Jacinto Room] at The Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, for the following purposes:


          (1) To consider and vote upon a proposal to adopt an amendment to the Company's articles of incorporation (the "Charter Amendment") to (a) change the shares of the Company's common stock (the "Common Stock") from shares without par value to shares with a par value of $.01 per share and (b) authorize the Board of Directors of the Company (the "Board of Directors") to establish and issue up to 1,000,000 shares in one or more series of serial preferred stock;

          (2) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 15, 1998, as amended (the "Merger Agreement"), between the Company and FPK, LLC ("LLC"), and the merger of a wholly-owned subsidiary of LLC with and into the Company (the "Merger") as contemplated by the Merger Agreement; and

          (3) To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

     Please read carefully the accompanying Proxy Statement. A copy of the Merger Agreement is attached as Appendix A thereto and a copy of the proposed Charter Amendment is attached as Appendix C thereto. The Proxy Statement and Appendices thereto form a part of this Notice.


     Only shareholders of record on the books of the Company at the close of business on June 23, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof. A list of the shareholders entitled to vote at the Meeting will be kept on file at the offices of the Company located at 106 E. Sixth Street, Suite 300, Austin, Texas 78701 for a period of at least 10 days prior to the Meeting and will also be available at the Meeting subject to inspection by any shareholder as required by law.


     In connection with the Merger, holders of Common Stock who comply with certain requirements and procedures set forth in Articles 5.12 and 5.13 of the Texas Business Corporation Act may be entitled to assert certain dissenters' rights. A copy of Articles 5.12 and 5.13 of the Texas Business Corporation Act is attached as Appendix D to the accompanying Proxy Statement.


     You are cordially invited to attend the Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES. Proxies should be mailed
promptly, but not later than             , 1998. If you attend the Meeting, you
may revoke your proxy and vote in person.

     PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. UPON APPROVAL OF THE MERGER, YOU WILL BE SENT INSTRUCTIONS REGARDING THE PROCEDURES TO EXCHANGE YOUR EXISTING CERTIFICATES EVIDENCING COMMON STOCK OF THE COMPANY FOR THE MERGER CONSIDERATION.

                                            By Order of the Board of Directors

                                                /s/ JAMES P. GUNNING, JR.
                                            ------------------------------------
                                                   James P. Gunning, Jr.,
                                                         Secretary

Austin, Texas

               , 1998

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                              106 E. SIXTH STREET
                                   SUITE 300
                              AUSTIN, TEXAS 78701

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON                   , 1998



     The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or "Board") of Norwood Promotional Products, Inc. (the "Company") for use at a Special Meeting of Shareholders to be held on
               ,                     , 1998, at 10:00 a.m., local time, in the
[San Jacinto Room] at The Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, and any postponements or adjournments thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Special Meeting of Shareholders and this Proxy Statement (as defined below). This Proxy Statement and the related form of proxy are first
being mailed on or about                     , 1998 to all shareholders of
record as of June 23, 1998 (the "Record Date"). Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies, will be voted as hereinafter described or as otherwise specified in the proxy by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time, prior to the voting of the proxy, by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Meeting and voting in person.



     At the Meeting, holders of the Common Stock as of the Record Date will consider and vote upon proposals to (1) adopt an amendment to the articles of incorporation of the Company (the "Charter Amendment") that would change the shares of the Common Stock from shares without par value into shares with a par value of $.01 per share and authorize the Board of Directors to establish and issue up to 1,000,000 shares in one or more series of serial preferred stock ("Serial Preferred Stock"), and (2) approve and adopt the merger (the "Merger") of a wholly-owned subsidiary of FPK, LLC ("LLC") with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation") pursuant to an Agreement and Plan of Merger dated as of March 15, 1998, as amended (the "Merger Agreement"), by and between the Company and LLC, and approve the other terms of the Merger Agreement. The Merger Agreement provides, subject to the approval of two-thirds of the shareholders of the Company at the Meeting and subject to the satisfaction or waiver of certain other conditions, that: (a) a newly-formed, wholly-owned, corporate subsidiary of LLC ("Newco") will be merged with and into the Company, with the Company continuing as the Surviving Corporation; (b) each share of Common Stock that is outstanding at the Effective Time (as hereinafter defined) of the Merger, excluding shares of Common Stock held by the Company or any of its subsidiaries as treasury stock, shares held by members of the Buyout Group (as hereinafter defined), and shares held by dissenting shareholders who have validly exercised and perfected their rights under Texas law (the "Dissenting Shareholders"), will be converted into the right to receive $20.70 per share in cash, without interest, subject to any applicable back-up withholding of taxes (the "Merger Consideration"); and (c) except as provided herein, each existing option, warrant and convertible debt instrument (each a "Company Stock Derivative") relating to shares of Common Stock that is not exercised or converted prior to the Effective Time shall continue to be outstanding on the same terms and conditions as existed immediately prior to the Effective Time (except that the term of all Company Stock Derivatives (other than convertible debt and employee incentive stock options) will be extended for three years after the date of their current expiration), except that upon exercise or conversion of each Company Stock Derivative, the holder will receive common stock of the Surviving Corporation rather than the Common Stock. If the Charter Amendment is adopted by the shareholders, it will be filed and will become effective whether or not the Merger is consummated.


     Frank P. Krasovec ("Krasovec") is the Chairman, President and Chief Executive Officer of the Company and is a member of the Buyout Group. Krasovec beneficially owns all the interests in LLC. All of the capital stock of Newco, when formed, will be beneficially owned by LLC. John H. Josephson ("Josephson"), a director of the Company, is also a member of the Buyout Group. As of the Record Date,

Krasovec and the other shareholders of the Company who will continue to own shares of common stock in the Surviving Corporation (the "Buyout Group") beneficially owned 660,917 and 466,543 shares of Common Stock, respectively (representing approximately 13.0% and 8.9%, respectively, of the outstanding Common Stock).



     At the Effective Time, in order to fund a portion of the costs of the Merger, the Surviving Corporation will issue (i) shares of its common stock to purchasers (which purchasers may include members of the Buyout Group) (the "Additional Common Shareholders") for an aggregate of approximately $4 million, and (ii) units of its preferred stock and common stock to purchasers (the "Preferred Shareholders") for an aggregate of $20.3 million (collectively, with the Additional Common Shareholders, the "New Shareholders"). Newco will be formed by LLC in order to enable members of the Buyout Group and the New Shareholders to acquire, through the Merger, all of the outstanding Common Stock not already owned by the members of the Buyout Group (the "Public Stock"). At the Effective Time, the members of the Buyout Group will continue to beneficially own an aggregate of 1,127,460 shares of Common Stock that they held immediately prior to the Effective Time.



     Pursuant to the Texas Business Corporation Act (the "TBCA"), the affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock is required to adopt the Charter Amendment and approve the Merger Agreement. It is anticipated that the members of the Buyout Group and their spouses will vote the 982,655 shares of Common Stock held of record by them, representing approximately 19.3% of the outstanding Common Stock, in favor of the adoption of the Charter Amendment and the approval of the Merger Agreement. In addition, it is anticipated that the members of the Board who are not members of the Buyout Group will vote the 25,010 shares of Common Stock held of record by them in favor of the adoption of the Charter Amendment and the approval of the Merger Agreement. The Company expects all directors who are not members of the Buyout Group to exercise their warrants to purchase shares of Common Stock prior to the Effective Time.


     The Board of Directors appointed a Special Committee of the Board (the "Special Committee") to review, evaluate and negotiate the terms of the Merger Agreement and to make a recommendation to the Board of Directors concerning the fairness of the Merger. The Special Committee is comprised of two of the directors, Robert L. Seibert and John H. Wilson III, who are neither officers of the Company nor members of the Buyout Group (but who will receive cash in exchange for their shares of Common Stock, including shares of Common Stock issued to them upon exercise of their Company Stock Derivatives prior to the Effective Time, upon consummation of the Merger). Based upon the unanimous recommendation of the Special Committee, the Board of Directors (with Krasovec and Josephson abstaining due to inherent conflicts of interest) unanimously determined that the Merger is in the best interests of the Company and holders of the Public Stock (the "Public Shareholders"), approved the terms of the Merger Agreement and recommended that the Merger Agreement be approved by the shareholders of the Company. The Board of Directors (with Krasovec and Josephson abstaining due to inherent conflicts of interest) also unanimously approved the Charter Amendment. Under the terms of the Merger Agreement, consummation of the Merger is dependent upon adoption of the Charter Amendment.

     All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE ADOPTION OF THE CHARTER AMENDMENT AND THE APPROVAL OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. A shareholder may revoke his or her proxy at any time before it is voted at the meeting by (i) executing and delivering to the Secretary of the Company a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Meeting and voting in person.

     In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, telecopier or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.


     If the Merger is not consummated, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1998 must be received by the Company, addressed to the Secretary of the Company, by no later than August 31, 1998 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal has to comply with the requirements of Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               ------------------

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of the accompanying proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before, and all matters incident to the conduct of, the Meeting or any adjournments or postponements thereof.


           The date of this Proxy Statement is                , 1998.

                             AVAILABLE INFORMATION


     The Company, LLC, Krasovec, Josephson and James P. Gunning, Jr. ("Gunning") have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments thereto, the "Schedule 13E-3") under the Exchange Act with respect to the Merger. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC.


     The Schedule 13E-3 and the exhibits thereto, as well as such reports, proxy statements and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an Internet site on the World Wide Web at "http://www.sec.gov," which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     This Proxy Statement incorporates by reference documents that are not presented herein or delivered herewith. The Company will provide these documents, other than exhibits to such documents, without charge, by first class mail or other equally prompt means within one business day of receipt of request, to any person to whom this Proxy Statement is delivered, on written or oral request to the Company at its offices located at 106 E. Sixth Street, Suite 300, Austin, Texas 78701, Attention: Corporate Secretary (telephone number (512) 476-7100).


     Except as otherwise indicated herein, all information appearing in this Proxy Statement concerning the Company has been supplied by the Company, and all information appearing in this Proxy Statement concerning LLC, Newco and the members of the Buyout Group has been supplied by LLC or the members of the Buyout Group or is based upon publicly available documents on file with the SEC and other public records.


     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Available Information.......................................
Table of Contents...........................................
Summary.....................................................
Selected Financial Data.....................................
The Parties.................................................
  The Company...............................................
  LLC.......................................................
  Newco.....................................................
The Meeting.................................................
  Time, Date and Place......................................
  Voting Rights.............................................
  Required Vote.............................................
Proposal One -- Amendment to the Articles of
  Incorporation.............................................
  Overview..................................................
  Conversion of Par Value...................................
  Authorization of Serial Preferred Stock...................
Proposal Two -- The Merger and Related Matters..............
  Special Factors...........................................
     Background of the Merger...............................
     Purpose of and Reasons for the Merger; Certain Effects
      of the Merger.........................................
     Determination of Fairness of the Merger by the Special
      Committee and the Board of Directors..................
     Opinion of Special Committee's Financial Advisor.......
     Position of Krasovec, Gunning and Josephson as to
      Fairness..............................................
     Material Prepared by Krasovec's Advisor................
     Certain Projections....................................
     Conflicts of Interest..................................
     Future Plans of the Company............................
     Rights of Dissenting Shareholders......................
     Estimated Fees and Expenses; Sources of Funds..........
     Expenses...............................................
  The Merger Agreement......................................
     The Merger.............................................
     Effective Time.........................................
     Articles of Incorporation and Bylaws of the Surviving
      Corporation...........................................
     Directors and Officers of the Surviving Corporation....
     Conversion of Securities in the Merger; Treatment of
      Derivatives...........................................
     Payment For and Surrender of Company Common Shares.....
     Closing of Stock Transfer Records......................
     Representations and Warranties.........................
     Acquisition Proposals..................................
     Interim Operations of the Company......................
     Certain Filings and Other Actions......................
     Access to Information..................................
     Insurance; Indemnity...................................
     Employee Benefits......................................
     Financing..............................................
     Conditions.............................................
     Termination............................................
     Amendment..............................................
     Material U.S. Federal Income Tax Consequences of the
      Merger................................................
     Accounting Treatment of the Merger.....................
     Regulatory Approvals...................................
     Pending Litigation.....................................

                                                              PAGE
                                                              ----
Market Information..........................................
Security Ownership of Certain Beneficial Owners and
  Management................................................
Purchases of Common Stock by and Other Transactions with
  Certain Persons...........................................
Transaction of Other Business...............................
Independent Auditors........................................
Incorporation of Certain Documents by Reference.............
Appendices:
  Appendix A -- Agreement and Plan of Merger, as amended....  A-1
  Appendix B -- Opinion of J.C. Bradford & Co., L.L.C.......  B-1
  Appendix C -- Proposed Charter Amendment..................  C-1
  Appendix D -- Articles 5.12 and 5.13 of the Texas Business
     Corporation Act........................................  D-1
  Appendix E -- Form of Proxy Card..........................  E-1

                                    SUMMARY

     The following summary is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including in the Appendices attached hereto and in the documents incorporated by reference herein (the "Proxy Statement"). Unless defined herein, capitalized terms used in this Proxy Statement have the meanings ascribed to them in the Merger Agreement.


     Certain information contained in this Proxy Statement contains forward looking statements, including without limitation, statements as to the Company's financial condition, results of operations and liquidity and capital resources and statements as to management's beliefs, expectations or options. Such forward looking statements are subject to risks and uncertainties and may be affected by various factors that may cause actual results to differ materially from those in the forward looking statements. Certain of these risks, uncertainties and other factors, as and when applicable, are discussed in the Company's filings with the Commission.


     Shareholders are urged to read carefully the Proxy Statement in its entirety.


Time, Date and Place..........   The Meeting will be held on           ,
                                           , 1998 at 10:00 a.m., local time, in
                                 the [San Jacinto Room] at The Four Seasons
                                 Hotel, 98 San Jacinto Boulevard, Austin, Texas.


Purposes of the Meeting.......   To consider and vote upon (i) the adoption of
                                 the Charter Amendment (attached hereto as Appendix C), (ii) the approval of the Merger
                                 Agreement (attached as Appendix A hereto), and
                                 (iii) such other matters as may properly come before the Meeting or any postponements or adjournments thereof.


Voting Rights.................   The close of business on June 23, 1998 has been
                                 fixed as the Record Date for determining holders of Common Stock entitled to notice of and to vote at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Meeting. As of the Record Date, [5,080,751] shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business of the Meeting.


                                 Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person. UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES OF COMMON STOCK REPRESENTED BY VALID PROXIES WILL BE VOTED FOR ADOPTION OF THE CHARTER AMENDMENT AND APPROVAL OF THE MERGER AGREEMENT.


Required Vote.................   The affirmative vote of holders of at least
                                 two-thirds of all of the outstanding shares of Common Stock is required to adopt the Charter
                                 Amendment and to approve the Merger Agreement, which vote will constitute a majority of outstanding shares of Common Stock held by unaffiliated shareholders. It is anticipated that the members of the Buyout Group and their spouses will vote the 982,655 shares of Common
                                 Stock held of record by them (representing approximately 19.3% of the outstanding Common
                                 Stock) in favor of the matters to be voted upon. In addition, it is anticipated that the members of the Board who are not members of the Buyout Group will vote the 25,010 shares of Common Stock held of record by them in favor of the Charter
                                 Amendment and the Merger Agreement.

Effective Time of the
Merger........................   The Merger is expected to become effective as
                                 of the date and time (the "Effective Time") of the filing of appropriate Articles of Merger with the Secretary of State of the State of Texas, which is anticipated to occur approximately two business days after the approval of the Merger Agreement by the Company's shareholders and the satisfaction or waiver of the other conditions to the Merger stated in the Merger Agreement.

Recommendation of the Board of
  Directors...................   Based upon, among other things, the
                                 recommendation of the Special Committee and the opinion of J.C. Bradford & Co., L.L.C. ("J.C.
                                 Bradford") referred to below, the Board of Directors (with Krasovec and Josephson abstaining due to inherent conflicts of interest) has determined that the Merger is in the best interests of the Company and the Public Shareholders and unanimously recommends that the shareholders vote FOR adoption of the Charter Amendment and approval of the Merger
                                 Agreement.

Opinion of Special Committee's
  Financial Advisor...........   The Special Committee retained J.C. Bradford to
                                 act as its financial advisor in connection with the Merger. J.C. Bradford has delivered its written opinion to the Special Committee, dated the date hereof, to the effect that, as of such date and subject to the qualifications and assumptions set forth therein, the Merger
                                 Consideration of $20.70 in cash per share of Common Stock to be received by the Public
                                 Shareholders in the Merger is fair to such shareholders from a financial point of view. A copy of J.C. Bradford's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and is incorporated herein by reference. PUBLIC
                                 SHAREHOLDERS SHOULD READ SUCH OPINION CAREFULLY
                                 IN ITS ENTIRETY.


Conflicts of Interest.........   In considering the recommendation of the Board
                                 with respect to the Merger, Public Shareholders should be aware that, upon consummation of the Merger, (i) the members of the Buyout Group
                                 (including Krasovec and Gunning, the executive officers of the Company, and Josephson, a director of the Company), along with the New
                                 Shareholders, will be the sole shareholders of the Surviving Corporation; (ii) Josephson, in addition to being a member of the Buyout Group, is affiliated with Allen & Company Incorporated
                                 ("Allen"), which has acted as a financial advisor to Krasovec in connection with the Merger and which will continue to own warrants to purchase shares of the Surviving
                                 Corporation's common stock after the Effective
                                 Time; (iii) as holders of Company Stock
                                 Derivatives, all of the members of the Buyout
                                 Group will continue to hold such Company Stock
                                 Derivatives on the same terms and conditions as existed immediately prior to the Effective Time of the Merger (except as set forth herein), as will all other holders of such Company Stock
                                 Derivatives; and (iv) each director of the Company (other than Krasovec and Josephson) will receive

                                 $20.70 per share upon payment of the Merger
                                 Consideration for the shares of Common Stock that they own and the shares of Common Stock they will receive upon the anticipated exercise of their Company Stock Derivatives. Accordingly, the members of the Buyout Group and the above-mentioned directors of the Company have a direct economic interest in the Merger. In light of these inherent conflicts of interest, the Board of Directors of the Company appointed the Special Committee comprised of two of the directors who are not officers of the Company or members of the Buyout Group to review, evaluate and negotiate the terms of the Merger Agreement and to make a recommendation to the Board concerning the fairness of the Merger.

Certain Effects of the
Merger........................   Following the Merger, the Buyout Group and the
                                 New Shareholders will own 100% of the
                                 outstanding capital stock of the Surviving
                                 Corporation. Except as set forth herein, all Company Stock Derivatives outstanding immediately prior to the Effective Time shall remain outstanding and shall be exercisable or convertible into the common stock of the Surviving Corporation. The members of the Buyout Group and the New Shareholders will be the sole beneficiaries of any future earnings and growth of the Surviving Corporation (until shares of the Surviving Corporation, if any, are issued to others pursuant to the exercise or conversion of Company Stock Derivatives or otherwise), and the Public Shareholders will no longer benefit from any increases in the value of the Company or any payment of dividends on the shares of Common Stock and will no longer bear the risk of any decreases in value of the Company. As a result of the Merger, (i) the Surviving Corporation will be privately held,
                                 (ii) there will be no public market for the Common Stock and (iii) the Common Stock will cease to be quoted on The Nasdaq Stock Market's
                                 National Market ("Nasdaq"). Except as described herein, all employee benefit and compensation plans of the Surviving Corporation will be substantially the same as the Company's present benefit plans for a period of at least one year, but the Surviving Corporation may determine to amend present benefit plans or to initiate additional employee benefit plans in the future.

Future Plans for the
Company.......................   It is expected that, immediately following the
                                 Merger, the business and operations of the Company will be continued by the Company, as the Surviving Corporation in the Merger, substantially as they are currently being conducted. However, the members of the Buyout
                                 Group and the management of the Surviving
                                 Corporation will continue to evaluate the Company's business and operations after the consummation of the Merger and make such changes as are deemed appropriate.

Merger Agreement..............   The Company and LLC have entered into the
                                 Merger Agreement, providing for the merger of Newco with and into the Company, with the Company being the Surviving Corporation. A copy of the Merger Agreement is attached hereto as Appendix A. Under the terms of the Merger
                                 Agreement, each share of the Common Stock outstanding immediately prior to the Effective
                                 Time (other than shares of Common Stock held by members of the Buyout Group, held by the Company or any of its subsidiaries as treasury stock and held by Dissenting
                                 Shareholders) will be converted into the right to receive $20.70 in cash, without interest. At the Effective Time, the members of the Buyout
                                 Group will continue to hold their respective shares of the Common Stock and, upon consummation of the Merger, the shares of the Common Stock held by the members of the Buyout
                                 Group will become outstanding common stock of the Surviving Corporation. Thus, as a result of the Merger, the Surviving Corporation will become wholly-owned by the members of the Buyout Group and the New Shareholders
                                 (excluding any rights of any holder of Company
                                 Stock Derivatives to exercise such derivatives for common stock of the Surviving Corporation).
                                 The Company has agreed not to participate or engage in any discussions with anyone other than LLC and the Buyout Group regarding any Acquisition Proposal (as defined herein) involving the Company, except with respect to unsolicited written proposals or offers if the Board reasonably believes that there is a substantial risk that a failure to consider such unsolicited written proposal or offer would violate its fiduciary duties.

Dissenters' Rights............   If the Merger is consummated, Dissenting
                                 Shareholders will be entitled to demand payment of the fair value of their shares of Common
                                 Stock in accordance with the procedures set forth in Articles 5.12 and 5.13 of the TBCA.
                                 Shareholders wishing to exercise dissenters' rights must (i) not vote in favor of approval of the Merger Agreement (which would include submitting a signed proxy without voting instructions); (ii) deliver to the Company, prior to the Meeting, written notice of their objection to the Merger stating that they will exercise their right to dissent under the TBCA if the Merger is effected; and (iii) strictly comply with the other requirements of the TBCA.
                                 Failure to follow the procedures required by Articles 5.12 and 5.13 of the TBCA may result in the loss of dissenters' rights (in which event a shareholder will be entitled to receive the Merger Consideration with respect to such shareholder's shares of Common Stock in accordance with the Merger Agreement).


Material U.S. Federal Income
Tax Consequences of the
  Merger......................   The receipt of cash for Public Stock pursuant
                                 to the Merger will be a taxable transaction to the Public Shareholders for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may be a taxable transaction for foreign, state and local income tax purposes as well. Public
                                 Shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under state, local or foreign laws.


Accounting Treatment of the
Merger........................   The Merger will be accounted for as a
                                 "recapitalization," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Estimated Fees and Expenses,
Sources of Funds..............   The total financing for the Merger Agreement
                                 and related costs and expenses will be
                                 approximately $179.3 million, of which
                                 approximately $85 million will be required to pay the Merger

                                 Consideration to the Public Shareholders and approximately $94.3 million will have been incurred to refinance certain of the Company's current indebtedness, fund the Surviving Corporation's working capital needs after the Merger and to pay all expenses of the Company, LLC, Newco and the members of the Buyout Group in connection with the Merger Agreement and the transactions contemplated thereby. Such funds will be furnished from (i) equity financing of approximately $44.3 million (the "Equity Financing"), consisting of (A) approximately $24.3 million to be provided by the Buyout Group and the Additional Common Shareholders and (B) $20 million from the issuance by the Surviving Corporation to the Preferred Shareholders of units of its pay-in-kind preferred stock and common stock, which will be provided pursuant to a commitment letter from Ares Leveraged Investment Fund, L.P., an affiliate of Ares Management, L.P. ("Ares"),
                                 (ii) a $50 million senior secured credit facility to be provided to the Surviving Corporation pursuant to a commitment letter from Merrill Lynch Capital Corporation ("Merrill Lynch"), NationsBank, N.A. ("NationsBank") and NationsBanc Montgomery Securities, LLC ("NMS"), consisting of (A) a $25 million senior secured term loan which will be fully drawn at the Effective Time and (B) a $25 million senior secured revolving credit facility, of which no more than $10 million will be drawn at the Effective Time (together, the "Credit Facilities"), and (iii) up to $100 million from the issuance by the Surviving Corporation of unsecured senior subordinated notes due 2008, which notes will be sold or placed pursuant to a highly confident letter by Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates and will be issued at the Effective Time (the "Senior Subordinated Notes").

                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended August 30, 1997 are derived from the audited consolidated financial statements of the Company. The financial data for the six month periods ended March 1, 1997 and February 28, 1998 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended February 28, 1998 are not necessarily indicative of the results that may be expected for the entire year ending August 29, 1998.


                                                         FISCAL YEAR ENDED(a)                             SIX MONTHS ENDED
                                  ------------------------------------------------------------------   -----------------------
                                  AUGUST 28,   SEPTEMBER 3,   SEPTEMBER 2,   AUGUST 31,   AUGUST 30,   MARCH 1,   FEBRUARY 28,
                                     1993          1994           1995        1996(C)        1997      1997(I)        1998
                                  ----------   ------------   ------------   ----------   ----------   --------   ------------
                                                                                                            UNAUDITED, IN
                                                        AUDITED, IN THOUSANDS                                 THOUSANDS
STATEMENT OF INCOME DATA(b):
Sales...........................   $49,300       $62,385        $103,860      $144,048     $175,835    $75,086      $ 86,953
Cost of Sales...................    33,860        43,207          70,963       100,245      125,732     52,850        63,501
                                   -------       -------        --------      --------     --------    --------     --------
  Gross Profit..................    15,440        19,178          32,897        43,803       50,103     22,236        23,452
Operating expenses:
  Sales and marketing...........     5,678         6,886          11,290        16,441       18,119      8,705         8,480
  General and administrative....     4,266         5,065           9,037        12,171       13,125      6,145         7,181
Amortization expense............       724           889           2,119         3,538        3,885      1,904         2,034
  Restructuring and unusual
    charges.....................        --            --              --         1,640        1,816         --            --
                                   -------       -------        --------      --------     --------    --------     --------
Total operating expenses........    10,668        12,840          22,446        33,790       36,945     16,754        17,695
                                   -------       -------        --------      --------     --------    --------     --------
Operating income................     4,772         6,338          10,451        10,013       13,158      5,482         5,757
Interest expense................     1,982         1,030           3,619         3,246        3,002      1,313         1,902
                                   -------       -------        --------      --------     --------    --------     --------
Income before income taxes......     2,790         5,308           6,832         6,767       10,156      4,169         3,855
Provision for income taxes......     1,032         1,979           2,800         2,705        4,091      1,645         1,581
                                   -------       -------        --------      --------     --------    --------     --------
Income from continuing
  operations before
  extraordinary loss............     1,758         3,329           4,032         4,062        6,065      2,524         2,274
Net income......................   $ 1,183(d)    $ 3,329        $  4,032      $  4,155(f)  $  1,004(f) $ 1,605(k)   $  2,274
                                   =======       =======        ========      ========     ========    ========     ========
Net income available to common
  shareholders..................   $ 1,116(e)    $ 3,329        $  4,032      $  4,155     $  1,004    $ 1,605      $  2,274
Earnings per common share(j):
  Basic.........................   $  0.65       $  0.94        $   1.14      $   0.85     $   0.19    $  0.29      $   0.45
  Diluted.......................   $  0.62       $  0.93        $   1.11      $   0.82     $   0.18    $  0.28      $   0.43
Weighted average number of
  common shares outstanding(j):
  Basic.........................     1,718         3,539           3,539         4,898        5,388      5,620         5,075
  Diluted.......................     1,803         3,576           3,636         5,090        5,500      5,775         5,200
BALANCE SHEET DATA:
(AT END OF PERIOD)
  Working capital...............   $12,246       $18,668        $ 31,083      $ 35,248     $ 37,876    $35,463      $ 43,770
  Total assets..................    25,941        55,702          94,859       121,376      135,194    127,965       127,527
  Total debt:
    Bank credit facility........     6,146        27,100          50,500        33,725       46,990     38,735        45,990
    Other debt and capital
      leases....................     1,828         5,097          12,410        13,953       14,432     15,975        13,532
Total shareholders' equity......    13,546        16,871          21,034        57,380       51,276     59,071        53,712
OTHER DATA:
  EBITDA(g).....................   $ 6,597       $ 8,526        $ 14,476      $ 16,686     $ 21,313    $ 9,306      $  9,688
  Cash flows from operating
    activities..................     1,101         1,708           2,948         6,866        8,844      1,481         1,693
  Depreciation expense..........     1,101         1,299           1,906         3,135        4,270      1,920         1,897
  Amortization expense..........       724           889           2,119         3,538        3,885      1,904         2,034
  Capital expenditures..........     1,199         1,426           2,073         4,919        4,863      2,487         2,106
  Dividends(h)..................       132            --              --            --           --         --            --


---------------

(a) The Company's fiscal year is a 52- or 53-week period ending on the Saturday closest to August 31. All references to fiscal 1993, 1994, 1995, 1996 and 1997 are to the fiscal years ended August 28, 1993, September 3, 1994, September 2, 1995, August 31, 1996 and August 30, 1997, respectively.

(b) The Company's results of operations for the periods presented were significantly affected by acquisitions in fiscal 1994, 1995, 1996 and 1997 and by the public offerings of Common Stock in June 1993 and December 1995. These factors affect the comparability of sales and results of operations from period to period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference to such information included in the Company's reports on Form 10-K and Form 10-Q.

(c) The fiscal 1996 amounts have been restated to reflect the activity for the five months of ownership of the Alpha Products retail division as discontinued operations.

(d) After deducting a one-time charge to earnings of $575,000, net of taxes, related to the write-off of unamortized debt costs and the termination of a product financing arrangement in connection with the Company's initial public offering of Common Stock in June 1993, which resulted in a reduction in basic and diluted earnings per share of $0.33 and $0.32, respectively.

(e) Reflects the deduction of dividends on outstanding Junior Preferred Stock which was redeemed in fiscal 1993.

(f) After deducting gain (loss) on discontinued operations, net of tax, of $93,000 and ($1.96) million in fiscal 1996 and fiscal 1997, respectively, and estimated loss of $2.86 million on disposal of discontinued operations, net of tax, in fiscal 1997. Additionally, an extraordinary loss from debt extinguishment of $241,000, net of tax, was recognized in fiscal 1997.


(g) EBITDA is defined as income from continuing operations before extraordinary loss, income taxes, interest expense, depreciation and amortization. The Company believes that the presentation of EBITDA facilitates an investor's understanding of the effects on the Company's operations of amortization of goodwill and other intangibles and increased interest expense under indebtedness incurred in connection with various acquisitions which substantially impacted net income, net income per common share and cash flows. EBITDA should not be considered by an investor as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. EBITDA is not presented in financial statements prepared in accordance with generally accepted accounting principles ("GAAP") and may be different than a similarly titled measure presented by another entity.



(h) The Company paid dividends to holders of its preferred stock between fiscal 1990 and fiscal 1993. None of the preferred stock is currently outstanding.



(i)  Restated for discontinued operations reported in the fourth quarter 1997.



(j) The fiscal 1993, 1994, 1995, 1996, 1997 and Six Months Ended March 1, 1997 amounts have been restated to conform with the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share.



(k) After deducting loss on discontinued operations, net of tax, of $919,000 for the Six Months Ended March 1, 1997.

                                  THE PARTIES

THE COMPANY

     The Company is a Texas corporation. Its principal executive offices are located at 106 E. Sixth Street, Suite 300, Austin, Texas 78701, and its telephone number is (512) 476-7100. For a further discussion of the Company, its business and its current financial condition, see the Company's Annual Report on Form 10-K for the fiscal year ended August 30, 1997, as amended, and the Company's Quarterly Report on Form 10-Q for the six months ended February 28, 1998, both of which are incorporated herein by reference.

LLC

     LLC is a Delaware limited liability company. Its principal offices are located at 106 E. Sixth Street, Suite 300, Austin, Texas 78701, and its telephone number is (512) 476-7100. Krasovec is the sole member and manager of LLC. LLC conducts no business activities and its only asset will be the capital stock of Newco when Newco is formed, and such capital stock will be canceled at the Effective Time.

NEWCO

     Newco will be a Texas corporation, wholly owned by LLC and organized solely for the purpose of effecting the Merger. Newco will have no material assets. Newco will not engage in any activities except in connection with the Merger and will cease to exist upon the consummation of the Merger. Newco's principal offices will be located at 106 E. Sixth Street, Suite 300, Austin, Texas 78701, and its telephone number will be (512) 476-7100.

                                  THE MEETING

TIME, DATE AND PLACE


     The Meeting will be held on           ,           , 1998 at 10:00 a.m.,
local time, in the [San Jacinto Room] at The Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas.


VOTING RIGHTS

     Only holders of shares of Common Stock of record at the close of business on the Record Date will be entitled to notice of and vote at the Meeting. At the close of business on the Record Date, the Company had [5,080,751] outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter that may properly come before the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote shall constitute a quorum at the Meeting. Abstentions and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at the Meeting but not voted on a particular matter) will be counted as present at the Meeting for purposes of determining the presence or absence of a quorum, but since they are not votes "for" a particular matter, they will have the same effect as votes "against" a particular matter. Any proxy given by a shareholder may be revoked by the shareholder at any time, prior to the voting of the proxy, by delivering a written notice of such revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Meeting and voting in person.

     If a shareholder gives specific voting instructions by checking the boxes on the proxy, the shares of Common Stock will be voted in accordance with such instructions. UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES OF COMMON STOCK REPRESENTED BY VALID PROXIES WILL BE VOTED FOR EACH PROPOSAL SET FORTH IN SUCH PROXY AND WILL BE VOTED AT THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS, IF ANY, AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters referred to herein. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their best judgment and discretionary authority to do so is included in the proxy.

     In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, telecopier, personal interview or otherwise. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their reasonable out-of-pocket expenses incurred by them in forwarding soliciting materials.

REQUIRED VOTE


     Pursuant to the TBCA, the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to adopt the Charter Amendment and approve the Merger Agreement, which vote will constitute a majority of outstanding shares of Common Stock held by unaffiliated shareholders. It is anticipated that the members of the Buyout Group and their spouses will vote the 982,655 shares of Common Stock held of record by them (representing approximately 19.3% of the outstanding Common Stock) in favor of the matters to be voted upon. It is also anticipated that the members of the Board who are not members of the Buyout Group will vote the 25,010 shares of Common Stock held of record by them in favor of the Charter Amendment and the Merger Agreement.


                                  PROPOSAL ONE

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

OVERVIEW


     The Board of Directors has adopted a resolution setting forth a proposed amendment to Article Four of the Company's articles of incorporation, and directed that the proposed amendment be submitted to a vote of the shareholders at the Meeting. The proposed amendment would (i) change the shares of Common Stock from shares without par value into shares with a par value of $.01 per share, and (ii) authorize the Board of Directors to establish and issue up to 1,000,000 shares of Serial Preferred Stock. The primary reasons for the Charter Amendment are (i) to increase the Company's surplus, as defined in the TBCA, by fixing the par value of the Common Stock thereby enhancing the ability of the Company under the TBCA to purchase its own shares and make distributions to shareholders, including in connection with the Merger, and (ii) to allow the Board of Directors to create and issue, without further shareholder approval, preferred stock, including the Preferred Stock to be issued to raise funds to pay a portion of the Merger Consideration to the Public Shareholders. The text of the proposed Charter Amendment is set forth in Appendix C to this Proxy Statement and should be read in its entirety by the shareholders. The adoption of the Charter Amendment is a condition to the consummation of the Merger.


     The affirmative vote of the holders of at least two-thirds of the outstanding Common Stock present in person or by proxy is required for adoption of the proposed Charter Amendment. If the proposed Charter Amendment is adopted by the shareholders, the Company will file the Charter Amendment with the Secretary of State of the State of Texas. The Charter Amendment will become effective upon the issuance by the Secretary of State of the State of Texas of a certificate of amendment with a copy of the Charter Amendment attached. The approval of the Merger Agreement is not a condition to the adoption of the Charter Amendment. If the Charter Amendment is adopted by the shareholders, it will be filed and will become effective whether or not the Merger Agreement is approved or the Merger is consummated.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE CHARTER AMENDMENT (PROPOSAL ONE).

CONVERSION OF PAR VALUE


     If the Charter Amendment is adopted and becomes effective, the Common Stock will be automatically converted from shares without par value into shares with a par value of $.01 per share. As a result, pursuant to the TBCA, the "stated capital" of the Company will be reduced by $22,967,556, from $23,024,128 to $56,572 (the product of $.01 multiplied by the number of shares of Common Stock issued), and the "surplus" of the Company will be increased in an equal amount. Under the TBCA, a Texas corporation may not make any distribution to its shareholders, including a dividend, a redemption or other acquisition of shares or a payment in liquidation of its assets, if the corporation would be insolvent as a result of such distribution or if such distribution exceeds such corporation's surplus. Therefore, the increase in the Company's surplus resulting from the Charter Amendment would enhance the ability of the Company to use the funds it raises to finance the Merger for the payment of the Merger Consideration for the Public Stock pursuant to the Merger. If the Charter Amendment is not approved by the shareholders, the Company may not be able to consummate the Merger, even if the Merger Agreement is approved and the Company receives adequate financing to fund the Merger, because of the Company's inadequate surplus position.


AUTHORIZATION OF SERIAL PREFERRED STOCK

     The Charter Amendment would expressly vest in the Board the authority to establish and issue up to 1,000,000 shares of Serial Preferred Stock in one or more series to be designated by the Board. Such provisions are often referred to as "blank check" provisions because they give the Board of Directors the flexibility, at any time or from time to time, without further shareholder approval, to create one or more series of Serial Preferred Stock and to determine the designations, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights,
(iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

     The Board of Directors believes that amending the Articles of Incorporation to authorize the Board to issue up to 1,000,000 shares of Serial Preferred Stock provides the Company with the flexibility to address its potential future financing needs, including in connection with the Merger, by creating one or more series of Serial Preferred Stock customized to meet the needs of any particular transaction and to market conditions. The Company also could issue Serial Preferred Stock for other corporate purposes, such as to implement joint ventures or to make acquisitions.

     LLC has agreed in principle with Ares to cause the Surviving Corporation to issue to the Preferred Shareholders, at the Effective Time, a new series of 20,000 shares of Serial Preferred Stock with a liquidation preference of $1,000 per share, in connection with the financing of the Merger. The new series of Serial Preferred Stock, to be designated "Senior Redeemable Exchangeable Preferred Stock" (the "Preferred Stock"), will be issued in units, each consisting of one share of Preferred Stock and an undetermined number of shares of common stock of the Surviving Corporation representing approximately 15% of its common stock in the aggregate, on a fully diluted basis. Total proceeds from the issuance of such units is expected to be $20 million, which will be used by the Surviving Corporation to pay a portion of the expenses incurred in connection with the Merger, including the payment of Merger Consideration for the Public Stock. The Preferred Stock will have no voting rights, other than as required by law, and will be senior in liquidation and payment of dividends to all other classes of capital stock of the Surviving Corporation outstanding at the Effective Time or issued thereafter. The Preferred Stock will accrue dividends at a rate equal to the greater of (i) 12.25% and (ii) the yield to maturity on the Senior Subordinated Notes plus 250 basis points. For the first five years after issuance, dividends on the Preferred Stock will be payable, at the Surviving Corporation's option, in additional shares of Preferred Stock or cash. Thereafter, dividends on the Preferred Stock will be payable in cash only.

     The Preferred Stock will be redeemable, in whole or in part, at the option of the Surviving Corporation at any time after the fifth anniversary of the issuance thereof, at various premiums to the liquidation preference thereof and may be redeemed prior to the fifth anniversary of issuance in certain instances. The Surviving Corporation will also have the option at any time to exchange the Preferred Stock for subordinated notes with substantially the same terms as the Preferred Stock.

     If the Merger is not consummated, the Preferred Stock will not be issued. Although the Company is not currently considering the issuance of Serial Preferred Stock for any other financing or transactional purposes and has no present intention to issue any series of Serial Preferred Stock other than the Preferred Stock, the Board and management of the Company believe that, in the future, the Board should have the flexibility to issue Serial Preferred Stock consistent with its ability to issue debt or additional shares of Common Stock.

     If the Merger is not consummated, and if any future series of Serial Preferred Stock issued by the Board provides for dividends, such dividends may be cumulative and may have a preference as to the payment over the Common Stock. In addition, if any series of Serial Preferred Stock authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Serial Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Serial Preferred Stock, the liquidation preference of Serial Preferred Stock and other matters, the issuance of Serial Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Serial Preferred Stock or any other securities of the Company.

     The Company's authorized capital stock currently consists of 24,000,700 shares, consisting of 4,000,000 shares of cumulative convertible preferred stock, no par value ("Senior Preferred Stock"), 700 shares of cumulative preferred stock, no par value ("Junior Preferred Stock"), and 20,000,000 shares of Common Stock. As of the Record Date, [5,080,751] shares of Common Stock were outstanding and no shares of Senior Preferred Stock or Junior Preferred Stock were outstanding. The Charter Amendment would eliminate the Senior Preferred Stock and the Junior Preferred Stock. The proposed amendment to authorize the Serial Preferred Stock is not designed to deter or to prevent a change in control; however, if the Merger is not consummated, under certain circumstances, the Company could use the Serial Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Common Stock or Serial Preferred Stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid.

                                  PROPOSAL TWO

                         THE MERGER AND RELATED MATTERS

SPECIAL FACTORS

BACKGROUND OF THE MERGER

     Since June 1993, the Company has experienced significant growth. This growth has resulted from internal growth and from selective acquisitions of other businesses. As the Company expanded, its management became more decentralized and it relied primarily on the operating companies to implement systems designed to integrate the operations of acquired businesses.

     During fiscal years 1996 and 1997, the Company encountered difficulties in integrating the operations of certain acquired businesses. In the fourth quarter of fiscal 1996, the Company recorded restructuring and non-recurring charges of approximately $1.6 million ($984,000 net of tax) based on its decision to consolidate certain facilities, terminate certain employees and write-off capitalized acquisition costs. In the fourth quarter of fiscal 1997, the Company decided to discontinue the operations of its Alpha Products retail division, acquired in fiscal 1996, and relocate the promotional products division of Alpha Products to other Company facilities. The Company announced that it anticipated the loss from discontinued operations of the Alpha Products retail division would be approximately $8.0 million ($4.8 million net of tax). The Company also undertook a substantial restructuring in August 1997 that included significant changes in management personnel and the realignment of operating companies into two principal operating groups. As a result of these changes, the Company recorded restructuring and non-recurring charges of approximately $1.8 million ($1.1 million net of tax).


     Management of the Company believes that the operating results reported by the Company as a result of difficulties encountered in implementing its acquisition strategy and the resulting restructuring and consolidation charges, which results did not meet expectations of securities analysts, combined with the Company's small market capitalization and the limited trading activity in the Company's Common Stock, have depressed the market price of the Common Stock.


     In light of these conditions, Krasovec met with Merrill Lynch in November 1997 and again in December 1997 to discuss the possibility of a buyout of the Public Shareholders. Krasovec selected Merrill Lynch because of its long-standing relationship with the Company beginning with its initial investment in the Company in 1989 and continuing today in its role as the arranger and administrative agent of the Company's current senior credit facility.

     On January 8, 1998, representatives of Merrill Lynch made a presentation to Krasovec regarding the feasibility of a leveraged buyout and recapitalization of the Company. The presentation included an analysis of the sources and uses of funds necessary to recapitalize the Company and certain timing and due diligence issues.

     On January 9, 1998, a special meeting of the Board of Directors was held during which Krasovec informed the Board of Directors that he was evaluating whether to make a proposal involving the acquisition of the outstanding Common Stock of the Company through a merger or other leveraged buyout transaction. Krasovec informed the Board that any such proposal might involve other members of management of the Company or other persons.

     With Krasovec excused from the meeting, the Board of Directors appointed Messrs. Robert L. Seibert and John H. Wilson III, two of the directors of the Company who are neither officers of the Company nor members of the Buyout Group, to serve on the Special Committee created to receive, review, evaluate and negotiate any proposed transaction and to make recommendations in respect thereof to the Board. The Board authorized the Special Committee to engage its own financial and legal advisors for the transaction at the Company's expense.

     Between January 9, 1998 and March 6, 1998, several telephone meetings occurred between the members of the Special Committee. Between January 9, 1998 and February 12, 1998, the Special Committee contacted a number of investment banking firms regarding acting as the financial adviser to the Special Committee. On January 20, 1998, the Special Committee engaged Fulbright & Jaworski, L.L.P. as its special legal counsel.


     As of January 12, 1998, Krasovec formally engaged Merrill Lynch and Allen as his financial advisors to assist him in analyzing, structuring, negotiating and effecting a proposed transaction with the Company. On January 19, 1998, Krasovec and other members of management made a presentation to representatives of NationsBank and Merrill Lynch on the Company's business and operations. On January 29, 1998, Krasovec formally engaged Blank Rome Comisky & McCauley LLP as his counsel.


     On February 5, 1998, the Special Committee received a written proposal letter from Krasovec suggesting a cash price of $19.50 for each share of outstanding Common Stock of the Company. In the proposal letter, Krasovec stated that he expected the acquisition would be effected by means of a merger of the Company with a company to be formed by Krasovec and that he would solicit other investors, including other members of senior management of the Company, to invest in such newly formed company. The proposal letter also stated that Krasovec was arranging with Merrill Lynch and NationsBank to provide the funds necessary to finance the acquisition and that the financing sources would deliver commitment letters and a "highly confident" letter in the aggregate amount of the required financing at the time of the execution of a binding, definitive merger agreement.

     On February 12, 1998, the Special Committee engaged J.C. Bradford as special financial advisor to the Special Committee and the Board. Subject to written confirmation in a formal engagement letter, the Special Committee authorized J.C. Bradford to commence an examination of the Company and explore appropriate valuation methodologies for the purpose of rendering an opinion regarding whether the consideration to be paid in any transaction would be fair to the Public Shareholders from a financial point of view. J.C. Bradford thereafter undertook a review of the Company's business, operations and prospects with a view toward advising the Special Committee as to the fairness, from a financial point of view, of the consideration to be proposed by Krasovec. The scope and nature of that examination is discussed in "-- Opinion of Special Committee's Financial Advisor." J.C. Bradford provided the Special Committee with a written preliminary report with respect to its preliminary examination of the Company and the various valuation methodologies that would be used in determining the fairness, from a financial point of view, of the price to be paid to the Public Shareholders. Such preliminary report was prepared on the same basis as J.C. Bradford's final report to the Special Committee and was superceded by the final report. After considering the preliminary report provided by J.C. Bradford, which indicated that $19.50 per share was generally below the ranges of implied values for the Company's common stock and based on their own knowledge and experience in commercial transactions, the members of the Special Committee concluded that the proposed price of $19.50 per share should be increased.



     On February 27, 1998, John H. Wilson III, a member of the Special Committee, contacted Krasovec to inform him that the cash price of $19.50 per share was inadequate. On March 2, 1998, Krasovec met with Mr. Wilson to inform him that he would increase the consideration to $20.70 per share, provided the other terms of a merger agreement, including the respective representations and warranties, covenants and conditions of the parties, could be agreed upon. On March 4, 1998, an initial draft of the Merger Agreement was delivered to the members of the Special Committee and to counsel to the Special Committee and counsel to the Company.


     On March 7, 1998, a special meeting of the Board of Directors was held to discuss the terms of the revised proposal submitted by Krasovec. J.C. Bradford reviewed for the Board of Directors its financial analyses and indicated that, based upon the various considerations and assumptions described below under "-- Opinion of Special Committee's Financial Advisor," J.C. Bradford was prepared to orally advise the Board of Directors that the $20.70 per share in cash to be received by the Public Shareholders in connection with the proposed Merger was fair from a financial point of view to the Public Shareholders. See "-- Opinion of Special Committee's Financial Advisor."


     During the next several days, Krasovec, members of the Special Committee and counsel to Krasovec, the Special Committee and the Company (Hughes & Luce, L.L.P.) engaged in numerous telephone conversations to discuss and negotiate the terms of the Merger Agreement, including the respective representations and warranties, covenants and conditions of the parties, as well as terms relating to termination fees and expenses and the termination of the Merger Agreement.


     On March 11, 1998, a substantially complete form of the Merger Agreement was delivered to the directors of the Company. On March 13, 1998, substantially complete forms of the commitment and "highly confident" letter regarding the financing of the Merger were delivered to the directors of the Company. On March 13, 1998, Krasovec formed FPK, LLC by filing a certificate of formation with the Secretary of State of the State of Delaware.


     On March 15, 1998, a special meeting of the Board of Directors was held by telephone conference. A presentation was made by counsel to the Special Committee as to the revisions to the Merger Agreement. J.C. Bradford then delivered its oral opinion that, as of March 15, 1998, the $20.70 per share cash consideration to be received by the Public Shareholders in the Merger was fair to such shareholders from a financial point of view. The Special Committee then recommended to the Board the approval of the Merger Agreement and the transactions contemplated thereby. The Board of Directors (with Krasovec and Josephson abstaining due to inherent conflicts of interest) unanimously adopted a resolution approving the Merger Agreement and recommending that the shareholders of the Company approve the Merger Agreement. See "-- Conflicts of Interest."


     Later on March 15, 1998, the parties executed and delivered the Merger Agreement. On the morning of March 16, 1998, the execution of the Merger Agreement was publicly announced through a press release issued by the Company.

     Following the execution of the Merger Agreement, Krasovec solicited certain members of the Company's management (namely, Gunning, John Finnel, Michael Linderman, James Preston, Paul W. Lawson, Russell A. Devereau, George Bell Strob, Brian P. Miller, J. Max Waits and David Kagel) to become members of the Buyout Group. Such members of the Company's management, along with Krasovec, jointly filed a Schedule 13D with the Commission on March 25, 1998, as amended on April 7, 1997, stating their intention to become members of the Buyout Group. It is anticipated that the members of the Buyout Group, along with the New Shareholders, will enter into a shareholders' agreement that will provide certain rights and responsibilities among the shareholders of the Surviving Corporation. The terms of the shareholders' agreement have not yet been determined.


PURPOSE OF AND REASONS FOR THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purposes for the Merger are: (a) for the members of the Buyout Group, along with the New Shareholders, to acquire all of the equity interest in the Company represented by the Public Stock; (b) to give the Public Shareholders the opportunity to dispose of their shares of Common Stock at a fair value; and (c) to eliminate the potential volatility in the value of the Common Stock occasioned by the lack of an active trading market for the Common Stock. Other than as set forth herein, the members of the Buyout Group have no reason for proposing the Merger at this particular time (as opposed to any other time) and are not aware of any material development affecting the future value of the Common Stock that is not described in this Proxy Statement. See
"-- Future Plans of the Company."


     The Merger has been structured so as to enable the Buyout Group, along with the New Shareholders, to acquire all of the equity interest in the Company while maximizing shareholder value for the Public Shareholders. The Merger will terminate all equity interests in the Company of the Company's current shareholders, other than the members of the Buyout Group. Accordingly, the Public Shareholders will share in neither future earnings and growth of the Company nor the risks associated with achieving such earnings and growth following the Merger. The Merger will enable the Public Shareholders to receive a cash payment of $20.70 per share of Common Stock pursuant to a transaction which has been determined by the Special Committee and the Board of Directors of the Company and by Krasovec, as discussed under "-- Determination of Fairness of the Merger by the Special Committee and the Board of Directors" and "-- Position of Krasovec, Gunning and Josephson as to Fairness," to be fair to such Public Shareholders, or to seek dissenters' rights as described under "-- Rights of Dissenting Shareholders." The Merger Consideration was the result of arm's-length negotiations between representatives of Krasovec and the members of the Special Committee and their respective advisors following the receipt of the proposal by Krasovec. Following the Merger, the members of the Buyout Group and the New Shareholders, along with holders of other Company Stock Derivatives upon their exercise or conversion, will be the sole beneficiaries of any future earnings and growth of the Company and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future.



     The assumption by the Company of the status of a private company will allow the Company to eliminate the time devoted by its management and certain other employees to matters that relate exclusively to the Company being a public company. Additionally, the Company will be able to reduce certain other costs that relate to being a public company, estimated by the Company to be approximately $600,000 per year, including the following: the cost of preparing, printing and mailing certain corporate reports and proxy statements, the expense of a transfer agent and the cost of investor relations activities. As a result of the Merger, the Surviving Corporation will be privately held and there will be no public market for its common stock. Upon consummation of the Merger, the Common Stock will cease to be quoted on Nasdaq.



     In connection with the Merger and the discussions relating thereto, the members of the Buyout Group have advised the Company that, relating to the structure of the Merger, they did not consider any alternative that would have allowed the Public Shareholders to maintain an equity interest in the Company because no such alternative would have accomplished the purposes of the Merger set forth in this section. The members of the Buyout Group considered, but ultimately rejected, a redemption, including an issuer self tender of the Public Stock, because a merger would permit the Company's shareholders to vote on the transaction and permit sufficient time to raise the necessary financing.

     The Company believes that the Merger will be treated for federal income tax purposes as a redemption by the Company of the Public Stock and, therefore, will not give rise to gain, loss or other income to the Company, to LLC or to Newco. The Merger will be a taxable transaction to the holders of the Common Stock who receive Merger Consideration or cash pursuant to the exercise of dissenters' rights for federal income tax purposes and may be taxable for state, local, foreign and other tax purposes. See "The Merger Agreement -- Certain U.S. Federal Income Tax Consequences of the Merger."

     Other than the Company's Second Amended and Restated Employee Stock Purchase Plan, which is expected to be terminated at the Effective Time, all employee benefit and compensation plans of the Surviving Corporation will be substantially the same as the Company's present benefit plans for a period of at least one year. The Surviving Corporation may determine to amend present benefit plans or to initiate additional employee benefit plans in the future to compensate and motivate key employees. See "The Merger Agreement -- Employee Benefits."

DETERMINATION OF FAIRNESS OF THE MERGER BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS


     On March 15, 1998, the Board of Directors (with Krasovec and Josephson abstaining due to inherent conflicts of interest), after receiving the recommendation of the Special Committee, unanimously determined that the Merger is in the best interests of the Company and the Public Shareholders, approved the Merger Agreement and recommended to the Public Shareholders that they approve the Merger Agreement. See "-- Conflicts of Interests."



     In making its determination with respect to the fairness, from a financial point of view, of the Merger, including the Merger Consideration, and in determining to recommend approval of the Merger Agreement to the Board of Directors, the Special Committee considered a number of factors. In making its determination with respect to the fairness of the Merger from a financial point of view, including the Merger Consideration, and in approving the Merger Agreement, the Board of Directors (except for the interested directors) considered the same factors. The material factors so considered by the Special Committee and the Board of Directors were those set forth below. In analyzing the proposed Merger, the Special Committee met on numerous separate occasions, consulted with its financial and legal advisors and had numerous other discussions with Krasovec and his representatives and between the members of the Special Committee. The Special Committee did not perform any financial analysis other than that performed by J.C. Bradford.



          (i) The Special Committee and the Board considered the historical market prices and recent trading activity of the Common Stock and the fact that the Merger Consideration would enable the Public Shareholders to realize a premium over the prices at which the Common Stock has traded in the last year (including the ten business day average of reported closing prices for the Common Stock ending with the day prior to the date of the Company's press release reporting the Merger (the "Public Announcement Date") which was $17.375); and the Merger Consideration represents a 19% premium over the ten business day average price and a 30% premium over the average of the closing prices during the 120 business days prior to the Public Announcement Date. Although such prices may not adequately reflect the value of the Common Stock in the view of management, the historical market prices of the Common Stock for the past year were deemed relevant because they indicate the arm's-length trading prices of the Common Stock for that period as determined in the open market. In the judgment of the Special Committee and the Board, the fact that the Merger Consideration represents a premium over such prices is a significant factor in the determination of fairness.


          (ii) The Special Committee and the Board considered the oral opinion of J.C. Bradford to the effect that, as of March 15, 1998, the Merger Consideration of $20.70 in cash per share of Common Stock to be received by the Public Shareholders in the Merger was fair to such shareholders from a financial point of view and also considered the analyses underlying such opinion. See "-- Opinion of Special Committee's Financial Advisor." A copy of the written J.C. Bradford opinion, dated the date hereof, setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Appendix B to this Proxy Statement and should be carefully read in its entirety.

          (iii) The Special Committee and the Board considered information with respect to the financial condition, results of operations, business and prospects of the Company, as well as the risks involved in achieving such prospects, and the current state of the promotional products industry, including the Special Committee's views regarding the economic and market conditions affecting the Company and such industry. The Special Committee and Board believe that the promotional products industry will face increased competition in the future, notably from Internet-based advertising, and that this trend could adversely affect the future growth prospects of the industry and the Company. Therefore, the Special Committee determined that there was significant risk involved in the Company achieving future growth that would support a price per share higher than the Merger Consideration.



          (iv) The Special Committee and the Board also evaluated the Merger Consideration in light of the following factors: price, the ability of LLC to consummate the proposed transaction, the percentage of Common Stock owned by the members of the Buyout Group, the proposed structure of the transaction and anticipated closing date, and the fiduciary obligations of the Special Committee and the Board to the Public Shareholders. Based upon information provided by LLC, the Special Committee and the Board believed that LLC could obtain the financing required to complete the Merger. In addition, because of the percentage of Common Stock owned by members of the Buyout Group, the Special Committee and the Board considered it likely that the Merger would be approved by the shareholders of the Company. These factors, when combined with the structure of the transaction as a merger, led the Special Committee and the Board to conclude that the Merger could be completed more quickly than any alternative transaction, with less disruption of the Company's business operations.



          (v) The Special Committee considered the risks to the Company and the Public Shareholders of entering into the Merger Agreement with LLC, including (a) LLC being a newly-formed company without any significant assets prior to consummation of the Merger, (b) LLC's ability to consummate the Merger being dependent upon its ability to close on the financing and
     (c) the provisions of the Merger Agreement requiring the Company in certain circumstances to reimburse LLC for its reasonable and customary out-of-pocket expenses in the event that the Merger is not consummated.



          (vi) The Special Committee also considered the fact that consummation of the Merger would preclude the Public Shareholders from having the opportunity to participate in the future growth prospects of the Surviving Corporation. Accordingly, in reaching its conclusion to approve the Merger Agreement, the Special Committee considered the Revised Projections (as defined below) and determined, based in part on these projections and on J.C. Bradford's analysis of these projections, that the future prospects of the Company are adequately reflected in the Merger Consideration. The Special Committee believed that it was appropriate to consider management's projections in its analysis because management is in the best position to analyze the financial prospects of the Company. In addition, the Special Committee recognized that the members of the Buyout Group will have the opportunity to benefit from any increases in the value of the Surviving Corporation following the Merger. See "-- Conflicts of Interest,"
     "-- Future Plans of the Company," "-- Certain Projections" and "-- Purpose of and Reasons for the Merger; Certain Effects of the Merger."


          (vii) The Special Committee also considered the fact that the Merger would afford the Public Shareholders an opportunity to dispose of their Common Stock at fair value without the possible diminution of value resulting from the lack of an active trading market and without payment of brokerage fees.


     The Special Committee considered whether the Company should actively seek other potential buyers for the Company, but did not solicit other offers and did not request J.C. Bradford to seek other bids or explore other alternatives to the Merger. Based on statements by LLC, the Special Committee believed that LLC would withdraw the proposal set forth in the Merger Agreement if the Company were to solicit competing offers. Moreover, the Special Committee concluded that there were very few, if any, other companies in the promotional products industry that would be plausible acquirers of the Company and that there could be no assurance that soliciting other offers would lead to an alternative transaction more favorable to the Public Shareholders than the Merger. The Special Committee and the Board of Directors also considered that the

Merger Agreement did not preclude unsolicited offers. The Special Committee and the Board of Directors believed that the public awareness of ability to consider unsolicited proposals disclosed in the Current Report on Form 8-K filed promptly after the execution of the Merger Agreement would act as a "market check" and confirm to the Special Committee and the Board of Directors that no other potential superior offers were available or, alternatively, would generate one or more superior offers.


     In view of the various factors considered by the Special Committee in connection with its evaluation of the Merger and the Merger Consideration, the Special Committee did not find it necessary to quantify or otherwise attempt to assign relative importance to the specific factors considered in making its determination, nor did it evaluate whether such factors were of equal importance. However, based upon these factors, the evaluation of all the relevant information provided to them by J.C. Bradford and taking into account the existing trading ranges for the Common Stock, the Special Committee determined that the Merger, including the Merger Consideration, was fair from a financial point of view, to the Public Shareholders. The Special Committee and the other members of the Board of Directors believe that the Merger was considered in a manner that was procedurally fair to the Public Shareholders and that the directors properly discharged their responsibilities and duties.


     Krasovec and Josephson are the only members of the Board of Directors who are members of the Buyout Group. Accordingly, Krasovec and Josephson did not participate on the Special Committee and abstained from voting on the Merger due to inherent conflicts of interest. See "-- Conflicts of Interest."


     The Company believes that the manner in which the Merger is to be implemented is procedurally fair to the Public Shareholders based on the following factors: (i) the Special Committee was formed to promote and protect the interests of the Public Shareholders; (ii) the Special Committee was comprised solely of members of the Board of Directors who are neither members of the Buyout Group nor officers of the Company (but who will receive cash in exchange for their Common Stock, including shares of Common Stock to be issued upon the anticipated exercise of their warrants, upon consummation of the Merger); (iii) the Special Committee retained an independent financial advisor, J.C. Bradford, and independent legal counsel, Fulbright & Jaworski L.L.P.; and
(iv) the negotiations between Krasovec and the Special Committee and their respective counsel of the terms of the Merger Agreement were conducted on an arm's-length basis.

OPINION OF SPECIAL COMMITTEE'S FINANCIAL ADVISOR

     J.C. Bradford was retained by the Special Committee to assist the Special Committee and the Board of Directors in evaluating the proposed Merger and to render its opinion as to the fairness from a financial point of view of the consideration to be received by the Public Shareholders in the Merger. J.C. Bradford is a nationally recognized investment banking firm that engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. J.C. Bradford was selected as the Special Committee's financial advisor based upon such expertise.

     On March 15, 1998, J.C. Bradford delivered its oral opinion to the Special Committee to the effect that, as of such date, the Merger Consideration was fair to the Public Shareholders from a financial point of view. J.C. Bradford subsequently confirmed its oral opinion by delivery of its written opinion dated as of the date of this Proxy Statement. J.C. Bradford's opinion is directed only to the fairness from a financial point of view of the Merger Consideration to be received by the Public Shareholders in the Merger and does not constitute a recommendation to any shareholder as to whether such shareholder should vote in favor of the Merger. J.C. Bradford conducted valuation analyses of the Common Stock and evaluated the Merger Consideration, but was not asked to and did not recommend a specific per share price to be issued pursuant to the Merger. J.C. Bradford's opinion does not address the likely tax consequences of the Merger to any Public Shareholder. In addition, J.C. Bradford was not asked to consider and its opinion does not address the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. J.C. Bradford did not make an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries or affiliates and has not been provided with any such evaluation or appraisal. The full text of J.C. Bradford's written opinion, which sets forth the assumptions made, procedures followed, matters considered, and limits of its review undertaken in connection with the opinion, is included as Appendix B and is incorporated by reference herein. The Public Shareholders are urged to and should read such opinion in its entirety.


     In conducting its analysis and delivering its opinions, J.C. Bradford considered such financial and other factors as it deemed appropriate and feasible under the circumstances, including the following items J.C. Bradford considers material to its opinion: (i) the Merger Agreement; (ii) the historical and current financial position and results of operations of the Company; (iii) the Revised Projections for the fiscal years beginning September 1, 1997 and ending August 31, 2003, prepared for the Company by its senior management; (iv) certain financial and securities data of certain other companies, the securities of which are publicly traded and that J.C. Bradford believed to be generally comparable to the Company; (v) prices and premiums paid in certain other acquisitions and transactions that J.C. Bradford believed to be relevant; and
(vi) historical and current price and trading activity for the Common Stock. J.C. Bradford also held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company. With the permission of the Special Committee, J.C. Bradford assumed that financing for the Merger had been irrevocably obtained on the terms set forth in commitment letters and highly confident letters from financing sources previously reviewed by J.C. Bradford, and that the Merger Agreement had been executed and delivered by the parties thereto on terms substantially similar to those contained in the most recent draft thereof supplied to and reviewed by J.C. Bradford as of the date of its opinion. In addition, J.C. Bradford took into account its assessment of general economic, market and financial conditions and its experience in other transactions as well as its experience in securities valuation and its knowledge of the promotional products industry generally.



     J.C. Bradford's opinion is necessarily based upon general economic, market, financial and other conditions as they existed on the date thereof and the information made available to J.C. Bradford through such date. For purposes of the opinion, J.C. Bradford relied upon and assumed the accuracy and completeness of the financial and other information made available to it and did not assume responsibility for independent verification of such information. J.C. Bradford has assumed, and the management of the Company has represented, that the information provided by the Company, including the Revised Projections had a reasonable basis and reflected the best currently available estimates and judgments of the Company's management as to the recent and likely future performance of the Company. J.C. Bradford also relied upon the representations of the Company's management that they were not aware of any information or fact that would make the information provided to J.C. Bradford incomplete or misleading, J.C. Bradford was not authorized by the Special Committee or the Company to solicit, and did not solicit, other entities for purposes of a possible business combination. No limitations were imposed by the Special Committee or the Company on the scope of J.C. Bradford's investigation or the procedures to be followed in rendering its opinion. The opinion was based upon the information available to J.C. Bradford and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after such date could materially affect the assumptions used in preparing the opinion and J.C. Bradford has no duty or obligation to update or amend its opinion or otherwise advise the Special Committee, the Board of Directors or any other party or person of the occurrence of any such events.


     In preparing its report to the Special Committee, J.C. Bradford performed a variety of financial and comparative analyses and considered a variety of factors, including (i) comparable company analysis; (ii) discounted cash flow analysis; (iii) leveraged buyout analysis; (iv) premium analysis; and (v) stock trading analysis. The summary of J.C. Bradford's analyses set forth below does not purport to be a complete description of the analyses underlying J.C. Bradford's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, J.C. Bradford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, J.C. Bradford believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. With respect to the comparable company analysis summarized below, no company utilized as a comparison is identical to the Company and such analysis necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. The analyses performed by J.C. Bradford are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.


     The following is a summary of the report presented by J.C. Bradford to the Special Committee on March 7, 1998:


          (a) Comparable Company Analysis. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for several publicly traded companies engaged in businesses with characteristics similar to the Company's (the "Comparable Company Group"). The Comparable Company Group includes CCS Industries, Inc., Equity Marketing, Inc., Lillian Vernon Corp., Racing Champions Corp. and Swiss Army Brands, Inc. J.C. Bradford advised the Special Committee that there were no publicly traded companies directly comparable to the Company and the analysis had to be considered in light of that qualification. J.C. Bradford calculated the current market price of each company as a multiple of estimated 1998 earnings ("1998 P/E"), which ranged from 11.3x to 25.6x with an adjusted average multiple of 13.1x; current market price as a multiple of estimated 1999 earnings ("1999 P/E"), which ranged from 9.3x to 22.2x with an adjusted average multiple of 11.2x; current market price as a multiple of book value ("Book Value Multiple"), which ranged from 1.2x to 2.6x with an adjusted average multiple of 1.7x; total firm value (defined as equity market value plus net debt) as a multiple of last twelve months ("LTM") revenues ("Revenue Multiple"), which ranged from 0.6x to 2.1x with an adjusted average multiple of 0.9x; and total firm value as a multiple of LTM earnings and earnings before interest, taxes, depreciation and amortization ("EBITDA") (the "EBITDA Multiple"), which ranged from 5.7x to 9.0x with an adjusted average multiple of 7.4x. J.C. Bradford compared the Comparable Company Group multiples to the corresponding multiples in the Merger, including 12.6x 1998 P/E, 10.3x 1999 P/E, 2.1x Book Value Multiple, 0.9x Revenue Multiple and 7.2x EBITDA Multiple.



          (b) Discounted Cash Flow Analysis. Using discounted cash flow analysis, based on information obtained from the senior management of the Company, J.C. Bradford discounted to present value the future cash flows that the Company is projected to generate through 2003, under various circumstances, assuming the Company performed in accordance with the Revised Projections. J.C. Bradford calculated terminal values for the Company (i.e., the values at the 2003 fiscal year end) by applying multiples of EBITDA and earnings in the year 2003. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the Company's cost of capital. J.C. Bradford's analysis of operating cash flows yielded an implied value per share ranging from $19.27 to $23.17. J.C. Bradford's analysis utilizing the free cash flow method resulted in per share values ranging from $19.94 to $22.37. J.C. Bradford also calculated various implied future stock prices of the Company based on its projected net earnings for fiscal years 1999 to 2003 and discounted those prices to present values using different discount rates chosen to reflect different assumptions regarding the Company's cost of capital. Based on the above described analysis, the implied value per share ranged from $18.16 to $20.95 as compared to the closing stock price of the Common Stock on March 3, 1998 of $17.38 and the offer price of $20.70.



          (c) Leveraged Buyout Analysis. J.C. Bradford utilized the Revised Projections provided by senior management of the Company to analyze the value of the Company as a stand-alone entity in a leveraged transaction. Based on the structure of the proposed recapitalization and the proposed offer of $20.70 per share of Common Stock in the Merger, J.C. Bradford calculated the five-year internal rates of return ("IRRs") to the convertible preferred equity holders and the equity investors, and analyzed the total indebtedness to be incurred as a result of the transaction. J.C. Bradford calculated terminal values for the Company (i.e., the values at the 2003 fiscal-year end) by applying multiples of EBITDA in the year 2003. J.C. Bradford noted that, based on the foregoing, the convertible preferred equity holders are projected to achieve an IRR of between 22.9% and 25.0% over the five-year period, and that the equity investors are projected to achieve an IRR of between 31.1% and 36.9% over the five-year period. J.C. Bradford also noted that upon completion of the transaction, the Company's total indebtedness to LTM

     EBITDA ratio will be approximately 4.8x. Based upon its experience in leveraged transactions, J.C. Bradford noted that these return levels are generally consistent with those required in such transactions.


          (d) Premium Analysis. J.C. Bradford prepared an analysis of the premiums paid in 386 completed cash acquisitions of public companies since January 1995 in which 100% of the target's shares were controlled by the acquirer following the acquisition. J.C. Bradford considered, among other factors, the type of consideration used in the acquisition and the premiums paid based on the closing price of the target's shares at one day, one week and four weeks prior to the announcement. For all cash acquisitions where 100% of the target's shares were controlled by the acquirer following the acquisition, J.C. Bradford calculated median premiums of 24.0%, 27.5% and 33.6% at one day, one week, and four weeks prior to the announcement, respectively. These premiums, based upon the announcement date of March 16, 1998, imply per share equity values for the Company of $21.55, $22.15 and $22.38, respectively. These premiums, when applied to the 30-day average stock price as of March 7, 1998, imply per share equity values for the Company of $19.98, $20.55 and $21.54, respectively.


          (e) Stock Trading Analysis. J.C. Bradford reviewed and analyzed the historical trading volume and prices at which the Common Stock has traded since the Company's initial public offering. J.C. Bradford noted that trading activity was limited and that the trading market was relatively illiquid. J.C. Bradford also noted that the highest traded price was $24.00, which occurred in April 1996, and the lowest traded price was $9.25, which occurred in May 1994.


     Pursuant to the terms of an engagement letter dated February 12, 1998, the Company agreed to pay J.C. Bradford for acting as financial advisor to the Special Committee in connection with the Merger a fee as follows: (i) $50,000 upon execution of the engagement letter, (ii) $75,000 at the time J.C. Bradford notified the Special Committee that it was prepared to render its opinion concerning the Merger, and (iii) $100,000 upon delivery of the opinion by J.C. Bradford. The fees paid to J.C. Bradford were not contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse J.C. Bradford for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify J.C. Bradford and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, J.C. Bradford has traded, and may in the future trade, securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.


     J.C. Bradford was engaged by the Special Committee to render its opinion as to the fairness from a financial point of view of the consideration to be received by the Public Shareholders in the Merger in connection with the Special Committee's discharge of its fiduciary obligations. The engagement letter between J.C. Bradford and the Special Committee provides, and J.C. Bradford has advised the members of the Board of Directors and the Special Committee, that J.C. Bradford does not believe that any person (including any shareholder of the Company) other than the Board of Directors and the Special Committee has the legal right to rely upon J.C. Bradford's opinion for any claim arising under state law and that, should any such claim be brought against J.C. Bradford, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of the Company's Board of Directors and the Special Committee under applicable state law.



POSITION OF KRASOVEC, GUNNING AND JOSEPHSON AS TO FAIRNESS



     Krasovec, Gunning and Josephson have concluded that the Merger and the Merger Consideration are fair to the Public Shareholders and recommend that the Public Shareholders vote in favor of the Merger based upon the following factors: (i) the conclusions and recommendations of the Special Committee and the Company's Board of Directors; (ii) the fact that the Merger Consideration and the other terms and conditions of the Merger Agreement were the result of arm's-length good faith negotiations between the Special Committee and its advisor and Krasovec and his advisors; (iii) the Financial Analyses, (as defined below) prepared by Merrill Lynch and (iv) the other factors referred to above as having been taken into account by the Special Committee and the Board of Directors. See
"-- Determination of Fairness of the Merger by the Special Committee and the Board of Directors," "-- Opinion of the Special Committee's Financial Advisor" and "-- Material Prepared by Krasovec's Advisor." Krasovec, Gunning and Josephson also took into account the factors referred to above as having been taken into account by the Special Committee and the Company's Board of Directors.



     In view of the variety of factors considered in connection with their evaluation of the Merger and the Merger Consideration, Krasovec, Gunning and Josephson did not find it practicable to assign relative weights to the factors considered in reaching their decision and, therefore, Krasovec, Gunning and Josephson did not quantify or otherwise attach relative weights to the specific factors considered by the Special Committee, the Company's Board of Directors and themselves.



     Krasovec engaged Merrill Lynch and Allen to provide advice regarding, and to assist in negotiating, the Merger Agreement. Krasovec also engaged Merrill Lynch to assist in obtaining the financing necessary to consummate the transactions contemplated by the Merger Agreement. Neither Merrill Lynch nor Allen were engaged to, nor did either of them render, any opinion as to the fairness of the Merger Consideration. If the Merger is consummated, Allen will be paid a fee of $700,000 for providing advice and assistance with respect to negotiating the Merger Agreement and Merrill Lynch will be paid fees in the aggregate of $5,025,000 for (i) providing advice and assistance with respect to negotiating the Merger Agreement, (ii) acting as co-arranger in connection with the $50 million senior secured credit facility to be provided to the Surviving Corporation pursuant to that certain commitment letter, dated March 15, 1998 from Merrill Lynch, NationsBank and NMS, (iii) acting as an initial purchaser in connection with the issuance by the Surviving Corporation of up to $100 million principal amount of Senior Subordinated Notes pursuant to that certain highly confident letter, dated March 15, 1998, from Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iv) issuing the highly confident letter relating to the Senior Subordinated Notes and (v) acting in connection with the placement of units of Preferred Stock and common stock of the Surviving Corporation (for which Ares will also obtain a fee). Regardless of whether the Merger is consummated, Merrill Lynch and Allen will be reimbursed for all out-of-pocket expenses. All amounts owed to Merrill Lynch and Allen will be paid by the Surviving Corporation pursuant to its agreement to pay all expenses of the transaction. See "-- Expenses" and "The Merger Agreement -- Termination."


MATERIAL PREPARED BY KRASOVEC'S ADVISOR


     Merrill Lynch was retained by Krasovec to act as his financial advisor. On November 19, 1997 and again on December 5, 1997, Merrill Lynch met with Krasovec and provided him with certain financial analyses (respectively, the "November Financial Analyses" and the "December Financial Analyses" and together, the "Financial Analyses"). The Financial Analyses were preliminary and were never updated after December 5, 1997. The Financial Analyses are described below and the full text of the Financial Analyses are filed as exhibits to the Schedule 13E-3 filed with the Commission in connection with the Merger and will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of shares of Common Stock or by any representative of such a holder designated as such in writing. The description below is qualified by reference to the text of such Financial Analyses. Merrill Lynch was not requested to, and did not, render any opinion as to the fairness of the consideration to be received by the Public Shareholders, or any other party, in the Merger nor did Krasovec or the Buyout Group obtain any opinion as to the fairness of the Merger to the Public Stockholders.



     Merrill Lynch prepared the Financial Analyses based on its review of (i) the Company's publicly available business and historical financial information,
(ii) the historical market prices and trading volume of the Company's Common Stock, (iii) certain initial financial forecasts prepared and furnished by the Company's management, (iv) publicly available business and historical financial information of companies it deemed comparable to the Company, (v) the historical market prices of the common stock of the companies referred to in clause (iv), and (vi) business trends in the business segments in which the Company operates. Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it and did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company, nor was Merrill Lynch furnished with any such evaluation or appraisal.



     The following is a summary of the material financial analyses used by Merrill Lynch in preparing the December Financial Analyses (all of the analyses are as of December 5, 1997), which, except as described below, are not materially different than the financial analyses used by Merrill Lynch in preparing the November Financial Analyses:



(a)  Recent Stock Price and Earnings Performance



     Merrill Lynch reviewed the historical trading prices and volumes at which the Common Stock had traded since June 1993 (when the Company effected an initial public offering) as well as during the twelve month period beginning December 1996 and compiled the percentage of Common Stock traded within and below various price ranges. Such review included Merrill Lynch's analysis of the historical trading prices of the Common Stock as compared to the Standard & Poor's 400 Index and a composite index comprised of four other publicly traded corporations in businesses comparable to the Company's business: Cyrk Inc., Equity Marketing, HA-LO Industries and Swiss Army Brands. Representatives of Merrill Lynch advised Krasovec that there were no publicly traded companies directly comparable to the Company and that the analysis had to be considered in light of that qualification. The analysis of such historical share trading prices indicated that the Common Stock underperformed both the Standard & Poor's 400 Index and the comparable composite index during each period. Since June 1993, the Standard & Poor's 400 Index had increased 118.5%, the comparable composite index had increased 384.5%, and the Common Stock had increased 29.3%. Since December 1996, the Standard & Poor's 400 Index had increased 27%, the comparable composite index had increased 0.3%, and the Common Stock had decreased 5.6%. This analysis also revealed that the twelve month high for the Common Stock was $21.50 and the twelve month low was $12.00, with the Common Stock trading at $14.88 on December 2, 1997.



(b)  Discounted Cash Flow Analysis



     Because there are few publicly traded companies comparable to the Company and because acquisitions of comparable companies have been made primarily by the Company and have been small acquisitions with little publicly disclosed financial information, Merrill Lynch noted that the best method to value the Company was by its discounted cash flows. Merrill Lynch performed a discounted cash flow analysis based on projected cash flows per share.



     In performing the November Financial Analyses Merrill Lynch used a forecast of the Company's income statement (including EBITDA) as well as selected cash flow items (the "Initial Projections") for the years 1998 through 2004 that was prepared by the Company, without making any adjustments to such forecasts. Merrill Lynch then calculated ranges for the terminal value of the Company applying to the EBITDA estimate for fiscal year 2004 terminal value multiples ranging from 6.0x to 8.0x (which multiples were selected by Merrill Lynch on the basis of its experience and judgment). Merrill Lynch then discounted the stream of free cash flows (as estimated by Merrill Lynch) for fiscal years 1998 through 2004 as well as the terminal value of the Company using discount rates ranging from 11% to 13%, representing Merrill Lynch's estimate of the weighted average cost of capital of the Company. Based on these calculations, Merrill Lynch calculated a value per share of Common Stock ranging from $29.23 to $43.74.



     In performing the December Financial Analyses, Merrill Lynch used the Initial Projections, without making any adjustments to such forecasts. Merrill Lynch than calculated ranges for the terminal value of the Company applying to the EBITDA estimate for fiscal year 2004 terminal value multiples ranging from 6.0x to 8.0x (which multiples were selected by Merrill Lynch on the basis of its experience and judgment). Merrill Lynch then discounted the stream of free cash flows (as estimated by Merrill Lynch, such estimate being revised from the estimate used in the November Financial Analyses) for fiscal years 1998 through 2004 as well as the terminal value of the Company using discount rates ranging from 11% to 13%, representing Merrill Lynch's estimate of the weighted average cost of capital to the Company. Based on these calculations, Merrill

Lynch calculated a value per share of Common Stock ranging from $32.44 to $47.13. Merrill Lynch included this calculation in an appendix to the December Financial Analyses.



     After meetings with the Company's management and after conducting its due diligence investigation of the Company, Merrill Lynch formulated a set of adjustments to the Initial Projections which presented a more conservative projected rate of revenue growth and projected operating profit margin than the Initial Projections. Performing an analysis substantially identical to the one described in the immediately preceding paragraph above on the Initial Projections as so adjusted yielded a value per share of Common Stock ranging from $18.00 to $28.00. Merrill Lynch included this result in the December Financial Analyses.



(c) Comparable Public Company Multiples Analysis



     Merrill Lynch reviewed certain publicly available financial, operating and stock market information for Cyrk Inc., Equity Marketing Inc., HA-LO Industries, Swiss Army Brands, and Bemrose Corporation (a European company), which are publicly traded companies that Merrill Lynch deemed to be similar in certain respects to the Company. Although these companies were deemed comparable based on certain characteristics of their business, each was different from the Company in other key respects. Nevertheless, Merrill Lynch used these companies in its analysis because few publicly traded comparable companies exist. Merrill Lynch calculated, among other things, (i) market value of equity as a multiple of estimated 1997 and 1998 earnings per share and (ii) market capitalization as a multiple of the last twelve months sales, EBITDA, and EBIT. For the relevant periods the comparable companies had a (i) median market value of equity to earnings per share of 18.6x and 19.1x for estimated 1997 and 1988 earnings, respectively and (ii) market capitalization as a multiple of the last twelve month sales, EBITDA and EBIT of .87x, 8.4x and of 11.5x, respectively. The Company's multiples were lower than the median public company comparable multiple in each of the calculations with (i) market value of equity as a multiple of estimated 1997 and 1998 earnings of 12.9x and 10.9x, respectively and (ii) market capitalization as a multiple of the last twelve months sales, EBITDA and EBIT of .76x, 5.8x and 9.0x, respectively. Based on these comparable public company multiples, Merrill Lynch calculated a reference value for the Common Stock ranging from $14.50 to $25.00.



(d) Comparable Company Acquisition Multiples Analysis



     Merrill Lynch also examined ten transactions involving the acquisition of comparable manufacturing companies since 1994 and five transactions involving the acquisition of comparable distributors since 1995. The Company was the acquiror in each of the ten transactions involving manufacturing companies. For nine of the ten transactions Merrill Lynch determined the multiple of transaction value to sales, with the analysis revealing a range of 0.44x to 1.52x with the median multiple being 0.95x. For the five acquisitions of comparable distributors, HA-LO was the acquiror in three of the transactions and Cyrk Inc. was the acquiror in two of the transactions. Merrill Lynch determined for each of these five transactions the multiple of transaction value to sales, with the analysis revealing a range of 0.10x to 1.46x and the median multiple being 0.40x. These comparable company acquisition multiples indicate a reference value for the Common Stock ranging from $19.00 to $27.00.



     Selecting portions of the material set forth above, without considering the material as a whole, could create an incomplete view of the processes underlying the analysis of Merrill Lynch. Moreover, as indicated above, the material was preliminary when presented on December 5, 1997 and has not been updated since that time. Additionally, no company or transaction used in the material for comparison is identical to the Company or the Merger. The material was prepared solely for the purposes described above and did not and does not purport to be an appraisal or necessarily to reflect the prices at which businesses or securities actually may be sold. Analyses based upon projected future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Merrill Lynch, their inclusion in this Proxy Statement should not be regarded as an indication that Merrill Lynch believes that future results or actual values will not be materially different from these forecasts or assumptions.

     Merrill Lynch provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of the Company for its own account and for the account of customers.


     Merrill Lynch is acting as financial advisor in connection with the Merger based upon Merrill Lynch's qualifications, expertise and reputation, including the fact that Merrill Lynch, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes. Pursuant to an engagement letter between Krasovec and Merrill Lynch, dated as of January 12, 1998, Krasovec has agreed to pay Merrill Lynch a fee of $1,500,000 payable in cash upon the closing of the Merger. Krasovec has also agreed to pay, upon request, Merrill Lynch's reasonable out-of-pocket expenses incurred in connection with its activities under the engagement letter and to indemnify it against certain liabilities, including under the federal securities laws.


CERTAIN PROJECTIONS



     The Company does not as a matter of course make public forecasts or projections as to future revenues or results of operations. As discussed above in "-- Determination of Fairness of the Merger by the Special Committee and the Board of Directors," "-- Opinion of Special Committee's Financial Advisor," and "-- Material Prepared by Krasovec's Advisor," management presented estimates of the Company's future financial performance to representatives of Merrill Lynch and to representatives of J.C. Bradford and to certain independent directors in connection with their analysis of the proposed Merger. Management initially prepared the Initial Projections in November 1997, which it provided to representatives of Merrill Lynch in that month . Management concluded, based upon historical performance and the Company's operating results subsequent to the preparation of the Initial Projections, that the Initial Projections were too optimistic and, accordingly, management revised its estimates in January 1998. Management provided the revised projections ("Revised Projections") to representatives of J.C. Bradford, certain independent directors and its Financing Sources in February 1998. The Initial Projections and Revised Projections are summarized in the table below.



     While presented with numerical specificity, the projections are based upon numerous estimates and assumptions that are inherently subject to significant business, economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives and targets over the applicable periods that are more aggressive than recent historical results. Because there can be no assurance that the Company will complete any acquisitions, the projections do not reflect any future acquisitions by the Company and were prepared based on the assumption that the Company will not complete any acquisitions of other businesses during the five-year period covered by the projections. An important element of the Company's business strategy is to selectively acquire other businesses. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those predicted.



     While the projections were prepared in good faith, no assurance can be made regarding future events. Therefore, such projections cannot be considered a reliable predictor of future operating results, and this information should not be relied upon as such. Additionally, the financial projections do not reflect revised prospects for the Company, changes in general business and economic conditions, or any other transaction or event that has occurred or may occur and that was not anticipated at the time such information was prepared. The projections were not prepared with a view toward public disclosure or complying with either the published guidelines of the Commission regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures regarding these projections, and accordingly, assume no responsibility for them. Shareholders are cautioned not to place undue reliance on the projections.



                                        FOR THE FISCAL YEAR ENDED AUGUST 31,
                              ---------------------------------------------------------
                               1998      1999      2000      2001      2002      2003
                              -------   -------   -------   -------   -------   -------
                                               (DOLLARS IN THOUSANDS)
Initial Projections:
  Sales.....................  194,642   209,676   225,906   243,432   262,358   282,801
  EBITDA....................   26,900    30,600    34,100    38,000    42,300    47,000
Revised Projections:
  Sales.....................  193,400   207,800   223,500   239,900   257,562   276,160
  EBITDA....................   26,000    29,300    32,200    35,400    38,500    42,500



CONFLICTS OF INTERESTS


     In considering the recommendations of the Company's Board of Directors, the Company's shareholders should be aware that certain members of the Company's management and the Board of Directors have interests in the Merger beyond the interests of the Public Shareholders that may create potential conflicts of interest.


     Krasovec is the Chairman, Chief Executive Officer and President of the Company and a member of the Buyout Group. Josephson, a director of the Company, is also a member of the Buyout Group. In addition, Josephson is an affiliate of Allen, which is one of the financial advisors retained by Krasovec to provide financial advice in connection with the proposed Merger. Allen and Josephson will continue to own warrants to acquire common stock of the Surviving Corporation. Due to their conflicts of interest, Krasovec and Josephson did not participate on the Special Committee and abstained from evaluating and voting on the Merger.



     As of the Record Date, Krasovec and the other members of the Buyout Group beneficially owned 660,917 and 466,543 shares of Common Stock, respectively (representing approximately 13.0% and 8.9%, respectively, of the Common Stock then outstanding). In the Merger, Krasovec's ownership position in the Company will be converted into beneficial ownership of approximately [47]% of the total outstanding common stock of the Surviving Corporation immediately after the Merger, and the ownership position in the Company of the rest of the members of the Buyout Group will be converted into beneficial ownership of approximately [24]% of the total outstanding common stock of the Surviving Corporation immediately after the Merger.


     Following the Merger, the members of the Buyout Group and the New Shareholders will own, in the aggregate, 100% of the Surviving Corporation's common stock outstanding immediately after the Merger. Accordingly, the members of the Buyout Group have a direct economic interest in the Merger. See
"-- Future Plans of the Company."

     Additionally, substantially all of the members of the Buyout Group hold Company Stock Derivatives to purchase shares of Common Stock. As set forth in the Merger Agreement, all such derivatives (whether or not exercisable) will continue to be outstanding after the Effective Time and shall entitle the holders of such derivatives to purchase common stock of the Surviving Corporation under the same terms and conditions as existed immediately prior to the Effective Time, except that the term of all Company Stock Derivatives (other than convertible debt and employee incentive stock options) shall be extended for three years from the date of their current expiration. See "The Merger Agreement -- Conversion of Securities in the Merger; Treatment of Derivatives."

     The opportunity to obtain an equity interest in the Surviving Corporation may have presented the members of the Buyout Group with actual or potential conflicts of interest in connection with the Merger. In light of these inherent conflicts of interest, the Board of Directors of the Company appointed the Special Committee comprised solely of Board members who are not members of the Buyout Group and are not officers of the Company (but who will receive cash in exchange for their shares of Common Stock, including shares of Common Stock to be issued upon their anticipated exercise of their warrants, upon consummation of the Merger).

     In making its determination with respect to the Merger in accordance with its fiduciary duties to the Public Shareholders, the Special Committee and the Board of Directors considered the actual and potential conflicts of interest of the members of the Buyout Group and certain of the Board's members, along with the other matters described under "-- Determination of Fairness of the Merger by the Special Committee and the Board of Directors."

FUTURE PLANS OF THE COMPANY

     It is expected that, following the Merger, the business and operations of the Company will be continued by the Company, as the Surviving Corporation in the Merger, substantially as they are currently being conducted. However, the members of the Buyout Group and the management of the Surviving Corporation will continue to evaluate the Company's business and operations after the consummation of the Merger and make such changes as are deemed appropriate. The Company's executive and corporate headquarters is expected to remain at its current location in Austin, Texas.

     Except as otherwise indicated in this Proxy Statement, the members of the Buyout Group do not have any present plans or proposals subsequent to the Merger that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company, a sale or transfer of a material amount of assets of the Company or any material change in the Company's corporate structure. However, the Company regularly reviews various strategic acquisition opportunities and periodically engages in discussions regarding such possible acquisitions. Currently, the Company is not a party to any agreements, understandings, arrangements or negotiations regarding any material acquisitions; however, as the result of the Company's process of regularly reviewing acquisition prospects, negotiations may occur from time to time if appropriate opportunities arise. See "-- Estimated Fees and Expenses; Sources of Funds."

     The Merger Agreement provides that the directors and officers of Newco immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation. Such persons will continue as directors or officers, as the case may be, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation. It is anticipated that the sole director of Newco will be Krasovec, with an additional director who will be designated by the New Shareholders. It is also anticipated that the officers of Newco will be the current officers of the Company.

RIGHTS OF DISSENTING SHAREHOLDERS

     If the Merger Agreement is approved by the required vote of the Company's shareholders and is not abandoned or terminated, shareholders of the Company who did not vote in favor of the Merger may, by complying with Articles 5.12 and
5.13 of the TBCA, be entitled to dissenters' rights as described therein. If a shareholder of the Company has a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker or nominee, and such shareholder desires to perfect whatever dissenters' rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

     A VOTE IN FAVOR OF THE MERGER BY A SHAREHOLDER OF THE COMPANY WILL RESULT IN A WAIVER OF THE SHAREHOLDER'S DISSENTERS' RIGHTS.

     The Company's shareholders will have the right to dissent from the Merger and to obtain an appraisal of the fair value of their shares of Common Stock in the event that the Merger Agreement is approved and is not abandoned or terminated. Fair value will be determined as of the day immediately preceding the Meeting.

     The summary set forth below does not purport to be a complete statement of the provisions of Texas law relating to shareholders' rights to dissent and to obtain an appraisal of Common Stock in connection with the Merger and is qualified in its entirety by reference to Articles 5.12 and 5.13 of the TBCA, which are attached hereto as Appendix D, and the other relevant provisions of the TBCA. The TBCA contains provisions that, in the case of the merger of a corporation organized under the laws of Texas, grant Dissenting Shareholders who comply with the procedures set forth in Articles 5.12 and 5.13 the right to receive payment in cash equal to the fair value of their shares. The principal provisions of Articles 5.12 and 5.13 as they apply to the Merger are summarized below.

     To claim dissenters' rights, a shareholder must (i) prior to the shareholder vote on the Merger, file a written objection to the Merger stating that such shareholder intends to demand payment for such shareholder's Common Stock if the Merger is consummated and giving such shareholder's address to which notice of the Merger shall be mailed in the event it occurs; (ii) not vote such shareholder's Common Stock in favor of approval of the Merger; (iii) if the Merger is approved by the Company's shareholders and consummated, demand, in writing, payment of the fair value of such shareholder's shares of Common Stock from the Surviving Corporation (stating therein the number and class of shares of Common Stock owned by such shareholder and an estimate of the fair market value of such shares) within ten days after the date the notice that the Merger has become effective is delivered or mailed to the shareholder, which notice must be provided to all shareholders who complied with (i) and (ii) above within ten days after the Effective Time of the Merger; and (iv) within twenty days of filing such written demand for payment, submit to the Surviving Corporation the certificate or certificates representing such shareholder's shares of Common Stock for the purpose of having a notation placed thereon to the effect that a demand for payment with respect thereto has been made.

     Neither an abstention from voting on the Merger proposal nor a vote against the Merger will be deemed to satisfy the requirement that a written objection be filed with the Company before the vote on the Merger. However, a shareholder who has filed a written objection to the Merger as provided above will not be deemed to have waived such shareholder's dissenter's rights by abstaining from voting on the Merger proposal or otherwise not voting; however, such a shareholder will be deemed to have waived such shareholder's dissenters' rights if such shareholder votes in favor of the Merger. A shareholder who fails to make the written demand within the ten-day period described above will be bound by the Merger as if such shareholder had voted in favor thereof. If a shareholder fails to submit such shareholder's certificates within the twenty-day period described above, such shareholder's rights to receive payment pursuant to dissenters' rights shall terminate unless a court for good and sufficient cause determines otherwise.

     In the event that the Merger is approved by the Company's shareholders and a shareholder elects to exercise such shareholder's dissenters' rights, the Surviving Corporation shall, within twenty days of the date it receives such shareholder's written demand for payment, deliver or mail to such shareholder a written notice that either: (i) provides that the Surviving Corporation accepts the amount claimed by the Dissenting Shareholder as the fair value of such shareholder's shares and that the Surviving Corporation agrees to pay such amount within ninety days after the Effective Time of the Merger and upon surrender of the certificates for such shareholder's shares duly endorsed; or
(ii) contains an estimate by the Surviving Corporation of the fair value of the shares and an offer to pay such amount within ninety days after the effective date of the Merger, but only if the Surviving Corporation receives from the shareholder, within sixty days after such date, a notice from the shareholder that such shareholder agrees to accept such amount upon surrender of such shareholder's share certificate or certificates duly endorsed.

     If the Dissenting Shareholder and the Surviving Corporation fail to agree on a value within sixty days after the Effective Time of the Merger, either the shareholder or the Surviving Corporation may, within sixty days after the expiration of such sixty day period, file a petition in any court of competent jurisdiction in Travis County, Texas for the purpose of obtaining a determination of the value of the shares of the Dissenting Shareholder. Then, if the court determines that the shareholder has complied with the requirements for a Dissenting Shareholder under Articles 5.12 and 5.13 of the TBCA, the court will appoint one or more appraisers to determine the value of the shareholder's shares. All Dissenting Shareholders who do not reach agreement with the Surviving Corporation as to the value of their shares within sixty days of the effective date of the Merger will receive notice of such court proceeding, and those who are found to have complied with Articles 5.12 and 5.13 of the TBCA will be bound by the final judgment of the court as to the value of their shares.

     A Dissenting Shareholder who makes a written demand for payment of such shareholder's shares will not thereafter be entitled to vote or to exercise any other rights of a shareholder, except the right to receive payment for such shareholder's shares pursuant to the TBCA.

     A Dissenting Shareholder may withdraw such shareholder's demand for payment for such shareholder's shares at any time before such payment is made. The demand may not be withdrawn after payment by the Surviving Corporation has been made nor may the demand be withdrawn after a petition has been filed with a court for such payment unless the Surviving Corporation consents to the withdrawal of the demand.

     In the absence of fraud in the transaction, the remedy provided by Article
5.12 of the TBCA is the exclusive remedy for the recovery of the value of shares or money damages by a Dissenting Shareholder. If the Surviving Corporation complies but a Dissenting Shareholder fails to comply with the requirements of Articles 5.12 and 5.13 of the TBCA, such shareholder is not entitled to bring an action for the recovery of the value of such shareholder's shares or for money damages.

     ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF THE RIGHTS SUMMARIZED ABOVE IN CONNECTION WITH THE MERGER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN COUNSEL. THE FAILURE BY A SHAREHOLDER TO FOLLOW PRECISELY ALL OF THE STEPS REQUIRED BY ARTICLES 5.12 AND 5.13 OF THE TBCA WILL RESULT IN THE LOSS OF THOSE RIGHTS.

ESTIMATED FEES AND EXPENSES; SOURCES OF FUNDS

     Estimated fees and expenses incurred or to be incurred by the Company, LLC, Newco and the members of the Buyout Group in connection with the Merger Agreement and the transactions contemplated thereby are approximately as follows:

Payment of Merger Consideration(1)..........................  $85,000,000
Financial advisory fees, financing commitment fees and
  expenses(2)...............................................    7,175,000
Legal fees and expenses(3)..................................    1,475,000
Accounting and appraisal fees and expenses..................      150,000
SEC filing fees.............................................       16,800
Printing and mailing expenses...............................       75,000
Paying Agent fees and expenses..............................        1,500
Miscellaneous expenses......................................      106,700
                                                              -----------
          TOTAL.............................................  $94,000,000

---------------

(1) Includes payment for all outstanding shares of Common Stock other than those owned by members of the Buyout Group.


(2) Includes the fees and estimated expenses of J.C. Bradford, Merrill Lynch and Allen See "-- Opinion of Special Committee's Financial Advisor" and
    "-- Position of Krasovec, Gunning and Josephson as to Fairness."


(3) Includes the estimated fees and expenses of legal counsel for the Special Committee, for the Company, for J.C. Bradford, for Krasovec and the members of the Buyout Group, for Merrill Lynch and for Ares.

     The total funds required to pay the Merger Consideration of $20.70 per share to all Public Shareholders, consummate the other transactions contemplated by the Merger Agreement, refinance certain of the Company's current indebtedness, fund the Surviving Corporation's working capital needs after the Merger, and pay all related fees, costs and expenses is estimated to be approximately $179.3 million, which amount will be obtained by means of certain equity contributions and borrowings as described below. Except as otherwise stated below, all of such equity contributions will become effective at the Effective Time, and all of such borrowings will become available immediately subsequent to the Effective Time upon satisfaction of the conditions in the loan documents. None of the equity contributions or borrowings will become effective or available if the Merger is not consummated for any reason. The terms of and the documentation for the intended borrowings have not yet been finalized and are still being negotiated. Accordingly, the description below of such borrowings is preliminary and not necessarily complete. In any event, the final documentation for such borrowings might contain terms and conditions that are more or less restrictive than currently contemplated.

     The total financing for the Merger Agreement and related costs and expenses will be approximately $179.3 million, of which approximately $85 million will be required to pay the Merger Consideration to the Public Shareholders and approximately $94.3 million will have been incurred to refinance certain of the Company's current indebtedness, fund the Surviving Corporation's working capital needs after the Merger and to pay all expenses of the Company, LLC, Newco and the members of the Buyout Group in connection with the Merger Agreement and the transactions contemplated thereby. Such funds will be furnished from (i) the Equity Financing of approximately $44.3 million, consisting of (A) approximately $24.3 million to be provided by the Buyout Group and the Additional Common Shareholders and (B) $20 million from the issuance to the Preferred Shareholders by the Surviving Corporation of units of Preferred Stock and common stock of the Surviving Corporation, which will be provided pursuant to a commitment letter from Ares, (ii) the $50 million Credit Facilities to be provided to the Surviving Corporation pursuant to a commitment letter from Merrill Lynch, NationsBank and NMS, consisting of (A) a $25 million senior secured term loan which will be fully drawn at the Effective Time and (B) a $25 million senior secured revolving credit facility, of which no more than $10 million will be drawn at the Effective Time, and (iii) up to $100 million from the issuance by the Surviving Corporation of the Senior Subordinated Notes at the Effective Time.


     Equity Financing. At the Effective Time, the Equity Financing, in the amount of approximately $44.3 million, will consist of (A) approximately $24.3 million to be provided by the Buyout Group and the Additional Common Shareholders, as described below, and (B) $20 million from the issuance by the Surviving Corporation of units of Preferred Stock and common stock of the Surviving Corporation, which will be provided pursuant to a commitment letter from Ares, as described below:



     Additional Common Shareholders. Of the $24.3 million of Equity Financing, approximately $20.3 million will be provided by the members of the Buyout Group, by converting their Common Stock (valued at the Merger Consideration of $20.70 per share) into common stock of the Surviving Corporation, and approximately $4 million will be provided through the issuance of new shares of common stock by the Surviving Corporation at the Effective Time to the Additional Common Shareholders, which shareholders may include members of the Buyout Group. An employee of Merrill Lynch is a member of a limited liability company that is anticipated to be an Additional Common Shareholder.


     Preferred Shareholders. At the Effective Time, the Surviving Corporation will issue to the Preferred Shareholders 20,000 units ("Units"), each consisting of (i) one share of the Surviving Corporation's Preferred Stock with a liquidation preference ("Liquidation Preference") of $1,000 per share, and (ii) an undetermined number of shares of common stock. The total number of shares of common stock to be issued to the Preferred Shareholders will represent 15% of the fully diluted common equity of the Surviving Corporation. The Preferred Stock will have no voting rights, other than as required by law, and will be ranked senior in liquidation and payment of dividends to all other classes of capital stock of the Surviving Corporation, now outstanding or hereafter issued. The annual dividend rate (the "Dividend Rate") of the Preferred Stock will be the greater of (i) 12.25% and (ii) the yield to maturity on the Senior Subordinated Notes plus 250 basis points. For the first five years after issuance, dividends will be payable, at the Surviving Corporation's option, in additional shares of Preferred Stock or cash. Thereafter, dividends will be payable in cash. All dividends will accumulate and will be payable (whether in cash or Preferred Stock) quarterly, in arrears. Dividends will accumulate on all unpaid dividends at the applicable annual Dividend Rate.

     The Preferred Stock will be redeemable, in whole or in part, at the option of the Surviving Corporation at any time on or after the dividend payment date that is closest to the fifth anniversary of issuance. The Preferred Stock will also be redeemable at the option of the Surviving Corporation any time on or prior to the fifth anniversary of issuance in certain instances. The Surviving Corporation will have the option to exchange the Preferred Stock at any time for subordinated notes that will have substantially the same terms as the Preferred Stock.

     Credit Facilities. At the Effective Time, Merrill Lynch, NationsBank and certain other lenders (collectively, the "Lenders") will make available to the Surviving Corporation senior secured credit facilities in an aggregate principal amount of $50 million, such Credit Facilities comprising:

     Term Loan Facility. The Lenders will make available a term loan facility in an aggregate principal amount of $25 million (the "Term Loan Facility"). The Term Loan Facility will mature on the fifth anniversary of the Effective Time. Amounts outstanding under the Term Loan Facility will amortize, beginning with the last business day of the first full fiscal quarter after the Effective Time, on a quarterly basis during each year as set forth below:

YEAR                                                AMOUNT
----                                              -----------
1998............................................  $ 3,000,000
1999............................................    4,000,000
2000............................................    5,000,000
2001............................................    6,500,000
2002............................................    6,500,000
                                                  -----------
                                                  $25,000,000

     The Term Loan Facility will be available solely on the Effective Time in a single draw. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed. Borrowings under the Term Loan Facility may be prepaid at any time in whole or in part at the option of the Surviving Corporation, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, prepayments not made on the last day of the relevant interest period). Voluntary prepayments under the Term Loan Facility will be applied pro rata against the remaining scheduled amortization payments under the Term Loan Facility.

     Revolving Facility. The Lenders will make available a revolving credit facility in an aggregate principal amount of $25 million (the "Revolving Facility"). The Revolving Facility will mature on the fifth anniversary of the Effective Time (the "Revolving Facility Maturity Date"). The Revolving Facility will be available for working capital and general corporate purposes in the form of revolving loans and letters of credit ("Letters of Credit") on and after the Effective Time until 30 business days prior to the Revolving Facility Maturity Date. Amounts repaid under the Revolving Facility may be reborrowed to the extent of the commitments then in effect. At the Effective Time, not more than $10 million shall be drawn under the Revolving Facility to consummate the Merger. The unutilized portion of the commitments under the Revolving Facility may be reduced and Revolving Loans may be repaid at any time, in each case, at the option of the Surviving Corporation, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, prepayments not made on the last day of the relevant interest period).

     The Credit Facilities will be secured by (i) a perfected first priority lien on, and pledge of, all the capital stock and intercompany debt of each of the direct and indirect subsidiaries of the Surviving Corporation existing at the Effective Time or thereafter created or acquired (except that to the extent that the pledge thereof would cause material adverse tax consequences, such pledge with respect to foreign subsidiaries shall be limited to 65% of the capital stock of "first tier" foreign subsidiaries), and (ii) a perfected first priority lien on, and security interest in, all of the tangible and intangible properties and assets (including all real property) of the Surviving Corporation and its direct and indirect domestic subsidiaries existing at the Effective Time or thereafter created or acquired, except for those properties and assets which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, shall determine in its sole discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby (it being understood that none of the foregoing shall be subject to any other liens or security interests, except for certain customary exceptions to be agreed upon) (all of such collateral, the "Collateral").

     The Surviving Corporation will be entitled to make borrowings at either LIBOR or ABR, plus (A) with respect to LIBOR Loans, (i) in the case of loans under the Revolving Facility, 2.50% per annum; (ii) in the case of loans under the Term Loan Facility, 2.50% per annum; and (B) with respect to ABR Loans, (i) in the case of loans under the Revolving Facility, 1.50% per annum; and (ii) in the case of loans under the Term Loan Facility, 1.50% per annum. A pricing grid governing such rates showing stepups/stepdowns in such rates beginning 12 months after the Effective Time shall be negotiated based upon improved credit measures.

     The Credit Facilities will be subject to a 0.50% per annum commitment fee on the undrawn amount of the commitment, commencing at the Effective Time. The Company intends to repay all indebtedness and terminate all commitments to make extensions of credit under its existing $125 million credit facility arranged by Merrill Lynch (the "Old Credit Facility"). Other than as described herein, the Company has no present plans or arrangements to refinance or repay the Credit Facilities.

     Senior Subordinated Notes. At the Effective Time, the Surviving Corporation will issue up to $100 million principal amount of unsecured senior subordinated notes due 2008, which notes will be sold or placed pursuant to a highly confident letter, dated March 15, 1998, by Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates.

EXPENSES

     Except with regard to the expense payments described under the caption "The Merger Agreement -- Termination," the Merger Agreement provides that in the event the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses. In the event the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including those incurred by LLC and Newco) will be paid by the Surviving Corporation.

THE MERGER AGREEMENT

     The following discussion is a summary of the material provisions of the Merger Agreement. This summary and all other discussions of the terms and conditions of the Merger and the Merger Agreement included elsewhere in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated by reference herein. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement.

THE MERGER

     On the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Newco will be merged with and into the Company in accordance with the applicable provisions of the TBCA, and the separate corporate existence of Newco will thereupon cease. The Company will be the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Merger will have the effects specified in the TBCA and in the Merger Agreement.

EFFECTIVE TIME

     Within two business days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the date of the Merger) set forth in the Merger Agreement is satisfied or waived or at such other time or date as the parties may agree, Newco and the Company will cause articles of merger to be filed with the Secretary of State of the State of Texas as provided in the TBCA. Upon completion of such filing and the issuance of a certificate of merger by the Secretary of State of the State of Texas, the Merger will become effective in accordance with the TBCA.

ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

     The Merger Agreement provides that the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, as amended to reflect the Charter Amendment, and the by-laws of the Company, as in effect immediately prior to the Effective Time, shall become, from and after the Effective

Time, the articles of incorporation and by-laws of the Surviving Corporation until amended in accordance with their terms and the TBCA.

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     The Merger Agreement provides that the directors and officers of Newco immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation. Such persons will continue as directors or officers, as the case may be, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation. It is anticipated that the sole director of Newco will be Krasovec, with an additional director who will be designated by the New Shareholders. It is also anticipated that the officers of Newco will be the current officers of the Company.

CONVERSION OF SECURITIES IN THE MERGER; TREATMENT OF DERIVATIVES

     The Merger Agreement provides that, at the Effective Time, (i) each share of Common Stock (collectively, the "Company Common Shares") issued and outstanding immediately prior to the Effective Time, other than the Non-Merger Consideration Shares (as defined below) and other than Company Common Shares owned by Dissenting Shareholders, will, by virtue of the Merger and without any action on the part of the holders thereof, be converted solely and exclusively into the right to receive the Merger Consideration and any dividends payable as described below; (ii) all Company Common Shares to be converted into the right to receive the Merger Consideration pursuant to clause (i) will, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of Company Common Shares will thereafter cease to have any rights with respect to such Company Common Shares (other than the right to receive any dividends payable as described below), except the right to receive the Merger Consideration for each of the Company Common Shares, upon the surrender of such holder's certificate(s) in accordance with the terms of the Merger Agreement, without any interest thereon, as provided in the Merger Agreement, or the rights under Articles 5.11, 5.12 and 5.13 of the TBCA; (iii) each Company Common Share issued and outstanding that is owned by any member of the Buyout Group immediately prior to the Effective Time (the "Buyout Shares"), by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation; (iv) each Company Common Share issued and outstanding that is owned by the Company as treasury stock or any of the Company's Subsidiaries (as defined below) immediately prior to the Effective Time (together with the Buyout Shares and the Company Common Shares held by Dissenting Shareholders, the "Non-Merger Consideration Shares") will, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired and cease to exist without payment of any Merger Consideration therefor; (v) each share of capital stock of Newco issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Newco or the holder thereof, cease to be outstanding, be canceled and retired and cease to exist without payment of any Consideration therefor; and (vi) all notes and other debt instruments of the Company that are outstanding immediately prior to the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions. The word "Subsidiary," when used in the Merger Agreement with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

     Each Company Stock Derivative to purchase Company Common Shares outstanding immediately prior to the Effective Time shall continue to be outstanding subsequent to the Effective Time as options, warrants and convertible debt of the Surviving Corporation, subject to all expiration, lapse and other terms and conditions thereof, except that the term of all Company Stock Derivatives (other than convertible debt and employee incentive stock options) shall be extended for three years from the date of their current expiration. It is anticipated that all warrants held by directors of the Company (other than Krasovec and Josephson) will be exercised prior to the Effective Time.

PAYMENT FOR AND SURRENDER OF COMPANY COMMON SHARES

     From time to time as needed by the Paying Agent (as defined below), the Surviving Corporation will deposit with such bank or trust company designated by LLC and reasonably acceptable to the Company (the "Paying Agent"), for the benefit of the holders of Company Common Shares, cash, cash equivalents or a combination thereof in an aggregate amount equal to the product of (i) the number of Company Common Shares issued and outstanding at the Effective Time (other than the Non-Merger Consideration Shares) multiplied by (ii) the Merger Consideration (being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions from the Surviving Corporation, deliver the Merger Consideration out of the Payment Fund, and, except as described herein, the Payment Fund will not be used for any other purpose. The Company will act as paying agent with respect to payments to holders of Company Stock Derivatives described in the preceding paragraph.

     Promptly after the Effective Time, the Paying Agent will mail to each holder of record (other than the Company, members of the Buyout Group, any of the Company's Subsidiaries or any Dissenting Shareholders) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Common Shares (the "Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates will be entitled to receive for each of the Company Common Shares represented by such Certificates the Merger Consideration, and the Certificates so surrendered will promptly be canceled. Until so surrendered, Certificates will represent solely the right to receive the Merger Consideration plus any declared but unpaid dividends. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. No dividends or other distributions, if any, that are declared prior to the Effective Time and are payable after the Effective Time to holders of record of Certificates will be paid to persons entitled by reason of the Merger to receive the Merger Consideration until such persons surrender their Certificates. Upon such surrender, there will be paid to the registered holders of surrendered Certificates such declared but unpaid dividends or other distributions, if any, on the appropriate payment date.

     In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any Merger Consideration is to be paid to a person whose name is a name other than that in which the surrendered Certificate in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Paying Agent any transfer or other taxes required by reason of the payment of such Merger Consideration in a name other than that of the registered holder of the surrendered Certificate, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with the Merger Agreement, provided that the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof if required by the Surviving Corporation, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     Any portion of the Payment Fund that remains unclaimed by the former shareholders of the Company for 180 days after the Effective Time will be delivered to the Surviving Corporation, and any former shareholders of the Company will thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration for the Company Common Shares.

     Neither LLC, Newco, the Surviving Corporation nor the Paying Agent shall be liable to any holder of Company Common Shares for such shares (or dividends or distributions with respect thereto) or cash from the Payment Fund (or from the Surviving Corporation after the Payment Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Immediately prior to the time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

CLOSING OF STOCK TRANSFER RECORDS

     At the Effective Time, the stock transfer books of the Company, other than with respect to Buyout Shares, will be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties. These include representations and warranties by the Company with respect to corporate existence, good standing, corporate authority, authorization, validity and effect of the Merger Agreement, capitalization, Subsidiaries, conflicts, required filings and consents, finders' fees and brokerage commissions, receipt of J.C. Bradford's opinion, SEC filings, financial statements, undisclosed liabilities and absence of certain changes or events. LLC has also made certain representations and warranties on behalf of itself and Newco, where appropriate, with respect to limited liability company or corporate existence, good standing, corporate and limited liability company authority, authorization, validity and effect of the Merger Agreement, Subsidiaries, conflicts, required filings and consents, finders' fees and brokerage commissions, financing and certain regulatory matters.

ACQUISITION PROPOSALS

     Under the Merger Agreement, the Company has agreed to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted theretofore with respect to any Acquisition Proposal (as defined below). The Company has agreed that, prior to the Effective Time, neither it nor any of its Subsidiaries will, nor will it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit, participate in or encourage, directly or indirectly, any Acquisition Proposal or, except as set forth below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. An "Acquisition Proposal" means, other than the transactions among the Company and LLC contemplated by the Merger Agreement or that LLC consents to in writing in advance, any of the following involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for all or substantially all of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Notwithstanding the foregoing, in the event the Company receives an unsolicited written proposal or unsolicited written offer (in either case subject to due diligence) with respect to an Acquisition Proposal, the Special Committee or the Board of Directors of the Company shall be entitled to review and participate in negotiations concerning such proposal and furnish confidential information and data concerning the Company and its Subsidiaries to the offeror if the Board of Directors reasonably believes, after consultation with its counsel and its financial advisor, that there is a substantial risk that a failure to do so would violate its fiduciary duties to the shareholders of the Company; provided that (A) the Company shall have furnished, or concurrently with the provision of such information to such offeror shall furnish, LLC with all such information provided to such offeror and (B) the offeror executes a confidentiality agreement with the Company. The Company shall notify the Special Committee and LLC immediately of any such unsolicited Acquisition Proposal, or any inquiry or contact with any person with respect thereto. In addition, in the event (i) the Company enters into negotiations with respect to an unsolicited Acquisition Proposal or (ii) the Company's Board of Directors (upon recommendation of the Special Committee) shall withdraw its approval of the Merger Agreement and the transactions contemplated thereby or its recommendation to the shareholders of the Company to approve the same, then the Company shall immediately deliver an additional notice of such events to LLC. Nothing in the Merger Agreement will (x) permit the Company to terminate the Merger Agreement except as provided therein, (y) permit the Company to enter into any agreement to consummate an Acquisition Proposal for as long as the Merger Agreement remains in effect (it being agreed that for as long as the Merger Agreement remains in effect, the Company will not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal except as otherwise permitted in the Merger Agreement), or (z) affect any other obligation of the Company under the Merger Agreement. Under the Merger Agreement, LLC shall cause the members of the Buyout Group to notify the Special Committee immediately in the event a member of the Buyout Group receives an unsolicited written proposal or unsolicited written offer with respect to an Acquisition Proposal or any inquiry or contact with any person with respect thereto.

INTERIM OPERATIONS OF THE COMPANY

     Pursuant to the Merger Agreement, the Company has agreed that, prior to the Effective Time, except as contemplated by any other provision of the Merger Agreement, unless LLC has previously consented in writing thereto or unless the Chief Executive Officer of the Company has previously authorized thereto, the
Company: (i) will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and normal course, consistent with past practice;
(ii) will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees, and maintain satisfactory relationships with those persons having business relationships with them; (iii) will not amend its articles of incorporation or bylaws or comparable governing instruments; (iv) will, upon the occurrence of any event or change in circumstances as a result of which any representation or warranty of the Company contained in the Merger Agreement would be untrue or incorrect in any material respect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two business days of an executive officer of the Company obtaining knowledge thereof) notify LLC thereof; (v) will promptly deliver to LLC true and correct copies of any report, statement, application or schedule (including exhibits thereto) filed by the Company with the SEC subsequent to the date of the Merger Agreement; (vi) will not (a) issue any shares of its capital stock, other than the issuance of Common Stock issuable upon exercise of Company Stock Derivatives outstanding on the date of the Merger Agreement (in accordance with the present terms thereof), effect any stock split, or otherwise change its capitalization as it existed on the date of the Merger Agreement, (b) grant, confer or award any option, warrant, conversion right or other equity rights not existing on the date of the Merger Agreement to acquire any shares of its capital stock, (c) grant, confer or award any bonuses or other forms of incentive compensation to any officer, director or employee, except for cash bonuses or incentives consistent with past practice or under any existing agreement or automatically under any of the Company's stock option plans, (d) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases for officers and employees consistent with past practice or the terms of such employment agreement, (e) grant any severance or termination pay to, or enter into any employment, severance or termination agreement with any officer, director, or employee or amend any such agreement in any material respect other than severance arrangements consistent with past practice with respect to officers and employees terminated by the Company, or (f) adopt any new employee benefit plan or program (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan or program in any material respect;
(vii) will not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; (viii) will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) or acquire any business or assets, except for (a) any purchase or sale of inventory in the ordinary course of business, or (b) any sale, lease or other disposition of assets in the ordinary course of business; (ix) will not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned Subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business;
(x) will not, except pursuant to and in accordance with the capital budget disclosed to LLC prior to the date of the Merger Agreement, authorize, commit to, or make capital expenditures; (xi) will not mortgage or otherwise encumber or subject to any lien any properties or assets except for such of the foregoing as are in the ordinary course of business and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, financial condition, assets or liabilities of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect");
(xii) will not enter into or agree to enter into any contract without the prior written consent of LLC unless such contract is entered into by the Company for
(a) any purchase or sale of inventory undertaken in the ordinary course of business, (b) the sale of accounts receivable that are more than 180 days past due, or (c) any other contract in the ordinary course of business; (xiii) will maintain insurance consistent with past practices for its businesses and properties; (xiv) will not make any change in its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company or any of its Subsidiaries; and (xv) will not take or agree in writing or otherwise to take any action that would make any of the representations or warranties of the Company contained in the Merger Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants contained in the Merger Agreement.

CERTAIN FILINGS AND OTHER ACTIONS

     The Company and LLC have agreed, subject to the terms and conditions provided in the Merger Agreement, that they will (i) use all reasonable efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Entities, in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, including this Proxy Statement and information required by Schedule 13E-3 and Schedule 14A; and (ii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Merger Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of the Merger Agreement, the proper officers and directors of the parties will take all such necessary action.

ACCESS TO INFORMATION

     The Company has agreed that, from the date of the Merger Agreement to the Effective Time, it will, and will cause its Subsidiaries to, subject to the execution of reasonable confidentiality agreements that the Company may elect to require, (a) allow all designated officers, attorneys, accountants and other representatives of LLC reasonable access at all reasonable times upon reasonable notice to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries, as the case may be, (b) furnish to LLC, LLC's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (c) instruct the employees, counsel and financial advisors of the Company to cooperate with the other in the other's investigation of the business of it and its Subsidiaries and (d) keep LLC fully appraised and informed of all material developments with respect to the assets, business activities, financial condition, earnings and prospects of the Company and its Subsidiaries. LLC will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary.

INSURANCE; INDEMNITY

     The Merger Agreement provides that, from and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless, to the fullest extent that the Company would be required under its presently existing articles of incorporation and presently existing by-laws and applicable law, each person who is now or was prior to the date of the Merger Agreement an officer or director of the Company or any of its Subsidiaries (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), any Indemnified Party wishing to claim indemnification will promptly notify the Surviving Corporation thereof (provided that failure to so notify the Surviving Corporation will not affect the obligations of the Surviving Corporation to provide indemnification except to the extent that the Surviving Corporation shall have been prejudiced as a result of such failure). With respect to any Action for which indemnification is requested, the Surviving Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Surviving Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Surviving Corporation to the Indemnified Party of its election to assume the defense of an Action, the Surviving Corporation will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than as provided below. The Surviving Corporation will not settle any Actions without the consent of the Indemnified Party where such settlement includes an admission of civil or criminal liability on behalf of an officer or director or requires any payment to be made by the Indemnified Party. The Indemnified Party will have the right to employ counsel in any Action, but the fees and expenses of such counsel incurred after notice from the Surviving Corporation of its assumption of the defense thereof will be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party has been authorized by the Surviving Corporation in writing, (ii) the Indemnified Party will have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and the Surviving Corporation in the conduct of the defense of an Action, or (iii) the Surviving Corporation shall not in fact have employed counsel to assume the defense of an Action, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Party will be at the expense of the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld, conditioned or delayed, and the Surviving Corporation will not be obligated pursuant to the Merger Agreement to pay the fees and disbursements of more than one counsel (including local counsel) for all Indemnified Parties in any single Action, except to the extent two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

     For a period of six years after the Effective Time, the Surviving Corporation will maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that the Surviving Corporation will not be required in order to maintain or procure such coverage to pay premiums on an annualized basis in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap") (which current annual premium is approximately $100,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation will only be required to obtain as much coverage as can be obtained by paying premiums on an annualized basis equal to the Cap.

EMPLOYEE BENEFITS

     The Merger Agreement provides that from and after the Effective Time the Surviving Corporation will have sole discretion over the hiring, promotion, retention and firing of employees of the Surviving Corporation. Notwithstanding the immediately preceding sentence, the Surviving Corporation will (i) satisfy all obligations of the Company or any of its Subsidiaries under any existing severance agreement between the Company or any of its Subsidiaries and any of their officers or employees and (ii) until the expiration of at least one year after the Effective Time, satisfy all obligations of the Company or any of its Subsidiaries under their current respective severance policies. The Surviving Corporation will provide for the benefit of employees of the Surviving Corporation who were employees of the Company immediately prior to the Effective Time "employee benefit plans" within the meaning of Section 3(3) of ERISA (a) for a period of at least one year after the Effective Time, that are, in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date of the Merger Agreement, and (b) thereafter that are, at the election of the Surviving Corporation, either (i) in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date of the Merger Agreement or (ii) in the aggregate, substantially comparable to the "employee benefit plans" provided to similarly situated employees of the Surviving Corporation or its Subsidiaries who were not employees of the Company or any Subsidiary immediately prior to the Effective Time; provided, however, that notwithstanding the foregoing (A) nothing in the Merger Agreement will be deemed to require the Surviving Corporation to modify the benefit formulas under any pension, profit sharing or savings plan of the Company or any Subsidiary in a manner that increases the aggregate expenses thereof as of the date of the Merger Agreement in order to comply with the requirements of ERISA or the Code, (B) multiemployer pension plans with the meaning of 3(37) of ERISA, employee stock ownership, stock bonus, stock option and similar equity-based plans, programs and arrangements of the Company or any of its Subsidiaries are not encompassed within the meaning of the term "employee benefit plans," and (C) nothing in the Merger Agreement will obligate the Surviving Corporation to continue any particular "employee benefit plan" for any period after the Effective Time.

FINANCING

     Upon the terms and subject to the conditions of the Merger Agreement, the Company is required to use commercially reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, as promptly as practicable, proper or advisable to secure the Financing on terms substantially as outlined in the Financing Letters.

CONDITIONS

     Conditions to Each Party's Obligation To Effect the Merger. Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the fulfillment of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby (including the Charter Amendment) shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of the Company; (ii) the aggregate number of Company Common Shares owned by those Company shareholders, if any, other than members of the Buyout Group, who shall have exercised, or given notice of their intent to exercise, the rights of Dissenting Shareholders under the TBCA shall be less than ten percent (10%) of the total number of outstanding Company Common Shares; (iii) neither of the parties thereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by the Merger Agreement or the effective operation of the business of the Company and its Subsidiaries after the Effective Time; (iv) the Company shall have received the Financing on terms substantially as outlined in the Financing Letters and shall have sufficient financing thereunder to consummate the Merger; and (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, financial condition or results of operations of the Surviving Corporation following the Effective Time.

     Conditions to Obligation of the Company To Effect the Merger. Under the Merger Agreement, the obligation of the Company to effect the Merger is subject to the fulfillment of the following additional conditions: (i) (a) the representations and warranties of LLC contained in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and (b) the representations and warranties of LLC and Newco contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct in all material respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date, except (I) for changes specifically permitted by the Merger Agreement and (II) that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date; (ii) LLC shall have performed or complied with all agreements and conditions contained in the Merger Agreement required to be performed or complied with by it on or prior to the Effective Time; (iii) LLC shall have delivered to the Company a certificate, dated the Closing Date, signed by the President of LLC, certifying as to the fulfillment of the conditions specified in clauses (i) and (ii) above;
(iv) LLC shall have delivered to the Company a certificate, dated the Closing Date, signed by the President of LLC, certifying that, to its knowledge, certain conditions have been fulfilled (unless the Company is unable to deliver a specified officer's certificate); and (v) LLC shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of the Merger Agreement by LLC and the consummation by it of the transactions contemplated by the Merger Agreement, and all applicable notice periods shall have expired.


     Conditions to Obligation of LLC and Newco to Effect the Merger. Under the Merger Agreement, the obligations of LLC and Newco to effect the Merger are subject to the fulfillment of the following additional conditions: (i) (a) the representations and warranties of the Company contained in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and (b) the representations and warranties of the Company contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct in all material respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date, except (I) for changes specifically permitted by the Merger Agreement and (II) that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date; (ii) the Company shall have performed or complied with all agreements and conditions contained in the Merger Agreement required to be performed or complied with by it on or prior to the Closing Date, unless such failure to perform or comply is due to any act by, or omission of LLC or any members of the Buyout Group; (iii) the Company shall have delivered to LLC a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company, certifying as to the fulfillment of the conditions specified in clauses (i) and
(ii) above; (iv) from the date of the Merger Agreement through the Effective Time, there shall not have been any condition, event or occurrence that, individually or in the aggregate, has resulted in a Material Adverse Effect; (v) the Company shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of the Merger Agreement by the Company and the consummation by it of the transactions contemplated thereby, and all applicable notice periods shall have expired; (vi) the Company or the Board of Directors of the Company shall have taken any action needed to be taken to provide that Company Stock Derivatives will be treated as described under the caption "-- Conversion of Securities in the Merger; Treatment of Derivatives";
(vii) LLC shall have received a valuation of the assets of the Company from a reputable third party, and such other assurances it deems reasonable, that the payment of the Merger Consideration is in compliance with Article 2.38 of the TBCA, which limits the repurchase of outstanding shares if such repurchase would make the corporation insolvent or would exceed the surplus of the corporation; and (viii) the provisions of Article 13.03 of the TBCA, which restricts certain business combinations between public companies and affiliated shareholders, shall not apply to the Merger, the Merger Agreement and the transactions contemplated thereby.

TERMINATION

     Termination by Mutual Consent. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the member of LLC, by the mutual written consent of the Manager of LLC and the Special Committee or Board of Directors of the Company.

     Termination by Either the Company or LLC. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or by the member of LLC, (i) by either the Company or LLC if (a) any Governmental Entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or such injunction or other action shall have become final and nonappealable, or (b) any required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournments or postponements thereof or (ii) by either the Company or LLC, so long as such party has not breached its obligations under the Merger Agreement, if the Merger shall not have been consummated on or before September 30, 1998; provided, that the right to terminate the Merger Agreement under this clause (ii) shall not be available to any party to the Merger Agreement whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

     Termination by the Company. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or by the member of LLC, by the Company (i) if there has been a material breach of the Merger Agreement on the part of LLC of its covenants or any of its representations or warranties contained therein shall be materially inaccurate and such breach or inaccuracy has not been cured within 10 business days after written notice thereof from the Company or (ii) if the Company receives an Acquisition Proposal in writing from any person or group (a) that the Company's Board determines in its good faith judgment is more favorable to the Company's shareholders than the Merger and (b) as a result of which, the Company's Board reasonably believes, after consultation with its counsel and its financial advisor, that there is a substantial risk that a failure to terminate the Merger Agreement would violate its fiduciary duties to the shareholders of the Company.

     Termination by LLC. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the matters presented in connection with the Merger by the shareholders of the Company or by the member of LLC, by LLC if (i) there has been a material breach of the Merger Agreement on the part of the Company of its covenants or any of its representations or warranties contained therein shall be materially inaccurate and such breach or inaccuracy has not been cured within 10 business days after written notice thereof from LLC; or (ii) the Board of Directors of the Company, without the consent of LLC (a) shall have withdrawn or modified, in any manner that is adverse to LLC, its recommendation or approval of the Merger or the Merger Agreement or shall have resolved to do so or (b) shall have recommended to the shareholders of the Company any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so.

     Effect of Termination and Abandonment. In the event of termination of the Merger Agreement by either the Company or LLC pursuant to the terms described above, the Merger Agreement shall become void, and there shall be no liability or obligation on the part of LLC or the Company or their respective affiliates, officers, directors or shareholders (except (i) with respect to certain obligations of the parties to the Merger Agreement, including those with respect to expenses, insurance, indemnity and employee benefits, and (ii) to the extent that such termination results from the willful breach by a party to the Merger Agreement of any of its representations or warranties, or any of the covenants and agreements contained in the Merger Agreement). If the Merger Agreement is terminated in certain circumstances, and such termination was not due to any act by, or omission of, LLC or any member of the Buyout Group (not including the act of termination), then the Company shall pay (or reimburse) to LLC all reasonable and customary out-of-pocket fees, costs and expenses (including reasonable and customary out-of-pocket fees, costs and expenses of accountants, attorneys and financing sources (as described in the commitment letters and highly confident letter described in "Special Factors -- Estimated Expenses and Fees; Sources of Funds")) incurred by or on behalf of LLC in connection with the Merger, the Merger Agreement and the transactions contemplated thereby.

     Sole Remedy. The rights and remedies set forth above are the sole and exclusive rights and remedies of the parties to the Merger Agreement with respect to the inaccuracy of a representation or warranty or the breach of a covenant by the Company (with respect to the compliance with a covenant that was under the control of a member of the Buyout Group as an officer of the Company).

AMENDMENT

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement. The parties to the Merger Agreement may agree to any amendment or supplement to the Merger Agreement or a waiver of any provision of the Merger Agreement, either before or after the approval of the Company's shareholders (and without seeking further shareholder approval), so long as such amendment, supplement or waiver does not have a material adverse effect on the Company's shareholders which determination will be made by the Board of Directors of the Company (with interested directors abstaining due to conflicts of interest) and will be binding on the Company's shareholders.


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



     The following section summarizes the material United States federal income tax consequences of the Merger to shareholders of the Company other than the members of the Buyout Group. It is based upon laws, regulations (whether final, temporary, or proposed), rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. It does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of that shareholder's personal circumstances, nor does it address federal income tax consequences to types of taxpayers subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax exempt organizations, foreign taxpayers, securities dealers and persons who have entered into hedging transactions with respect to the Common Stock or who hold the Common Stock as part of a conversion transaction or straddle), nor does it address any aspect of state, local, foreign, federal estate and gift or other tax laws. It is assumed that the shares of Common Stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). The Company has not requested, and does not anticipate requesting, any ruling from the Internal Revenue Service with respect to the Merger.


     The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction to the Public Shareholders for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local, foreign and other tax laws. The Merger will be treated for federal income tax purposes as a redemption by the Company of the Public Stock. Any Public Shareholder that is not related to a member of the Buyout Group or to a purchaser of units of common stock and preferred stock of the Company in a way that would result in constructive ownership of such other person's stock under applicable provisions of the Code will be treated as having sold such shareholder's Common Stock for the cash received by such shareholder in the Merger. In general, for federal income tax purposes, a shareholder will recognize gain (or loss) equal to the amount by which the cash received in exchange for the Common Stock exceeds (or is exceeded by) the tax basis for such Common Stock. Assuming that the Common Stock is held as a capital asset, such gain or loss will be capital gain or loss. In the case of individuals and other noncorporate taxpayers, such gain will be subject to maximum federal income tax rates of 20% for Common Stock held for more than 18 months and 28% for Common Stock held for more than one year but for not more than 18 months. The same maximum rates apply for purposes of the alternative minimum tax.

     Shareholders who hold Common Stock issued to them by the Company after August 10, 1993 and prior to December 31, 1994 may qualify for a full or partial deferral of any gain from the sale or exchange of such Common Stock in the Merger if such shareholders purchase other stock in an original issuance satisfying the requirements for "Qualified Small Business Stock" within the meaning of Section 1202 of the Code within 60 days after the Effective Time ("Replacement Small Business Stock"). Qualified Small Business Stock generally consists of stock in a C corporation the aggregate gross assets of which do not exceed $50 million on or immediately after the date of issuance and which satisfies certain active business requirements. The amount of gain realized in the Merger will not be recognized to the extent of the cost of the Replacement Small Business Stock that is not already used to offset gains on the sale or exchange of other Qualified Small Business Stock. Any such deferred gain instead will be applied to reduce the shareholder's basis in the Replacement Small Business Stock. Shareholders will continue to be taxed as described above on the excess, if any, of the amount received in the Merger over the cost of the Replacement Small Business Stock. If the combined holding periods of the Common Stock and the Replacement Small Business Stock exceed five years, a shareholder may also qualify for a 50% exclusion of any gain from the subsequent sale or exchange of the Replacement Small Business Stock.

     The foregoing discussion may not be applicable to shareholders who acquired their Common Stock pursuant to the exercise of options or other compensation arrangements, or who are not citizens or residents of the United States, or who are otherwise subject to special tax treatment under the Code or who are treated under the Code as constructively owning Common Stock by reason of being related to a member of the Buyout Group.

     Cash payments to shareholders pursuant to the Merger may be subject to backup withholding tax at a rate of 31% on the gross amount of the Merger Consideration unless the shareholder has complied with certain reporting and/or certification procedures. The Letter of Transmittal, which will be sent to the former shareholders of the Company following the Effective Time if the Merger is consummated, will include a substitute Form W-9 on which shareholders can provide the information required to avoid backup withholding. Any amount withheld from a shareholder under the backup withholding rules will be allowed as a credit against such shareholder's federal income tax liability and may entitle the shareholder to a refund, provided that the required information is timely furnished to the Internal Revenue Service. Shareholders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular circumstances and the availability of an exemption therefrom if the shareholders cannot or do not make the certifications required by the substitute Form W-9.


     EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER IN VIEW OF THE SHAREHOLDER'S OWN PARTICULAR CIRCUMSTANCES.


ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for as a "recapitalization," as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

REGULATORY APPROVALS


     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. Pursuant to the provisions of the Merger Agreement, the consummation of the Merger is subject to any requirements of the HSR Act. Representatives of the Company and Krasovec have determined, after communications with the FTC, that an exemption from the notification requirements of the HSR Act applied to the Merger. Therefore, no filings are required under the HSR Act prior to the consummation of the Merger. No other federal or state regulatory approvals are required to be obtained, nor are any other regulatory requirements required to be complied with, in connection with consummation of the Merger by any party to the Merger Agreement.

LITIGATION

     On March 16, 1998, Harbor Finance Partners, an alleged shareholder of the Company, filed a lawsuit against the Company seeking to enjoin the Merger. The plaintiff alleged that the Merger is unfair to the Company's shareholders. The lawsuit also named the Company's directors individually and, as alternative relief, sought unspecified damages for an alleged breach of their fiduciary duties. The suit was filed in the 250th District Court of Travis County, Texas and was styled Harbor Finance Partners v. Frank P. Krasovec, et al. The plaintiff sought certification as a class action on behalf of all shareholders of the Company, except the individual defendants and their affiliates.

     The Company believes that the allegations made in the lawsuit are without merit and intends to contest them vigorously. On April 10, 1998, the Company filed special exceptions asserting that the plaintiff was not entitled to the requested relief as a matter of law. At a hearing on April 16, 1998, the Court sustained the Company's special exceptions and ordered the plaintiff to amend its pleadings to state a proper claim for relief by April 27, 1998. On April 24, 1998, the plaintiff filed a non-suit, dismissing the lawsuit.

                               MARKET INFORMATION

     The Company's Common Stock is listed for quotation on Nasdaq under the symbol "NPPI". The following table sets forth the high and low closing sales prices for the Common Stock for the fiscal periods indicated, as reported by Nasdaq.

FISCAL 1996                                                   HIGH      LOW
-----------                                                  ------    ------
First Quarter (ended December 2, 1995)....................   19.00     15.50
Second Quarter (ended March 2, 1996)......................   20.50     16.25
Third Quarter (ended June 1, 1996)........................   24.00     17.00
Fourth Quarter (ended August 31, 1996)....................   22.75     12.75
FISCAL 1997
First Quarter (ended November 30, 1996)...................   18.25     14.00
Second Quarter (ended March 1, 1997)......................   21.50     15.25
Third Quarter (ended May 31, 1997)........................   17.50     12.50
Fourth Quarter (ended August 30, 1997)....................   16.25     12.00
FISCAL 1998
First Quarter (ended November 29, 1997)...................   17.00     13.875
Second Quarter (ended February 28, 1998)..................   17.063    14.75
Third Quarter (through April 15, 1998)....................   19.938    19.75

     These quotations reflect inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily reflect actual transactions.

     On March 13, 1998, the last full trading day on which shares of stock traded prior to the Public Announcement Date, the last reported sales price
quoted by Nasdaq was $17.375 per share of Common Stock. On        , the most
recent date on which shares of stock traded prior to the printing of this Proxy
Statement, the last reported sales price quoted by Nasdaq was $          per
share of Common Stock. As of the Record Date, there were holders of record of Common Stock of the Company. The Company's shareholders are urged to obtain a current market quotation for the Common Stock.

     The Merger Consideration represents a 19% premium over the closing sale price on March 13, 1998, the last full trading day on which the Common Stock traded prior to the Public Announcement Date.

     Except for payments to shareholders in connection with a restructuring of the Company in October 1989, which were treated as dividends for accounting purposes, the Company has never paid any cash dividends or distributions on its Common Stock and intends to retain earnings for use in its business expansion. The Company paid dividends to holders of its preferred stock between fiscal 1990 and fiscal 1993. None of the preferred stock is currently outstanding. The Old Credit Facility limits the payment of cash dividends on the Company's capital stock and, in any event, the Company does not anticipate paying any cash dividends in the foreseeable future.

     On December 20, 1995, the Company sold 2,015,481 shares of Common Stock in an underwritten public offering at an offering price of $17.00 per share for an aggregate of $34,263,177 (before deducting underwriting discounts and commissions of $2,186,797 and expenses of $1,090,000).

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each member of the Buyout Group, (iv) all of the members of the Buyout Group and
(v) all of the directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possess sole voting and investment power with respect to its or his shares.

                                                               AMOUNT AND NATURE OF     PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(A)             BENEFICIAL OWNERSHIP(B)    Class(b)
          ---------------------------------------             -----------------------   ----------
Frank P. Krasovec (c).......................................           660,917             13.0%
FIVE PERCENT SHAREHOLDERS OTHER THAN KRASOVEC:
Newberger & Berman, L.L.C.(d)(e)............................           833,700             16.4%
Heartland Advisors, Inc.(d)(f)..............................           486,000              9.6%
Tweedy, Browne Company LLC(d)(g)............................           267,500              5.3%
Thomas Horstmann & Bryant, Inc.(d)(h).......................           460,000              9.1%
DIRECTORS OTHER THAN KRASOVEC:
Robert L. Seibert(i)........................................            14,587                *
John H. Wilson III(j).......................................            39,151                *
John H. Josephson(k)........................................            29,228                *
Harold Holland(l)...........................................            12,000                *
Roy D. Terracina(m).........................................            15,000                *
NAMED MEMBERS OF THE BUYOUT GROUP OTHER THAN KRASOVEC AND
  JOSEPHSON:
James P. Gunning, Jr........................................               500                *
J. Max Waits(n).............................................            13,100                *
John Finnell(o).............................................           206,553              4.1%
Michael Linderman(p)........................................            57,253              1.1%
James Preston...............................................             1,000                *
Paul W. Larson(q)...........................................            62,298              1.2%
Russell A. Devereau(r)......................................             2,500                *
George Bell Strob(s)........................................            53,193              1.0%
Brian P. Miller.............................................            17,142                *
David Kagel(t)..............................................            23,776                *
All members of the Buyout Group (12 persons)(u).............         1,127,460             21.6%
All directors and named executive officers as a group (7
  persons)(v)...............................................           770,883             14.9%
Company Employee 401(k) Plan................................             8,888                *

---------------

 *   Less than 1%

(a) Except as otherwise shown, the address of each person listed above is care of Norwood Promotional Products, Inc., 106 E. Sixth Street, Suite 300, Austin, Texas 78701.

(b) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon [5,080,751] shares outstanding as of the Record Date.

(c) Includes 7,000 shares of Common Stock issuable upon exercise of options granted to Krasovec, which are exercisable within 60 days. Includes 1,000 shares of Common Stock held of record by Krasovec's wife.

(d) Information regarding beneficial ownership has been obtained from reports on SEC Schedule 13F and 13G or from Nasdaq. This information has not been verified by the Company.

(e) The business address of Newberger & Berman, L.L.C. is 605 Third Avenue, New York, New York 10158-3698.

(f) The business address for Heartland Advisors, Inc. is 790 N. Milwaukee Street, Milwaukee, Wisconsin 53202-3712.

(g) The business address of Tweedy, Browne Company LLC is 52 Vanderbilt Avenue, New York, New York 10017.

(h) The business address of Thomson Horstmann & Bryant, Inc. is Park 80 West/Plaza Two, Saddle Brook, New Jersey 07663.

(i) Includes 6,000 shares of Common Stock issuable upon exercise of warrants granted to Mr. Seibert, which are exercisable within 60 days.

(j) Includes 27,728 shares of Common Stock issuable upon exercise of warrants granted to Mr. Wilson, which are exercisable within 60 days.

(k) Includes 27,728 shares of Common Stock issuable upon exercise of warrants granted to Josephson, which are exercisable within 60 days. Excludes 150,000 shares of Common Stock issuable upon exercise of warrants held by Allen. Josephson, a director of Allen, disclaims beneficial ownership of these shares.

(l) Includes 12,000 shares of Common Stock issuable upon exercise of warrants granted to Mr. Holland, which are exercisable within 60 days.

(m) Includes 10,500 shares of Common Stock issuable upon exercise of warrants granted to Mr. Terracina, which are exercisable within 60 days.

(n) Includes 7,862 shares of Common Stock issuable upon exercise of options granted to Mr. Waits, which are exercisable within 60 days.

(o) Includes 9,728 shares of Common Stock issuable upon exercise of options granted to Mr. Finnell, which are exercisable within 60 days.

(p) Includes 21,000 shares of Common Stock issuable upon exercise of options and warrants granted to Mr. Linderman, which are exercisable within 60 days. Includes 35,294 shares of Common Stock issuable upon the conversion of convertible debt issued to Mr. Linderman. Includes 710 shares held of record by Mr. Linderman's wife.

(q) Includes 3,867 shares of Common Stock issuable upon exercise of options granted to Mr. Larson, which are exercisable within 60 days.

(r) Includes 2,000 shares of Common Stock issuable upon exercise of options granted to Mr. Devereau, which are exercisable within 60 days.

(s) Includes 14,008 shares of Common Stock issuable upon exercise of options granted to Mr. Strob, which are exercisable within 60 days. Mr. Strob holds all of his shares of Common Stock jointly with his wife, Debra Ann Strob. Accordingly, Mrs. Strob may be deemed to share in the power to vote or direct the vote of Mr. Strob's shares.

(t) Includes 16,318 shares of Common Stock issuable upon exercise of options granted to Mr. Kagel, which are exercisable within 60 days.


(u) Includes 109,571 shares of Common Stock issuable upon exercise of options or warrants that are exercisable within 60 days. Includes 1,000 shares of Common Stock held of record by Krasovec's wife and 710 shares of Common Stock held of record by Mr. Linderman's wife. Includes 35,294 shares of Common Stock issuable upon the conversion of convertible debt issued to Mr. Linderman. Includes 39,185 shares of Common Stock held jointly by Mr. Strob and his wife.



(v) Includes 90,956 shares of Common Stock issuable upon exercise of options or warrants that are exercisable within 60 days. Includes 1,000 shares of Common Stock held of record by Krasovec's wife.


                     PURCHASES OF COMMON STOCK BY AND OTHER
                       TRANSACTIONS WITH CERTAIN PERSONS

     Neither the Company, the members of the Buyout Group, any affiliate thereof nor, to the Company's knowledge, any of the executive officers or directors of the Company have purchased Common Stock within sixty days of the date of this Proxy Statement.

     The following table sets forth certain information concerning purchases of Common Stock since September 3, 1995 by the Company, Krasovec and LLC.

                                               NUMBER OF
                                                SHARES      RANGE OF PRICES    AVERAGE PURCHASE
FISCAL QUARTER                       NAME      PURCHASED    PAID PER SHARE     PRICE PER SHARE
--------------                     ---------   ---------   -----------------   ----------------
Quarter ended May 31, 1997.......  Company      575,100    $12.625 - $13.125       $12.839
Quarter ended August 31, 1996....  Krasovec      10,000    $13.500 - $15.000       $14.250
Quarter ended May 31, 1997.......  Krasovec      13,000    $13.375 - $15.250       $14.534
Quarter ended November 29,
  1997...........................  Krasovec       5,000    $16.375 - $16.750       $16.525

                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the Proxy will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company as of August 30, 1997 and for the year then ended included in the Company's Annual Report on Form 10-K for the fiscal year ended August 30, 1997, as amended, and incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing therein.

     It is expected that representatives of Ernst & Young LLP, will be present at the Meeting, and will have an opportunity to respond to appropriate questions of shareholders and to make a statement if they so desire.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended August 30, 1997, as amended.
     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 29, 1997.
     3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1998.
     4. The Company's Current Report on Form 8-K filed on September 10, 1997.
     5. The Company's Current Report on Form 8-K filed on March 20, 1998.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified shall not be deemed to constitute a part hereof except as so modified or superseded.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                       NORWOOD PROMOTIONAL PRODUCTS, INC.

                                      AND

                                   FPK, LLC,

                                   AS AMENDED

================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                                    FPK, LLC

                                       AND

                       NORWOOD PROMOTIONAL PRODUCTS, INC.



                           DATED AS OF MARCH 15, 1998
















================================================================================

                                TABLE OF CONTENTS

                                                                                             Page

1.       THE MERGER.............................................................................1
         1.1      The Merger....................................................................1
         1.2      The Closing...................................................................2
         1.3      Effective Time................................................................2
         1.4      Company Actions...............................................................2

2.       ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND
         OFFICERS OF THE SURVIVING CORPORATION..................................................3
         2.1      Articles of Incorporation and By-laws of Surviving Corporation................3
         2.2      Directors and Officers of Surviving Corporation...............................3

3.       CONVERSION OF SECURITIES...............................................................3
         3.1      Conversion of Securities......................................................3
         3.2      Dissenting Shareholders.......................................................4
         3.3      Payment for and Surrender of Company Common Shares............................5
         3.4      Stock Transfer Books..........................................................6

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................7
         4.1      Organization and Qualification................................................7
         4.2      Authorization, Validity and Effect of Agreement...............................7
         4.3      Capitalization................................................................7
         4.4      Subsidiaries..................................................................8
         4.5      No Conflict; Required Filings and Consents....................................9
         4.6      No Brokers...................................................................10
         4.7      Opinion of Financial Advisor.................................................10
         4.8      SEC Filings; Financial Statements; Undisclosed Liabilities...................10
         4.9      Absence of Certain Changes or Events.........................................11

5.       REPRESENTATIONS AND WARRANTIES OF LLC.................................................11
         5.1      Organization.................................................................11
         5.2      Authorization, Validity and Effect of Agreement..............................11
         5.3      Subsidiaries.................................................................12
         5.4      No Conflict; Required Filings and Consents...................................12
         5.5      No Brokers...................................................................13
         5.6      Financing....................................................................13
         5.7      WARN Act.....................................................................13

6.       COVENANTS.............................................................................13
         6.1      Acquisition Proposals........................................................13
         6.2      Conduct of Business by the Company...........................................15
         6.3      Meeting of Shareholders......................................................17
         6.4      Filings, Other Action........................................................17



         6.5      Access to Information; Confidentiality.......................................17
         6.6      Publicity....................................................................18
         6.7      Reasonable Efforts; Additional Actions.......................................18
         6.8      Expenses.....................................................................19
         6.9      Insurance; Indemnity.........................................................20
         6.10     Employee Benefits............................................................21
         6.11     Conveyance Taxes.............................................................21
         6.12     Financing....................................................................22
         6.13     Newco........................................................................22

7.       CONDITIONS............................................................................22
         7.1      Conditions to Each Party's Obligation to Effect the Merger...................22
         7.2      Conditions to Obligation of Company to Effect the Merger.....................23
         7.3      Conditions to Obligation of LLC and Newco To Effect the Merger...............23

8.       TERMINATION...........................................................................24
         8.1      Termination..................................................................24
         8.2      Effect of Termination........................................................26
         8.3      Extension; Waiver............................................................26
         8.4      Sole Remedy..................................................................26

9.       GENERAL PROVISIONS....................................................................27
         9.1      Nonsurvival of Representations, Warranties and Agreements....................27
         9.2      Notices......................................................................27
         9.3      Assignment; Binding Effect...................................................28
         9.4      Entire Agreement.............................................................28
         9.5      Amendment....................................................................28
         9.6      Governing Law................................................................28
         9.7      Counterparts.................................................................28
         9.8      Headings.....................................................................29
         9.9      Interpretation...............................................................29
         9.10     Waivers......................................................................29
         9.11     Incorporation of Schedules...................................................29
         9.12     Severability.................................................................29
         9.13     Enforcement of Agreement.....................................................29


                                LIST OF SCHEDULES

Schedule 4.3      Company Stock Derivatives
Schedule 4.4      Company Subsidiaries
Schedule 4.5      Consents
Schedule 4.8      SEC Filings; Financial Statements; Undisclosed Liabilities
Schedule 4.9      Absence of Certain Changes or Events

                             INDEX OF DEFINED TERMS


Action            .............................................................................................. 20
Agreement         ................................................................................................1
Blue Sky Laws     ................................................................................................9
Cap               ...............................................................................................21
Certificate of Merger.............................................................................................2
Certificates      ................................................................................................5
Closing           ................................................................................................2
Closing Date      ................................................................................................2
Code              ................................................................................................9
Company           ................................................................................................1
Company Common Share..............................................................................................3
Company Stock Derivative..........................................................................................4
Company Stock Plan................................................................................................8
Consideration     ................................................................................................3
Effective Time    ................................................................................................2
Exchange Act      ................................................................................................2
Financing         ...............................................................................................13
Financing Letters ................................................................................................1
Governmental Entity...............................................................................................9
HSR Act           ................................................................................................9
Indemnified Party ...............................................................................................20
J.C. Bradford     ................................................................................................2
LLC               ................................................................................................1
Merger            ................................................................................................1
Newco             ................................................................................................1
Parent Material Adverse Effect...................................................................................12
Paying Agent      ................................................................................................5
Payment Fund      ................................................................................................5
Proxy Statement   ................................................................................................2
SEC               ................................................................................................2
Securities Act    ................................................................................................8
Special Committee ...............................................................................................25
Stockholders' Meeting............................................................................................17
Subsidiary        ................................................................................................8
Surviving Corporation.............................................................................................2
TBCA              ................................................................................................1
WARN Act          ...............................................................................................13


                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger (this "Agreement"), dated as of March 15, 1998, by and between FPK, LLC, a Delaware limited liability company ("LLC"), and NORWOOD PROMOTIONAL PRODUCTS, INC., a Texas corporation (the "Company").

                                   BACKGROUND

         A. LLC was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on March 13, 1998.

         B. The Board of Directors of the Company (based upon the recommendation of a special committee of its independent directors (the "Special Committee")) and the Manager of LLC have each determined that a business combination between the Company and a wholly-owned subsidiary corporation of LLC to be formed under the laws of Texas prior to the Effective Time (as defined in Section 1.3) ("Newco") is in the best interests of their respective companies and shareholders/member, whereby Newco will merge with and into the Company (the "Merger"), with the Company being the surviving corporation, all upon the terms and subject to the conditions of this Agreement.

         C. Certain executive officers and employees of the Company and certain other holders of Company Common Shares (as defined in Section 3.1 ) desire to remain shareholders of the Surviving Corporation (as defined in Section 1.1) (collectively, each being a member of the "Buyout Group"), whose members will be set forth on a list which LLC will deliver to the Company at least three days prior to the mailing of the definitive Proxy Statement (as defined in 1.4).

         D. LLC has arranged for the debt and equity financing necessary to complete the Merger to be provided to the Company simultaneous with the completion of the Merger in accordance with the terms and conditions of certain commitment letters, highly confident letters and term sheets (the "Financing Letters").

         E. Each of the Company and LLC desires to provide for the consummation of the Merger and certain other transactions relating thereto, on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, intending to be legally bound, and in consideration of the mutual agreements and covenants set forth below the parties agree as follows:

         1. THE MERGER.

            1.1    The Merger.

                   (a) On the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Newco will be merged with and into the Company in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA"), and the separate corporate existence of Newco will thereupon cease. The Company will be the surviving corporation in the Merger (as such, the "Surviving Corporation") under the corporate name it possesses immediately prior to the Effective Time.

                   (b) At and after the Effective Time, the corporate existence of the Company with all its rights, privileges, powers and franchises will continue unaffected and unimpaired by the Merger. The Merger will have the effects specified in the relevant provisions of the TBCA and in this Agreement.

         1.2 The Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article 8, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, at 10:00 a.m., local time, within two business days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date (as defined below)) set forth in Article 7 is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

         1.3 Effective Time. On the Closing Date, LLC, Newco and the Company will cause articles of merger with respect to the Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the TBCA, to be filed with the Secretary of State of the State of Texas as provided in
Article 5.04 of the TBCA. Upon completion of such filing and the issuance of a certificate of merger by the Secretary of State of the State of Texas as provided in Article 5.04(c) of the TBCA, the Merger will become effective in accordance with the TBCA. The time and date on which the Merger becomes effective is herein referred to as the "Effective Time."

         1.4 Company Actions. The Company hereby represents that (a) its Board of Directors (at a meeting duly held on March 15, 1998), based upon the recommendation of the Special Committee, has adopted resolutions by the unanimous vote of the directors (with all interested directors of the Company abstaining upon advice of counsel) recommending that the holders of Company Common Shares (as defined in Section 3.1) approve and adopt this Agreement and the transactions contemplated hereby, including (i) the conversion of the par value of the Company Common Shares from no par value to $.01 par value (the "Par Value Conversion") and (ii) the Merger, and (b) J.C. Bradford & Company, L.L.C. ("J.C. Bradford") has provided to the Special Committee its opinion that the Consideration (as defined in Section 3.1) to be received by the holders of Company Common Shares (other than the Buyout Group) pursuant to the Merger is fair to such holders from a financial point of view. The Company shall file as soon as practicable after the date hereof with the Securities and Exchange Commission (the "SEC"), a preliminary and final definitive proxy statement (including certain information described in Schedule 13E-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and required to be set forth in such proxy statement (such preliminary and final definitive proxy statement, and any amendments or supplements thereto, collectively, the "Proxy Statement") pursuant to Rule 13e-3(e)(1) and Rule 14a- 3 under the Exchange Act) and shall cause the Proxy Statement to be mailed to the holders of the Company Common Shares. The Company agrees to provide LLC and its counsel with any written or oral comments the Company or its counsel may receive from the SEC with respect to such Proxy Statement promptly after the receipt of such comments. The Company shall also provide LLC and its counsel a reasonable opportunity to review each of the filings relating to the Proxy Statement prior to its filing with the SEC or dissemination to the holders of the Company Common Shares and to participate, including by way of discussions with the SEC, in the response of the Company to such comments.

     2. ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

          2.1      Articles of Incorporation and By-laws of Surviving
                   Corporation.

                   (a) The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, as amended to reflect the Par Value Conversion and to include the terms of the preferred stock as described in the Financing Letters, shall become, from and after the Effective Time, the articles of incorporation of the Surviving Corporation until amended in accordance with its terms and the TBCA.

                   (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the by-laws of the Surviving Corporation until amended in accordance with their terms and the TBCA.

         2.2 Directors and Officers of Surviving Corporation. The directors and officers of Newco immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation and shall serve in accordance with the articles of incorporation and by-laws of the Surviving Corporation until his/her successor has been duly elected or appointed and qualified or until his/her earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

     3.  CONVERSION OF SECURITIES.

         3.1       Conversion of Securities.

                   (a) At the Effective Time, each share of Common Stock, (which immediately prior to the Merger will be converted from no par value to $.01 par value), of the Company (each a "Company Common Share" and collectively, the "Company Common Shares") issued and outstanding immediately prior to the Effective Time, other than as described in Sections 3.1(c), 3.1(d) and 3.2 hereof, by virtue of the Merger and without any action on the part of the holders thereof, will be converted solely and exclusively into the right to receive $20.70 per share in cash (the "Consideration") and any dividends payable in accordance with Section 3.3(b).

                   (b) At the Effective Time, all Company Common Shares to be converted into the right to receive the Consideration pursuant to this Section 3.1, by virtue of the Merger and without any action on the part of the holders thereof, will cease to be outstanding, be canceled and retired and cease to exist, and each holder of Company Common Shares will thereafter cease to have any rights with respect to such Company Common Shares (other than the right to receive any dividends payable in accordance with Section 3.3(b)), except the right to receive the Consideration for each of the Company Common Shares, upon the surrender of such certificate in accordance with Section 3.3, without any interest thereon, as provided in this Agreement or the rights under Article 5.11 of the TBCA.

                   (c) At the Effective Time, each Company Common Share issued and outstanding that is owned by any member of the Buyout Group immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

                   (d) At the Effective Time, each Company Common Share issued and outstanding that is owned by the Company or any of its Subsidiaries (as defined in Section 4.4) as treasury stock, by virtue of the Merger and without any action on the part of the holder thereof, will cease to be outstanding, be canceled and retired and cease to exist without payment of any Consideration therefor.

                   (e) At the Effective Time, each share of the capital stock of Newco issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Newco or the holder thereof, will cease to be outstanding, be canceled and retired and cease to exist without payment of any Consideration therefor.

                   (f) All notes and other debt instruments of the Company which are outstanding immediately prior to the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

                   (g) All options and warrants to purchase Company Common Shares and debt which is convertible into Company Common Shares which are outstanding immediately prior to the Effective Time (each, a "Company Stock Derivative") shall continue to be outstanding subsequent to the Effective Time as options, warrants and convertible debt of the Surviving Corporation, subject to all expiration, lapse and other terms and conditions thereof, except that the term of all Company Stock Derivatives (other than convertible debt and employee incentive stock options) shall be extended for three years from the date of their current expiration.

         3.2 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, holders of Company Common Shares that have, as of the Effective Time, complied with all procedures necessary to assert dissenter's rights in accordance with the TBCA, if applicable, (collectively, the "Dissenting Shareholders") shall have such rights, if any, as they may have pursuant to Articles 5.11, 5.12 and 5.13 of the TBCA and such Company Common Shares shall not be converted or be exchangeable as provided in Section 3.1, but such holders shall be entitled to receive such payment as may be determined to be due to such holders pursuant to the TBCA; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn his right to appraisal and payment under the TBCA, or if pursuant to Article 5.13.B of the TBCA, the Company shall have terminated such holder's rights under
Article 5.12 of the TBCA, such holder shall be conclusively presumed to have approved and ratified the Merger and such holder's Company

Common Shares shall thereupon be deemed to have been converted and to have become exchangeable, as of the Effective Time, into the right to receive, the Consideration, without interest thereon, upon surrender of the Certificate or Certificates (as defined in Section 3.3) in the manner provided in Section 3.3. The Company shall give LLC prompt notice of any demand for dissenter's rights received by the Company (and shall also give LLC prompt notice of any withdrawals of such demands for dissenter's rights) and LLC shall have the opportunity and right to participate in and direct all negotiations with respect to such demands. The Company shall not, except with the prior written consent of LLC (which consent shall not be unreasonably withheld, conditioned or delayed), settle or otherwise negotiate or offer to settle any such demand for dissenter's rights.

         3.3       Payment for and Surrender of Company Common Shares.

                   (a) From time to time as needed by such bank or trust company designated by LLC and reasonably acceptable to the Company (the "Paying Agent"), the Surviving Corporation will deposit with the Paying Agent, for the benefit of the holders of Company Common Shares, cash, cash equivalents or a combination thereof in an aggregate amount equal to the product of (i) the number of Company Common Shares issued and outstanding at the Effective Time (other than the Company Common Shares referred to in Sections 3.1(c) and (d) and 3.2), multiplied by (ii) the Consideration referred to in Section 3.1 (being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions from the Surviving Corporation, deliver the Consideration contemplated by Section 3.1 out of the Payment Fund, and, except as provided in this Section 3.3, the Payment Fund will not be used for any other purpose. The Company will act as paying agent with respect to payments to holders of Options pursuant to Section 3.1(g). The Paying Agent shall invest any cash included in the Payment Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                   (b) Promptly after the Effective Time, the Paying Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares that were converted to the right to receive the Consideration pursuant to Section 3.1 (the "Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates will be entitled to receive the Consideration for each of the Company Common Shares represented by such Certificates, and the Certificates so surrendered will promptly be canceled. Until so surrendered, Certificates will represent solely the right to receive the Consideration plus any declared but unpaid dividends. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. No dividends or other distributions, if any, that are declared prior to the Effective Time and are payable after the Effective Time to holders of record of Certificates will be paid to persons entitled by reason of the Merger to receive the Consideration until such persons surrender their Certificates. Upon such surrender, there will be paid to the registered holders of surrendered Certificates such declared but unpaid dividends or other distributions, if any, on the appropriate payment date. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any Consideration is to be paid to a person whose name is a name other than that in which the surrendered Certificate in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Paying Agent any transfer or other taxes required by reason of the payment of such Consideration in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Consideration deliverable in respect thereof as determined in accordance with this Agreement, provided that the person to whom the Consideration is paid shall, as a condition precedent to the payment thereof if required by the Surviving Corporation, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                   (c) Any portion of the Payment Fund which remains unclaimed by the former shareholders of the Company for 180 days after the Effective Time will be delivered to the Surviving Corporation and any former shareholders of the Company will thereafter look only to the Surviving Corporation for payment of their claim for the Consideration for the Company Common Shares.

                   (d) Neither LLC, Newco, the Surviving Corporation nor the Paying Agent shall be liable to any holder of Company Common Shares for such shares (or dividends or distributions with respect thereto) or cash from the Payment Fund (or from the Surviving Corporation after the Payment Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Immediately prior to the time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any Governmental Entity (as defined below), such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company, other than with respect to Company Common Shares held by the Buyout Group, will be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to LLC as follows:

         4.1 Organization and Qualification. The Company and each of its Subsidiaries (as defined in Section 4.4) is a corporation or organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets or liabilities of the Company and its Subsidiaries taken as a whole. The Company has previously delivered to LLC correct and complete copies of the articles of incorporation and by-laws (or equivalent governing instruments), as currently in effect, of the Company and each of its Subsidiaries.

         4.2 Authorization, Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, and, subject to receipt of necessary shareholder approval, to consummate the transactions contemplated hereby. Subject only to the approval of this Agreement, the Merger and the transactions contemplated hereby by the holders of at least two-thirds of the outstanding Company Common Shares, this Agreement, the Merger and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate action on the part of the Company is necessary to authorize this Agreement or the Merger or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and all agreements and documents contemplated hereby to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         4.3 Capitalization. The authorized capital stock of the Company consists of 20,000,000 Company Common Shares, 4,000,000 shares of cumulative convertible preferred stock, no par value (the "Company Preferred Shares") and 700 shares of cumulative preferred stock, no par value (the "Company Junior Preferred Shares"). As of the close of business on the date hereof, (a) 5,078,028 Company Common Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and 576,530 shares were held in the Company's treasury, (b) no Company Preferred Shares or Company Junior Preferred Shares were outstanding or held in the Company's treasury, (c) no Company Common Shares, Company Preferred Shares or Company Junior Preferred Shares were held by Subsidiaries of the Company, (d) a total of 410,536 Company Common Shares were reserved for future issuance pursuant to outstanding Company Stock Derivatives whether or not granted under the Company's Amended and Restated 1989 Incentive Stock Option Plan, Amended and Restated 1994 Incentive Stock Compensation Plan, 1993 Non-Qualified Stock Option Plan, 1993 Non-Employee Director Stock Purchase Plan and Second Amended and Restated Employee Stock Purchase Plan (collectively, the "Company Stock Option

Plans") and 219,464 shares were reserved for future grants whether or not under such plans, and (e) Schedule 4.3 is a true and complete list, as of the date hereof, of the holders of all Company Stock Derivatives, the number of Company Common Shares subject to each such option, warrant or convertible debt instrument and the exercise prices thereof. Except as set forth on Schedule 4.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. All Company Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or any capital stock of any its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Except as set forth on Schedule 4.3, there are no persons with registration or other similar rights to have any securities (debt or equity) of the Company registered by the Company under the Securities Act of 1933, as amended (the "Securities Act").

         4.4 Subsidiaries. Schedule 4.4 sets forth a complete and accurate list of the Subsidiaries of the Company and indicates for each such Subsidiary the jurisdiction of incorporation or organization. Except as set forth on Schedule 4.4, each of the Company's Subsidiaries is wholly owned by the Company or a Subsidiary of the Company. Each outstanding share of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, other than the security interests held by Merrill Lynch & Co., or any of its affiliates ("Merrill Lynch") as the administrative agent under the Company's current credit facility, each such share owned by the Company or another of its Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

         4.5       No Conflict; Required Filings and Consents.

                   (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to making the filings and obtaining the approvals identified in this Section 4.5, conflict with or violate any law, rule, regulation, order, judgment or decree (whether United States or foreign) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth on Schedule 4.5, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                   (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity") by either the Company or any of its Subsidiaries, except
(i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the filing of the Articles of Merger and related requirements pursuant to the TBCA, (C) filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (D) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval, triggered by the Merger or the other transactions contemplated by this Agreement as set forth on Schedule 4.5, and (E) applicable requirements, if any, of the Internal Revenue Code of 1986, as amended (the "Code"), and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not delay consummation of any of the transactions contemplated hereby in any material respect or prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                   (c) The affirmative vote of the holders of at least two-thirds of the outstanding Company Common Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the transactions contemplated hereby on behalf of the Company.

         4.6 No Brokers. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder to act on behalf of the Company in connection with the transactions contemplated by this Agreement, except for J.C. Bradford (the fees of which will be paid by the Company), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to J.C. Bradford. The Company has provided LLC with a true and correct copy of the engagement letter between the Company and J.C. Bradford.

         4.7 Opinion of Financial Advisor. J.C. Bradford has provided its opinion to the Company to the effect that, as of the date hereof, the Consideration to be received by the holders of

Company Common Shares (other than the Buyout Group) in the Merger is fair to such holders from a financial point of view, and a complete and correct signed written copy of such opinion, promptly upon receipt thereof, will be delivered to LLC.

         4.8 SEC Filings; Financial Statements; Undisclosed Liabilities. Except as set forth on Schedule 4.8, The Company has made all filings required to be made under the Exchange Act and the Securities Act with the SEC since December 31, 1995 (the "SEC Filings"). As of their respective dates, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 4.8, the financial statements set forth in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as the case may be, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange Act and to normal year-end adjustments). As of August 30, 1997, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a consolidated balance sheet of the Company under generally accepted accounting principles, except (i) liabilities that have arisen since August 31, 1997 in the ordinary course of business, (ii) liabilities that are reflected or reserved against or disclosed in the financial statements of the Company included in the SEC Filings, (iii) liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect or (iv) as otherwise disclosed to LLC in writing on or prior to the date hereof.

         4.9 Absence of Certain Changes or Events. Except as disclosed in the SEC Filings filed and publicly available prior to the date hereof, since August 30, 1997, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and as of the date hereof there has not been (i) any condition, event or occurrence that, individually or in the aggregate, has resulted in a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) except as reflected in Schedule 4.3 and except as set forth on Schedule 4.9, (x) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of August 30, 1997 or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or will have a Company Material Adverse Effect or (vi) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices except as required by generally accepted accounting principles.

     5. REPRESENTATIONS AND WARRANTIES OF LLC. LLC represents and warrants to the Company as follows:

         5.1       Organization.   LLC is a limited liability company duly
organized, validly existing and in good standing under the laws of Delaware. Newco, when formed and at the Effective Time, will be a wholly owned subsidiary corporation of LLC duly incorporated, validly existing and in good standing under the laws of Texas formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco will not incur any obligations or liabilities or engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity. LLC has previously delivered to the Company correct and complete copies of the organizational documents, as currently in effect, of LLC, and will deliver to the Company prior to the Effective Time correct and complete copies of the articles of incorporation and by-laws of Newco.

         5.2 Authorization, Validity and Effect of Agreement. LLC has the requisite limited liability company power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. Newco, when formed and at the Effective Time, will have the requisite corporate power and authority to execute and deliver all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. This Agreement, the Merger and the consummation by LLC and Newco of the transactions contemplated hereby have been duly and validly authorized by the Manager and member of LLC and will be duly and validly authorized by the Board of Directors and shareholders of Newco, and no other limited liability company action on the part of LLC is necessary, or other corporate action on the part of Newco will be necessary, to authorize this Agreement or the Merger or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by LLC and constitutes, and all agreements and documents contemplated hereby to be executed and delivered by LLC and Newco (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of LLC and Newco enforceable against each of them in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         5.3 Subsidiaries. As of the date hereof, LLC does not own any Subsidiaries. Prior to the Effective Time, LLC will not own any Subsidiaries other than Newco.

         5.4       No Conflict; Required Filings and Consents.

                   (a) The execution and delivery of this Agreement by LLC do not, and the consummation by LLC and Newco of the transactions contemplated hereby will not, (i) conflict with or violate the organizational documents of LLC or the articles of incorporation or by-laws of Newco, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree (whether United States or foreign) applicable to LLC or Newco or by which any property or asset of LLC or Newco is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of LLC or Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which LLC or Newco is a party or by which LLC or Newco or any property or asset of LLC or Newco is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent LLC or Newco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an LLC/Newco Material Adverse Effect. The term "LLC/Newco Material Adverse Effect" means any change of effect that is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets or liabilities of LLC or Newco.

                   (b) The execution and delivery of this Agreement by LLC do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by LLC and Newco will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (B) the filing of the Articles of Merger and related requirements pursuant to the TBCA, (C) filings and approvals as may be required under the HSR Act, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and
(E) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent LLC or Newco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an LLC/Newco Material Adverse Effect.

         5.5 No Brokers. Neither LLC nor its Manager has employed, nor Newco nor any of its directors or officers will employ, any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Merrill Lynch and Allen & Company Incorporated ("Allen & Co.") (the fees of which will be paid by LLC), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Merrill Lynch and Allen & Co.

         5.6 Financing. LLC has furnished to the Company complete and correct copies of the Financing Letters which LLC believes, subject to terms and the conditions set forth therein, will provide (together with the roll-over of Buyout Group's equity) all of the financing required in order to consummate the Merger (the "Financing"). LLC has no reason to believe that any conditions to the Financing will not be satisfied or that the Financing will not be available at and after the Closing.

         5.7 WARN Act. LLC does not intend to implement a "plant closing" or a "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss. 2101 et seq.) as amended (the "WARN Act"), in respect of the Company or any of its Subsidiaries within 90 days after the Closing Date. The Surviving Corporation shall be solely responsible for giving any and all notices required by the WARN Act or any similar state law or regulation because of any action taken by LLC or the Surviving Corporation with respect to the Company or any of its Subsidiaries occurring on or after the Closing Date. The parties hereby designate the Closing Date as the "effective date" for purposes of the WARN Act.

     6.  COVENANTS.

         6.1       Acquisition Proposals.

                   (a) Upon execution of this Agreement, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below). Prior to the Effective Time, the Company agrees that neither it nor any of its Subsidiaries will, nor will it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit, participate in or encourage, directly or indirectly, any Acquisition Proposal or, except as set forth below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, in the event the Company receives an unsolicited written proposal or unsolicited written offer (in either case subject to due diligence) with respect to an Acquisition Proposal, the Special Committee or the Board of Directors of the Company shall be entitled to review and participate in negotiations concerning such proposal and furnish confidential information and data concerning the Company and its Subsidiaries to the offeror if it reasonably believes, after consultation with its counsel and its financial advisor, that there is a substantial risk that a failure to do so would violate its fiduciary duties to the shareholders of the Company; provided that (A) the Company shall have furnished, or concurrently with the provision of such information to such offeror shall furnish, LLC with all such information provided to such offeror and (B) the offeror executes a confidentiality agreement with the Company. The Company shall notify the Special Committee and LLC immediately of any such unsolicited Acquisition Proposal, or any inquiry or contact with any person with respect thereto, and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal and, subject to the fiduciary duties of the Special Committee under applicable law, shall keep LLC promptly advised of all developments which could be reasonably expected to culminate in the Special Committee withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. In addition, in the event (i) the Company enters into negotiations with respect to an unsolicited Acquisition Proposal or (ii) the Company's Board of Directors (upon recommendation of the Special Committee) shall withdraw its approval of this Agreement and the transactions contemplated hereby or its recommendation to the shareholders of the Company to approve the same, then the Company shall immediately deliver an additional notice of such events to LLC. Nothing in this Section 6.1 will (x) permit the Company to terminate this Agreement except as provided in Section 8.1(f), (y) permit the Company to enter into any agreement to consummate an Acquisition Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company will not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal except as otherwise permitted herein), or (z) affect any other obligation of the Company under this Agreement.

                   (b) For purposes of this Agreement, an "Acquisition Proposal" shall mean any of the following (other than the transactions among the Company and LLC contemplated hereunder or which LLC consents to in writing in advance) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for all or substantially all of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                   (c) LLC shall cause the members of the Buyout Group to notify the Special Committee immediately in the event a member of the Buyout Group receives an unsolicited written proposal or unsolicited written offer with respect to an Acquisition Proposal or any inquiry or contact with any person with respect thereto.

         6.2       Conduct of Business by the Company.   Prior to the Effective
Time, except as contemplated by any other provision of this Agreement, unless LLC has previously consented in writing thereto or unless the Chief Executive Officer of the Company has previously authorized thereto, the Company:

                   (a) will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and normal course, consistent with past practice;

                   (b) will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                   (c) will not amend its articles of incorporation or by-laws or comparable governing instruments;

                   (d) will, upon the occurrence of any event or change in circumstances as a result of which any representation or warranty of the Company contained in Article 4 would be untrue or incorrect in any material respect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two business days of an executive officer of the Company obtaining knowledge thereof) notify LLC thereof;

                   (e) will promptly deliver to LLC true and correct copies of any report, statement, application or schedule (including any exhibits thereto) filed with the SEC subsequent to the date of this Agreement;

                   (f) will not (i) issue any shares of its capital stock other than the issuance of Company Common Shares issuable upon exercise of Company Stock Derivatives outstanding on the date of this Agreement (in accordance with the present terms thereof), effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other equity rights not existing on the date hereof to acquire any shares of its capital stock, (iii) grant, confer or award any bonuses or other forms of incentive compensation to any officer, director or employee, except for cash bonuses or incentives consistent with past practice or under any existing agreement or automatically under any of the Company Stock Option Plans, (iv) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases for officers and employees consistent with past practice or the terms of such employment agreement, (v) grant any severance or termination pay to, or enter into any employment, severance or termination agreement with any officer, director or employee or amend any such agreement in any material respect, except for severance arrangements consistent with past practice with respect to officers and employees terminated by the Company, or
(vi) adopt any new employee benefit plan or program (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan or program in any material respect;

                   (g) will not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                   (h) will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) or to acquire any business or assets, except for (i) any purchase or sale of inventory undertaken in the ordinary course of business, or
(ii) any sale, lease or other disposition of assets in the ordinary course of business;

                   (i) will not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned


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



Subsidiary of the Company, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business;

                   (j) will not, except pursuant to and in accordance with the capital budget previously disclosed in writing to LLC, authorize, commit to or make capital expenditures;

                   (k) will not mortgage or otherwise encumber or subject to any lien any properties or assets except for such of the foregoing as are in the ordinary course of business and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

                   (l) will not enter into or agree to enter into any contract without the prior written consent of LLC unless such contract is entered into by the Company for (i) any purchase or sale of inventory undertaken in the ordinary course of business, (ii) the sale of accounts receivable that are more than 180 days past due; or (iii) any other contract in the ordinary course of business;

                   (m) will maintain insurance consistent with past practices for its businesses and properties;

                   (n) will not make any change in its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company or any of its Subsidiaries; and

                   (o) will not take or agree in writing or otherwise to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         6.3      Meeting of Shareholders.   The Company will take all action
necessary in accordance with applicable law and its articles of incorporation and by-laws to convene a meeting of its shareholders (the "Shareholders' Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the Par Value Conversion, this Agreement and the Merger, the other transactions contemplated hereby and such other related matters as it deems appropriate. The Board of Directors of the Company (upon the recommendation of the Special Committee) will recommend such adoption and approval, and the Company and the Board (and the Special Committee) will each take all lawful action to solicit such approval, including, without limitation, the timely mailing of the Proxy Statement; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if the Company receives an Acquisition Proposal and the Board or the Special Committee reasonably believes, after consultation with its counsel and its financial advisor, that there is a substantial risk that a failure to do so would violate its fiduciary duties to the shareholders of the Company. At the Shareholders' Meeting, LLC shall use its reasonable efforts to cause all Company Common Shares owned by any members of the Buyout Group to be voted in favor of the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby.

         6.4       Filings, Other Action.   Subject to the terms and conditions
herein provided, the parties will: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, including the Proxy Statement and the information required by Schedule 13E-3 and Schedule 14A; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the parties will take all such necessary action.

         6.5       Access to Information; Confidentiality.   From the date
hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries to, subject to the execution of reasonable confidentiality agreements which the Company may elect to require, (a) allow all designated officers, attorneys, accountants and other representatives of LLC reasonable access at all reasonable times upon reasonable notice to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries, as the case may be, (b) furnish to LLC, LLC's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (c) instruct the employees, counsel and financial advisors of the Company to cooperate with each other in the other's investigation of the business of it and its Subsidiaries and (d) keep LLC fully appraised and informed of all material developments with respect to the assets, business activities, financial condition, earnings and prospects of the Company and its Subsidiaries. LLC will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. LLC shall keep such information confidential, subject to the requirements of any governmental or other authorities, except with respect to information that is ascertainable from public or published information or trade sources.

         6.6       Publicity.   Each of the parties agrees that it shall not,
nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with a national securities exchange or NASDAQ; provided, if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other parties.

         6.7       Reasonable Efforts; Additional Actions.

                   (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to

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



do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by, and in connection with, this Agreement, including using all reasonable efforts to (i) obtain all consents, amendments to or waivers under the terms of any of the Company's contractual arrangements required by the transactions contemplated by this Agreement (other than consents, amendments or waivers the failure of which to obtain will not, individually or in the aggregate, (x) have a Company Material Adverse Effect, (y) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement), (ii) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Exchange Act and the TBCA, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 7 and (v) ensure that the payment of the Consideration is in compliance with Article 2.38.B of the TBCA. In connection with and without limiting the foregoing, the Company shall (x) use all reasonable efforts to ensure that no state takeover statute or similar statute or regulation (including, without limitation, Article 13.03 of the TBCA) is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by the terms of this Agreement.

                   (b) If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of the Company or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company and Newco or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                   (c) In furtherance of and without limiting the above provisions, each of the Company and LLC shall as promptly as practicable following the execution and delivery of this Agreement, but not later than thirty days from the date hereof, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice ("DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Company and LLC shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and LLC shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of LLC and the Company shall use all reasonable efforts to obtain any clearance required under the HSR Act for, and to provide assistance to the other in any antitrust proceedings related to, the consummation of the transactions contemplated by this Agreement.

         6.8 Expenses. Except as provided in Article 8, in the event the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses. In the event the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including those incurred by LLC and Newco) will be paid by the Surviving Corporation.

         6.9       Insurance; Indemnity.

                   (a) From and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless, to the fullest extent that the Company would be required under its presently existing Articles of incorporation, presently existing by-laws and applicable law, each person who is now or was prior to the date hereof an officer or director of the Company or any of its Subsidiaries (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), any Indemnified Party wishing to claim indemnification will promptly notify the Surviving Corporation thereof (provided that failure to so notify the Surviving Corporation will not affect the obligations of the Surviving Corporation to provide indemnification except to the extent that the Surviving Corporation shall have been prejudiced as a result of such failure). With respect to any Action for which indemnification is requested, the Surviving Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Surviving Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Surviving Corporation to the Indemnified Party of its election to assume the defense of an Action, the Surviving Corporation will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than as provided below. The Surviving Corporation will not settle any Actions without the consent of the Indemnified Party where such settlement includes an admission of civil or criminal liability on behalf of an officer or director or requires any payment to be made by the Indemnified Party. The Indemnified Party will have the right to employ counsel in any Action, but the fees and expenses of such counsel incurred after notice from the Surviving Corporation of its assumption of the defense thereof will be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party has been authorized by the Surviving Corporation in writing, (ii) the Indemnified Party will have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and the Surviving Corporation in the conduct of the defense of an Action, or (iii) the Surviving Corporation shall not in fact have employed counsel to assume the defense of an Action, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Party will be at the expense of the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld, conditioned or delayed, and the Surviving Corporation will not be obligated pursuant to this Section 6.9(a) to pay the fees and disbursements of more than one counsel (including local counsel) for all Indemnified Parties in any single Action, except to the extent two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

                   (b) For a period of six years after the Effective Time, the Surviving Corporation will maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that the Surviving Corporation will not be required in order to maintain or procure such coverage to pay premiums on an annualized basis in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap") (which current annual premium the Company represents and warrants to be approximately $100,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation will only be required to obtain as much coverage as can be obtained by paying premiums on an annualized basis equal to the Cap.

                   (c) The provisions of this Section 6.9 will survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties covered by such Section.

         6.10      Employee Benefits.   Notwithstanding anything to the contrary
contained herein, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention and firing of employees of the Surviving Corporation. Notwithstanding the immediately preceding sentence, the Surviving Corporation will (i) satisfy all obligations of the Company or any of its Subsidiaries under any existing severance agreement between the Company or any of its Subsidiaries and any of their officers or employees and (ii) until the expiration of at least one year after the Effective Time, satisfy all obligations of the Company or any of its Subsidiaries under their current respective severance policies. The Surviving Corporation will provide for the benefit of employees of the Surviving Corporation who were employees of the Company immediately prior to the Effective Time "employee benefit plans" within the meaning of Section 3(3) of ERISA (a) for a period of at least one year after the Effective Time, that are, in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date hereof, and (b) thereafter that are, at the election of the Surviving Corporation, either (i) in the aggregate, substantially comparable to the "employee benefit plans" provided to such individuals by the Company or any Subsidiary on the date hereof or (ii) in the aggregate, substantially comparable to the "employee benefit plans" provided to similarly situated employees of the Surviving Corporation or its Subsidiaries who were not employees of the Company or any Subsidiary immediately prior to the Effective Time; provided, however, that notwithstanding the foregoing (A) nothing herein will be deemed to require the Surviving Corporation to modify the benefit formulas under any pension, profit sharing or savings plan of the Company or any Subsidiary in a manner that increases the aggregate expenses thereof as of the date hereof in order to comply with the requirements of ERISA or the Code, (B) multiemployer pension plans within the meaning of 3(37) of ERISA, employee stock ownership, stock bonus, stock option and similar equity-based plans, programs and arrangements of the Company or any of its Subsidiaries are not encompassed within the meaning of the term "employee benefit plans" hereunder, and (C) nothing herein will obligate the Surviving Corporation to continue any particular "employee benefit plan" for any period after the Effective Time.

         6.11 Conveyance Taxes. The Company and LLC will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time and each party will pay any such tax or fee which becomes payable by it on or before the Effective Time.

         6.12 Financing. Upon the terms and subject to the conditions of this Agreement, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, as promptly as practicable, proper or advisable to secure the Financing on terms substantially as outlined in the Financing Letters.

         6.13 Newco. Prior to the Effective Time, LLC shall form Newco as a wholly owned subsidiary incorporated under the laws of Texas.

     7.  CONDITIONS.

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                   (a) This Agreement and the transactions contemplated hereby (including the Par Value Conversion) shall have been approved in the manner required by applicable law by the shareholders of the Company.

                   (b) The aggregate number of Company Common Shares owned by those Company shareholders, if any, other than members of the Buyout Group, who shall have exercised, or given notice of their intent to exercise, the rights of dissenting shareholders under the TBCA shall be less than ten percent (10%) of the total number of outstanding Company Common Shares.

                   (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement or the effective operation of the business of the Company and its Subsidiaries after the Effective Time. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such injunction lifted.

                   (d) The Company shall have received the Financing on terms substantially as outlined in the Financing Letters and shall have sufficient financing thereunder to consummate the Merger.

                   (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, financial condition or results of operations of the Surviving Corporation following the Effective Time.

         7.2 Conditions to Obligation of Company to Effect the Merger. The obligation of the Company to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                   (a) (i) The representations and warranties of LLC contained in this Agreement shall have been true and correct in all material respects as of the date hereof and (ii) the representations and warranties of LLC and Newco contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date, except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

                   (b) LLC shall have performed or complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Effective Time.

                   (c) LLC shall have delivered to the Company a certificate, dated the Closing Date, signed by the President of LLC, certifying as to the fulfillment of the conditions specified in Section 7.2(a) and (b).

                   (d) LLC shall have delivered to the Company a certificate, dated the Closing Date, signed by the President of LLC, certifying that, to its knowledge, the conditions specified in Section 7.3(a) have been fulfilled; provided, however, that if the Company is unable to deliver to LLC its certificate required by Section 7.3(c) as to the fulfillment of the conditions specified in Section 7.3(a), then the Company shall not be able to fail to effect the Merger because LLC has failed to deliver the certificate required by this Section 7.2(d).

                   (e) LLC shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of this Agreement by LLC and the consummation by it of the transactions contemplated hereby, and all applicable notice periods shall have expired.

         7.3 Conditions to Obligation of LLC and Newco To Effect the Merger. The obligation of LLC and Newco to effect the Merger will be subject to the fulfillment at or prior to the Effective Time (or such other date as may be specified below) of the following additional conditions:

                   (a) (i) The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date hereof and (ii) the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date, except (A) for changes specifically permitted by this Agreement and (B) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

                   (b) The Company shall have performed or complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Effective Time, unless such failure to perform or comply is due to any act by, or omission of, LLC or any member of the Buyout Group.

                   (c) The Company shall have delivered to LLC a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company, certifying as to the fulfillment of the conditions specified in Section 7.3(a) and (b).

                   (d) From the date of this Agreement through the Effective Time, there shall not have been any condition, event or occurrence that, individually or in the aggregate, has resulted in a Company Material Adverse Effect.

                   (e) The Company shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings required in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, and all applicable notice periods shall have expired.

                   (f) The Company or the Board of Directors of the Company shall have taken any action needed to be taken to provide that Company Stock Derivatives will be treated as provided in Section 3.1(g) hereof.

                   (g) LLC shall have received a valuation of the assets of the Company from a reputable third party, and such other assurances it deems reasonable, that the payment of the Consideration is in compliance with Article
2.38 of the TBCA.

                   (h) The provisions of Article 13.03 of the TBCA shall not apply to the Merger, this Agreement and the transactions contemplated hereby.

     8.  TERMINATION.

         8.1 Termination. Notwithstanding the provisions of Article 7, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or by the member of LLC:

                   (a) by mutual written consent duly authorized by the Manager of LLC and the Special Committee or the Board of Directors of the Company on behalf of the Company;

                   (b) by either LLC or the Company if (i) any Governmental Entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or such injunction or other action shall have become final and nonappealable, or
(ii) any required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof;

                   (c) by either LLC or the Company, so long as such party has not breached its obligations hereunder, if the Merger shall not have been consummated on or before September 30, 1998; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                   (d) by the Company if there has been a material breach of this Agreement on the part of LLC of its covenants or any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy has not been cured within 10 business days after written notice thereof from the Company;

                   (e) by LLC if there has been a material breach of this Agreement on the part of the Company of its covenants or any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy has not been cured within 10 business days after written notice thereof from LLC;

                   (f) by the Company if the Company receives an Acquisition Proposal in writing from any person or group (i) that the Company's Board determines in its good faith judgment is more favorable to the Company's shareholders than the Merger and (ii) as a result of which, the Company's Board reasonably believes, after consultation with its counsel and its financial advisor, that there is a substantial risk that a failure to terminate this Agreement would violate its fiduciary duties to the shareholders of the Company; provided, that such termination pursuant to this clause (f) shall not be effective unless the Company has made payment of the full fee and expense reimbursement required by Section 8.2(b) within the earlier of (i) 20 days from the date of termination or (ii) the closing date of the Acquisition Proposal; notwithstanding the foregoing, nothing in this



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



Agreement shall prohibit the Company from entering into an agreement with respect to an Acquisition Proposal prior to the payment of the aforementioned fee and expense reimbursement.

                   (g) by LLC if the Company (without the consent of LLC) (i) shall have withdrawn or modified, in any manner which is adverse to LLC, its recommendation or approval of the Merger or this Agreement or shall have resolved to do so or (ii) shall have recommended to the shareholders of the Company any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so.

         8.2       Effect of Termination.

                   (a) In the event of termination of this Agreement by either the Company or LLC as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of LLC or the Company or their respective affiliates, officers, directors or shareholders except (i) with respect to this Section 8.2 and Sections 6.8, 6.9 and 6.10 and except for the provisions of Sections 9.3, 9.4, 9.6, 9.8, 9.9, 9.11, 9.12, and
9.13 and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement.

                   (b) If this Agreement is terminated pursuant to Sections 8.1(b)(ii) (provided that the Company Common Shares owned by the members of the Buyout Group are voted in favor of the transactions contemplated hereby), (e) (as a result of a willful and material breach of a covenant in Article 6 by the Company), (f) or (g), and such termination (or the breach giving rise thereto) was not due to any act by, or omission of, LLC or any member of the Buyout Group (not including the act of termination), then the Company shall pay (or reimburse) (not later than one business day after submission of statements therefor) to LLC all reasonable and customary out-of-pocket fees, costs and expenses (including reasonable and customary out-of-pocket fees, costs and expenses of accountants, attorneys, financing sources (as described in the Financing Letters) incurred by or on behalf of LLC in connection with the Merger, this Agreement and the transactions contemplated thereby and hereby.

                   (c) The parties agree that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement and constitute reasonable liquidated damages and not a penalty. If the Company fails to promptly pay to LLC any fee due under Section 8.2(b), in addition to any amounts paid or payable pursuant to such section, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the prime rate as published in the Wall Street Journal from time to time, from the date such fee was required to be paid.

         8.3 Extension; Waiver. At any time prior to the Effective Time, and subject to applicable law, the parties hereto, by action taken or authorized by the Company's Board of Directors and the LLC's Manager, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         8.4       Sole Remedy.  The rights and remedies set forth in Section
8.2 shall be the sole and exclusive rights and remedies of the parties hereto with respect to the inaccuracy of a representation or warranty contained in Articles 4 and 5 or the breach of a covenant contained in Article 6 by the Company (with respect to the compliance with a covenant in Article 6 that was under the control of a member of the Buyout Group as an officer of the Company).

     9.  GENERAL PROVISIONS.

         9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will not survive the Merger, provided, however, that the agreements contained in Article 3, Sections 6.8 and
6.9 and this Article 9 will survive the Merger indefinitely.

         9.2 Notices. Any notice, request, claim, demand or other communication required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                   If to the Company:

                            Norwood Promotional Products, Inc.
                            106 East Sixth Street, Suite 300
                            Austin, Texas 78701
                            Attention: Chief Financial Officer
                            Fax No.:  (512) 477-8603

                   with copies to:

                            Fulbright & Jaworski L.L.P.
                            2200 Ross Avenue, Suite 2800
                            Dallas, Texas 75201
                            Attention: Linton Barbee, Esquire
                            Fax No.: (214) 855-8200

                   If to LLC:

                            FPK, LLC
                            106 East Sixth Street, Suite 300
                            Austin, Texas 78701
                            Attention: President
                            Fax No.:  (512) 477-8603
                   with copies to:

                            Blank Rome Comisky & McCauley LLP
                            One Logan Square
                            Philadelphia, PA  19103-6998
                            Attention: G. Michael Stakias, Esquire
                            Fax No.: 215-569-5555

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         9.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except LLC may assign and/or delegate any or all of its rights and obligations hereunder to Newco or any other party controlled by LLC. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.9, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, written or oral, and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

         9.5 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may agree to any amendment or supplement to this Agreement or a waiver of any provision of this Agreement, either before or after the approval of the Company's shareholders (and without seeking further shareholder approval), so long as such amendment, supplement or waiver does not have a material adverse effect on the Company's shareholders which determination will be made by the Board of Directors of the Company and will be binding on the Company's shareholders.

         9.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws.

         9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

         9.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

         9.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa.

         9.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         9.11 Incorporation of Schedules. The Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                                     ******

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        NORWOOD PROMOTIONAL PRODUCTS, INC.


                                        By: /s/ Frank P. Krasovec
                                            -----------------------------------
                                                Name:   Frank P. Krasovec
                                                Title:  Chief Executive Officer


                                        By: /s/ James P. Gunning, Jr.
                                            -----------------------------------
                                                Name:   James P. Gunning, Jr.
                                                Title:  Chief Financial Officer


                                        FPK, LLC

                                        By:  /s/ Frank P. Krasovec
                                            -----------------------------------
                                                 Name:  Frank P. Krasovec
                                                 Title: President

                      LIST OF SCHEDULES TO MERGER AGREEMENT

Schedule 4.3      Company Stock Derivatives
Schedule 4.4      Company Subsidiaries
Schedule 4.5      Consents
Schedule 4.8      SEC Filings; Financial Statements; Undisclosed Liabilities
Schedule 4.9      Absence of Certain Changes or Events


The Schedules to this Agreement are omitted pursuant to Rule 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Securities and Exchange Commission upon request.

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER



         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into as of April 14, 1998, by and between FPK, LLC, a Delaware limited liability company ("LLC"), and Norwood Promotional Products, Inc., a Texas corporation (the "Company").

                                   BACKGROUND

         A. LLC and the Company entered into an Agreement and Plan of Merger (the "Agreement") on March 15, 1998. All capitalized terms used herein have the same meanings given to them in the Agreement.

         B. Each of LLC and the Company desires to amend the Agreement by entering into this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Section 6.7(c) of the Agreement is hereby amended to read in its entirety as follows:

                  "(c) In furtherance of and without limiting the above provisions, each of the Company and LLC shall as promptly as practicable following the execution and delivery of this Agreement, but not later than sixty days from the date hereof, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice ("DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Company and LLC shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and LLC shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of LLC and the Company shall use all reasonable efforts to obtain any clearance required under the HSR Act for, and to provide assistance to the other in any antitrust proceedings related to, the consummation of the transactions contemplated by this Agreement."

         2. Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

         3. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.



         [The remainder of this page intentionally has been left blank.]

         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                 NORWOOD PROMOTIONAL PRODUCTS, INC.


                                 By:      /s/ FRANK P. KRASOVEC
                                    -------------------------------
                                 Name: Frank P. Krasovec
                                 Title:   Chief Executive Officer


                                 By:      /s/ JAMES P. GUNNING, JR.
                                    -------------------------------
                                 Name: James P. Gunning, Jr.
                                 Title:   Chief Financial Officer


                                 FPK, LLC


                                 By:      /s/ FRANK P. KRASOVEC
                                    -------------------------------
                                 Name: Frank P. Krasovec
                                 Title:    President

                                   APPENDIX B

                         [LETTERHEAD OF J.C. BRADFORD]


                                 June   , 1998


Special Committee of the Board of Directors
Norwood Promotional Products, Inc.
106 E. Sixth Street, Suite 300
Austin, TX 78701

Gentlemen:


     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Norwood Promotional Products, Inc. (the "Company"), other than Frank P. Krasovec and the other shareholders of the Company who will continue to own shares of common stock in the surviving corporation following the merger (as defined below) (the "Krasovec Group") (such shareholders are collectively referred to herein as the "Unaffiliated Shareholders") of the consideration to be received by such Unaffiliated Shareholders in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary ("Merger Sub") of FPK, LLC, a Delaware limited liability company ("Parent"), with and into the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 15, 1998, among the Company and Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms used herein, if not otherwise defined herein, shall have the respective meanings set forth in the Merger Agreement.


     J.C. Bradford & Co., L.L.C., as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the proposed Merger and will receive a fee from the Company for our services.


     In conducting our analysis and arriving at our opinion, we have considered such financial and other information as we deemed appropriate and feasible including, among other things, the following: (i) the Merger Agreement; (ii) the historical and current financial position and results of operations of the Company; (iii) the Revised Projections for the fiscal years beginning September 1, 1997 and ending August 31, 2003, prepared for the Company by its senior management; (iv) certain financial and securities data of certain other companies, the securities of which are publicly traded, that we believed to be generally comparable to the Company; (v) prices and premiums paid in certain other acquisitions and transactions that we believed to be relevant; (vi) historical and current price and trading activity for the Common Stock; and
(vii) such other financial studies, analyses, and investigations as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition, and future prospects of the Company. With your permission, we have assumed that financing for the Merger has been irrevocably obtained on terms previously reviewed by us in commitment letters and "highly confident" letters from financing sources, and that the Merger Agreement has been executed and delivered by the parties thereto on terms substantially similar to those contained in the most recent draft of the Merger Agreement supplied to and reviewed by us.


     We have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the promotional products industry generally. Our opinion is necessarily based upon the information made available to us and conditions as they currently exist and can be evaluated as of the date hereof. We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses, and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to the recent and likely future performance of the Company. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based.

     We were not asked to consider and our opinion does not address the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. Furthermore, we were not asked to propose, nor did we propose, the consideration to be received by the Unaffiliated Shareholders in the Merger. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries or affiliates and have not been provided with any such evaluation or appraisal.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Unaffiliated Shareholders in the Merger is fair to the Unaffiliated Shareholders from a financial point of view.

                                            Very truly yours,

                                            J.C. BRADFORD & CO., L.L.C.

                                            By:
                                              ----------------------------------
                                                         David Jones
                                                    Senior Vice President

                                   APPENDIX C

                           PROPOSED CHARTER AMENDMENT

                       NORWOOD PROMOTIONAL PRODUCTS, INC.

                             ARTICLES OF AMENDMENT

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation is Norwood Promotional Products, Inc.

                                   ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the
shareholders of the corporation at a special meeting held on             , 1998.

          Article Four of the Articles of Incorporation, as amended, of the Corporation is hereby amended to be and read in its entirety as follows:

                                 "ARTICLE FOUR

          (a) The total number of shares of stock which the Corporation shall have authority to issue is 21,000,000, consisting of 20,000,000 shares of Common Stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value.

          (b) The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation is hereby authorized, at any time and from time to time, to adopt resolutions to issue the shares, to fix the number of shares, to divide the authorized and unissued shares of Preferred Stock into one or more series and to establish and alter the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any such series of Preferred Stock, in each case without the approval of the Shareholders. The number of shares of Preferred Stock of any such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by the board of directors. In case the number of shares shall be decreased, the number of shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (c) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the express provisions of the Texas Business Corporation Act and of any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive power to vote."

                                  ARTICLE III

     Each such amendment made by the Articles of Amendment to the Articles of Incorporation of the Corporation has been effected in conformity with the provisions of the Texas Business Corporation Act. The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was
[5,080,751] shares of Common Stock. Shareholders holding      shares of Common
Stock (representing in excess of two-thirds of the outstanding shares of Common Stock) voted in favor such amendment to the

Articles of Incorporation; and shareholders holding      shares of Common Stock
voted against such amendment.

                                   ARTICLE IV

     Upon the adoption of such amendment by the shareholders of the Corporation and due execution and filing of the Articles of Amendment with the Secretary of State of the State of Texas, the [5,657,281] shares of the Corporation's Common Stock, no par value per share, which are issued as of the effective date of such amendment, shall be automatically converted into, and deemed for all purposes to be an equal number of shares of the Corporation's Common Stock, $0.01 par value per share. The conversion of all shares of Common Stock outstanding immediately prior to the conversion shall occur automatically without any further action on the part of the holder of such shares and whether or not certificates representing such shares are surrendered to the Corporation. Written notice of such conversion shall be given by the secretary of the Corporation, in person or at their latest addresses reflected on the records of the Corporation, together with notice of the procedures specified by law for exchange or replacement of the certificates representing the Corporation's new Common Stock.

                                   ARTICLE V

     The foregoing amendment and the method of exchange of shares of the Corporation's capital stock (as effected by this amendment), effects a decrease in the amount of stated capital of the Corporation from $[23,024,128] to $[56,572].

     EXECUTED as of             , 1998.

                                            Norwood Promotional Products, Inc.

                                            By:
                                            ------------------------------------
                                                      Frank P. Krasovec
                                                   Chairman, President and
                                                   Chief Executive Officer

                                   APPENDIX D

                         ARTICLES 5.12 AND 5.13 OF THE
                         TEXAS BUSINESS CORPORATION ACT

     Art. 5.12  Procedure for Dissent by Shareholders as to Said Corporate
Actions

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

     Art. 5.13  Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                              106 E. SIXTH STREET
                                   SUITE 300
                              AUSTIN, TEXAS 78701

          , 1998

Dear Norwood Promotional Products, Inc. Shareholder:

     You are cordially invited and encouraged to attend the Special Meeting of Shareholders of Norwood Promotional Products, Inc. The meeting will be held on
            , 1998 at :00 a.m., local time, in the [SAN JACINTO ROOM] at The Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas.

     If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in Norwood Promotional Products, Inc.'s business, whether in person or by proxy, is an important part of the Company's governance.

     I look forward to and appreciate your participation in Norwood Promotional Products, Inc.'s Special Meeting of Shareholders.

Sincerely,

Frank P. Krasovec
Chairman, President and Chief Executive Officer

                             Detach Proxy Form Here
 -------------------------------------------------------------------------------

ITEM 2. ADOPTION OF MERGER AND APPROVAL OF MERGER AGREEMENT (AS DEFINED IN PROXY STATEMENT).

              ______ FOR       ______ AGAINST       ______ ABSTAIN

In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFORE, OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR ITEMS 1 AND 2.

The matters in Items 1 and 2 are proposed by the Company.

The adoption of the Charter Amendment (Item 1) is a condition to the consummation of the Merger under the Merger Agreement (Item 2).

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       NORWOOD PROMOTIONAL PRODUCTS, INC.

                                            SIGN HERE ________________________
                                                   (Please sign exactly as name
                                                           appears hereon)

                                            SIGN HERE ________________________
                                                    (Executors, administrators,
                                                       trustees, etc. should so
                                                        indicate when signing)

                                            DATED ______________________________

                             Detach Proxy Form Here
--------------------------------------------------------------------------------

PROXY                     NORWOOD PROMOTIONAL PRODUCTS, INC.

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS --       , 1998



     The undersigned, revoking all previous proxies, hereby appoints James P. Gunning, Jr. and Michael Linderman, or either of them, as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of Norwood Promotional Products, Inc. (the "Company") held of record by the undersigned on June 23, 1998, at the special meeting of shareholders to be held at 10:00 a.m., local
time, on           ,          , 1998, in the [San Jacinto Room] at The Four
Seasons Hotel, 98 San Jacinto Blvd., Austin, Texas, and at any adjournment or postponement thereof.


ITEM 1. ADOPTION OF CHARTER AMENDMENT (AS DEFINED IN PROXY STATEMENT).
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE.)

                                       E-2